UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Dollar General Corporation
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Dollar General Corporation 100 Mission Ridge Goodlettsville, Tennessee 37072

Dear Shareholder:

              The 2012 Annual Meeting of Shareholders of Dollar General Corporation will be held on Friday, June 1, 2012, at 9:00 a.m., Central Time, at Goodlettsville City Hall Auditorium, 105 South Main Street, Goodlettsville, Tennessee. All shareholders of record at the close of business on March 23, 2012 are invited to attend the annual meeting. For security reasons, however, to gain admission to the meeting you may be required to present photo identification and comply with other security measures.

              At this year's meeting, you will have an opportunity to vote on the matters described in our accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Our 2011 Annual Report and our Annual Report on Form 10-K for the fiscal year ended February 3, 2012 also accompany this letter.

              Your interest in Dollar General and your vote are very important to us. We encourage you to read the Proxy Statement and vote your proxy as soon as possible so your vote can be represented at the annual meeting. You may vote your proxy via the Internet or telephone, or if you received a paper copy of the proxy materials by mail, you may vote by mail by completing and returning a proxy card.

              On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Dollar General.

Sincerely,
/s/ Rick Dreiling
Rick Dreiling Chairman & Chief Executive Officer

April 5, 2012

Dollar General Corporation 100 Mission Ridge Goodlettsville, Tennessee 37072

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	Friday, June 1, 2012
TIME:	9:00 a.m., Central Time
PLACE:	Goodlettsville City Hall Auditorium 105 South Main Street Goodlettsville, Tennessee
ITEMS OF BUSINESS:	1)	To elect as directors the 7 nominees listed in the proxy statement
2)
To approve our Amended and Restated 2007 Stock Incentive Plan and the material terms of the performance-based compensation under the Plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m)
3)
To approve our Amended and Restated Annual Incentive Plan and the material terms of the performance-based compensation under the Plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m)
	4)	To ratify the appointment of the independent registered public accounting firm for fiscal 2012
	5)	To transact any other business that may properly come before the annual meeting and any adjournments of that meeting
WHO MAY VOTE:	Shareholders of record at the close of business on March 23, 2012
By Order of the Board of Directors,
/s/ Christine L. Connolly
Goodlettsville, Tennessee April 5, 2012	Christine L. Connolly Corporate Secretary

Please vote your proxy as soon as possible even if you expect to attend the annual meeting in person. You may vote your proxy via the Internet or by phone by following the instructions on the notice of internet availability or proxy card, or if you received a paper copy of these proxy materials by mail, you may vote by mail by completing and returning the enclosed proxy card in the enclosed reply envelope. No postage is necessary if the proxy is mailed within the United States. You may revoke your proxy by following the instructions listed on page 3 of the proxy statement.

DOLLAR GENERAL CORPORATION

Proxy Statement for
2012 Annual Meeting of Shareholders

 IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

              This Proxy Statement, our 2011 Annual Report and a form of proxy card are available at www.proxyvote.com. You will need your Notice of Internet Availability or proxy card to access the proxy materials.

              As permitted by rules adopted by the Securities and Exchange Commission ("SEC"), we are furnishing our proxy materials over the Internet to some of our shareholders. This means that some shareholders will not receive paper copies of these documents. Instead, these shareholders will receive only a Notice of Internet Availability containing instructions on how to access the proxy materials over the Internet. The Notice of Internet Availability also contains instructions on how each of those shareholders can request a paper copy of our proxy materials, including the Proxy Statement, our 2011 Annual Report and a proxy card. Shareholders who do not receive a Notice of Internet Availability will receive a paper copy of the proxy materials by mail, unless they have previously requested delivery of proxy materials electronically. If you received only the Notice of Internet Availability and would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents.

GENERAL INFORMATION

What is this document?

              It is the Proxy Statement of Dollar General Corporation for the Annual Meeting of Shareholders to be held on Friday, June 1, 2012. We will begin mailing printed copies of this document or the Notice of Internet Availability to our shareholders on or about April 5, 2012. We are providing this document to solicit your proxy to vote upon certain matters at the annual meeting.

              We refer to our company as "we," "us" or "Dollar General." Unless otherwise noted or required by context, "2012," "2011," "2010," "2009" and "2008" refer to our fiscal years ending or ended February 1, 2013, February 3, 2012, January 28, 2011, January 29, 2010 and January 30, 2009.

What is a proxy, who is asking for it, and who is paying for the cost to solicit it?

              A proxy is your legal designation of another person, called a "proxy," to vote your stock. The document that designates someone as your proxy is also called a proxy or a proxy card.

              Your proxy is being solicited by and on behalf of our Board of Directors. Dollar General will pay all expenses of this solicitation. Our directors, officers and employees may solicit proxies in person or by mail, telephone, e-mail, facsimile or other means. They will not be additionally compensated, but may be reimbursed for out-of-pocket expenses they incur. We also may reimburse custodians and nominees for their expenses in sending proxy material to beneficial owners.

Who may attend the annual meeting?

              Only shareholders, their proxy holders and our invited guests may attend the meeting. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that record holder or your most recent brokerage account statement that confirms your ownership of those shares as of March 23, 2012. For security reasons, we also may require photo identification for admission.

Where can I find directions to the annual meeting?

              Directions to Goodlettsville City Hall, where we will hold the annual meeting, are posted on the "Investor Information" portion of our web site located at www.dollargeneral.com.

What is Dollar General Corporation and where is it located?

              We operate convenient-sized stores to deliver everyday low prices on products that families use every day. We are the largest discount retailer in the United States by number of stores with more than 9,900 locations in 39 states as of March 2, 2012. Our principal executive offices are located at 100 Mission Ridge, Goodlettsville, TN 37072. Our telephone number is 615-855-4000.

Where is Dollar General common stock traded?

              Our stock is traded on the New York Stock Exchange ("NYSE") under the symbol "DG."

VOTING MATTERS

How many votes must be present to hold the annual meeting?

              A quorum, consisting of the presence in person or by proxy of the holders of a majority of shares of our common stock outstanding on March 23, 2012, must exist to conduct any business.

What am I voting on?

              You will be asked to vote on the:

•	election of 7 directors;
•

approval of the Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (the "2007 Stock Incentive Plan") and the material terms of the performance-based compensation under the 2007 Stock Incentive Plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m);

•

approval of the Amended and Restated Dollar General Corporation Annual Incentive Plan (the "Annual Incentive Plan") and the material terms of the performance-based compensation under the Annual Incentive Plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m); and

•	ratification of the appointment of our independent registered public accounting firm for 2012.

May other matters be raised at the annual meeting?

              We are unaware of other matters to be acted upon at the meeting. Under Tennessee law and our governing documents, no other non-procedural business may be raised at the meeting unless proper notice has been given to shareholders. If other business is properly raised, your proxies have authority to vote as they think best, including to adjourn the meeting.

Who is entitled to vote?

              You may vote if you owned shares of Dollar General common stock at the close of business on March 23, 2012. As of that date, there were 338,417,840 shares of Dollar General common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter.

How do I vote?

              If you are a shareholder of record, you may vote your proxy over the telephone or Internet or, if you received printed proxy materials, by marking, signing, dating and returning the printed proxy card in the enclosed envelope. Please refer to the instructions on the Notice of Internet Availability or proxy card, as applicable. Alternatively, you may vote in person at the meeting.

              If you are a "street name" holder, your broker, bank, or other nominee will provide materials and instructions for voting your shares. You may vote in person at the meeting if you obtain a proxy from your broker, banker, trustee or other nominee giving you the right to vote the shares.

What is the difference between a "shareholder of record" and a "street name" holder?

              You are a "shareholder of record" if your shares are registered directly in your name with Wells Fargo Shareowner Services, our transfer agent. You are a "street name" holder if your shares are held in the name of a brokerage, bank, trust or other nominee as custodian.

What if I receive more than one Notice of Internet Availability or proxy card?

              You will receive multiple Notices of Internet Availability or proxy cards if you hold shares in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. If you are a street name holder, you will receive your Notice of Internet Availability or proxy card or other voting information, along with voting instructions, from your broker. Please vote the shares represented by each Notice of Internet Availability or proxy card you receive.

How will my proxy be voted?

              The persons named on the proxy card will vote your proxy as you direct on the proxy card. If your signed proxy card does not specify instructions, your proxy will be voted: "FOR" all directors nominated; "FOR" the approval of the matters pertaining to the 2007 Stock Incentive Plan; "FOR" the approval of the matters pertaining to the Annual Incentive Plan; and "FOR" ratification of Ernst & Young LLP as our independent registered public accounting firm for 2012.

Can I change my mind and revoke my proxy?

              Yes. If you are a shareholder of record, to revoke a proxy given pursuant to this solicitation you must:

•	sign a later-dated proxy card and submit it so that it is received before the annual meeting in accordance with the instructions included in the proxy card;
•	at or before the annual meeting, send to our Corporate Secretary a written notice of revocation dated later than the date of the proxy;
•	submit a later-dated vote by telephone or Internet no later than 11:59 p.m. (ET) on May 31, 2012; or
•	attend the annual meeting and vote in person.

              If you are a street name holder, to revoke a proxy given pursuant to this solicitation you must follow the instructions of the bank, broker, trustee or other nominee who holds your shares.

How many votes are needed to elect directors and approve other matters?

              Directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the meeting. The matters pertaining to the 2007 Stock Incentive Plan will be approved if the votes cast for the proposal exceed the votes cast against it, as long as the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal. The matters pertaining to the Annual Incentive Plan and the ratification of the appointment of the auditors for 2012 will be approved if the votes cast for the applicable proposal exceed the votes cast against it.

              With respect to the director elections, you may vote for all nominees or you may withhold your vote on one or more nominees. With respect to each of the other proposals, you may vote in favor of or against the proposal, or you may elect to abstain from voting your shares.

How will abstentions and broker non-votes be treated?

              Abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present and, except as provided in the next sentence, will not be counted as votes cast either in favor of or against a particular proposal. With regard to the proposal pertaining to our 2007 Stock Incentive Plan, however, abstentions will have the same effect as votes cast against this proposal and broker non-votes (i) will have the same effect as votes cast against this proposal if 50% or less of the shares entitled to vote at the meeting are cast on this proposal, and (ii) will not have any effect on the result of the vote if more than 50% of the shares entitled to vote at the meeting are cast on this proposal.

What are broker non-votes?

              Although your broker is the record holder of any shares that you hold in street name, it must vote those shares pursuant to your instructions. If you do not provide instructions, your broker may exercise discretionary voting power over your shares for "routine" items but not for "non-routine" items. All matters described in this proxy statement, except for the ratification of the appointment of the independent registered public accounting firm, are considered to be non-routine matters.

              "Broker non-votes" occur when shares held of record by a broker are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion. To avoid giving them the effect of negative votes, except with respect to the proposal regarding our 2007 Stock Incentive Plan as discussed above, broker non-votes generally are disregarded for the purpose of determining the total number of votes cast with respect to a proposal.

Will my vote be confidential?

              Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that is intended to protect your voting privacy. Your vote will not be intentionally disclosed either within Dollar General or to third parties, except (1) as necessary to meet applicable legal requirements; (2) in a dispute regarding authenticity of proxies and ballots; (3) in the case of a contested proxy solicitation, if the other party soliciting proxies does not agree to comply with the confidential voting policy; (4) to allow for the tabulation of votes and certification of the vote; (5) to facilitate a successful proxy solicitation; or (6) when a shareholder makes a written comment on the proxy card or otherwise communicates the vote to management.

PROPOSAL 1:
ELECTION OF DIRECTORS

What is the structure of the Board of Directors?

              Our Board of Directors must consist of 1 to 15 directors, with the exact number, currently fixed at 7, set by the Board pursuant to and in compliance with our shareholders' agreement with Buck Holdings, L.P., and the sponsor shareholders identified in that agreement. All directors are elected annually by our shareholders.

Who are the nominees this year?

              The nominees for the Board of Directors consist of 7 current directors. If elected, each nominee would hold office until the 2013 annual meeting of shareholders or until his or her successor is elected and qualified. These nominees, their ages at the date of this document and the calendar year in which they first became a director are listed in the table below.

Name	Age	Director Since
Raj Agrawal	39	2007
Warren F. Bryant	66	2009
Michael M. Calbert	49	2007
Richard W. Dreiling	58	2008
Adrian Jones	47	2007
William C. Rhodes, III	46	2009
David B. Rickard	65	2010

What are the backgrounds of this year's nominees?

              Mr. Agrawal joined Kohlberg Kravis Roberts & Co., L.P. ("KKR") in May 2006 and is the North American head of KKR's Infrastructure business. He previously was a member of KKR's Retail and Energy and Natural Resources industry teams. From 2002 to May 2006, he was a Vice President with Warburg Pincus, where he was involved in the execution and oversight of a number of investments in the energy and infrastructure sector. Mr. Agrawal's prior experience also includes Thayer Capital Partners, where he played a role in the firm's business and manufacturing services investments, and McKinsey & Co., where he provided strategic and mergers and acquisitions advice to clients in a variety of industries. KKR's affiliates indirectly own a substantial portion of our outstanding common stock through their investment in Buck Holdings, L.P. and related entities. Mr. Agrawal is a director of Colonial Pipeline Company and El Paso Midstream Investment Corp.

              Mr. Bryant served as the President and Chief Executive Officer of Longs Drug Stores Corporation, a retail drugstore chain on the West Coast and in Hawaii, from 2002 through 2008 and as its Chairman of the Board from 2003 through his retirement in 2008. Prior to joining Longs Drug Stores, he served as the Senior Vice President of The Kroger Co., a retail grocery chain, from 1999 to 2002. Mr. Bryant is a director of OfficeMax Incorporated and George Weston LTD of Canada.

              Mr. Calbert joined KKR in 2000 and has been directly involved with several portfolio companies. He heads the Retail industry team within KKR's Private Equity platform. He served as the Chief Financial Officer of Randall's Food Markets beginning in 1994, ultimately taking the company through a transaction with KKR in June 1997. He left Randall's Food Markets after it was sold in September 1999 and joined KKR. Mr. Calbert also previously worked as a consultant with Arthur Andersen Worldwide, where his primary focus was on the retail/consumer industry. He served as our Chairman until December 2008. KKR's affiliates indirectly own a substantial portion of our outstanding common stock through their investment in Buck Holdings, L.P. and related entities. Mr. Calbert is a director of Toys "R" Us, Inc., US Foods, Pets at Home and Academy, Ltd.

              Mr. Dreiling joined Dollar General in January 2008 as Chief Executive Officer and a member of our Board. He was appointed Chairman of the Board on December 2, 2008. Prior to joining Dollar General, Mr. Dreiling served as Chief Executive Officer, President and a director of Duane Reade Holdings, Inc. and Duane Reade Inc., the largest drugstore chain in New York City, from November 2005 until January 2008 and as Chairman of the Board of Duane Reade from March 2007 until January 2008. Prior to that, beginning in March 2005, he served as Executive Vice President—Chief Operating Officer of Longs Drug Stores Corporation, an operator of a chain of retail drug stores on the West Coast and Hawaii, after having joined Longs in July 2003 as Executive Vice President and Chief Operations Officer. From 2000 to 2003, he served as Executive Vice President—Marketing, Manufacturing and Distribution at Safeway, Inc., a food and drug retailer. Prior to that, Mr. Dreiling served from 1998 to 2000 as President of Vons, a Southern California food and drug division of Safeway. He currently serves as the Vice Chairman of the Retail Industry Leaders Association (RILA). Mr. Dreiling is a director of Lowe's Companies, Inc.

              Mr. Jones has been with Goldman, Sachs & Co. since 1994. He is a managing director in Principal Investment Area (PIA) in New York where he focuses on consumer-related and healthcare opportunities. Affiliates of Goldman, Sachs & Co. indirectly own a substantial portion of our outstanding common stock through their investment in Buck Holdings, L.P. and related entities. Mr. Jones is a director of Biomet, Inc., Education Management Corporation, HealthMarkets, Inc., Signature Hospital, LLC and Michael Foods Group, Inc. He also previously served on the board of directors of Burger King Holdings, Inc. from 2002 to 2008.

              Mr. Rhodes was elected Chairman of AutoZone, a specialty retailer and distributor of automotive replacement parts and accessories, in June 2007. He has served as President and Chief Executive Officer and as a director of AutoZone since 2005. Prior to his appointment as President and Chief Executive Officer, Mr. Rhodes was Executive Vice President—Store Operations and Commercial. Prior to 2004, he had been Senior Vice President—Supply Chain and Information Technology since 2002, and prior thereto had been Senior Vice President—Supply Chain since 2001. Prior to that time, he served in various capacities with AutoZone, including Vice President—Stores in 2000, Senior Vice President—Finance and Vice President—Finance in 1999, and Vice President—Operations Analysis and Support from 1997 to 1999. Prior to 1994, Mr. Rhodes was a manager with Ernst & Young, LLP.

              Mr. Rickard served as the Executive Vice President, Chief Financial Officer and Chief Administrative Officer of CVS Caremark Corporation, a retail pharmacy chain and provider of healthcare services and pharmacy benefits management, from September 1999 until his retirement in December 2009. Prior to joining CVS Caremark, Mr. Rickard was the Senior Vice President and Chief Financial Officer of RJR Nabisco Holdings Corporation from March 1997 to August 1999. Previously, he was Executive Vice President of International Distillers and Vintners Americas. Mr. Rickard is a director of Harris Corporation and Jones Lang LaSalle Incorporated. He served as a director of The May Companies from January 2005 to August 2005.

How are directors identified and nominated?

              All nominees for election as directors at the annual meeting are currently serving on our Board of Directors and were recommended for re-election by our Compensation, Nominating and Governance Committee (the "CNG Committee"). The CNG Committee is responsible for identifying, evaluating and recommending future director candidates, subject to the terms of the shareholders' agreement and Mr. Dreiling's employment agreement discussed below. Our Board is responsible for nominating the slate of directors for election by shareholders at the annual meeting.

              The CNG Committee's charter and our Corporate Governance Guidelines require the CNG Committee to consider candidates submitted by our shareholders in accordance with the notice provisions of our Bylaws (see "Can shareholders nominate directors?" below) and to apply the same criteria to the evaluation of those candidates as it applies to other director candidates. The CNG Committee may also use a variety of other methods to identify potential director candidates, such as recommendations by our directors, management, or third party search firms. In January 2012, the Board instructed the CNG Committee to initiate a search for additional director candidates. The CNG Committee has retained a third-party search firm to assist in identifying potential future Board candidates who meet our qualification and experience requirements, as well as compiling and evaluating information regarding the candidates' qualifications, experience and independence.

              Four of our directors, Messrs. Agrawal, Calbert, Dreiling and Jones, are managers of Buck Holdings, LLC, which serves as the general partner of Buck Holdings, L.P. The limited liability company agreement of Buck Holdings, LLC generally requires Buck Holdings, LLC to cause shares of our common stock held by Buck Holdings, L.P. to be voted in favor of any person designated to be a member of our Board pursuant to our shareholders' agreement with Buck Holdings, L.P.

              Pursuant to our shareholders' agreement with Buck Holdings, L.P. and the sponsor shareholders identified in that agreement, certain of our shareholders have the right to designate nominees to our Board, subject to their election by our shareholders at the annual meeting. Specifically, KKR 2006 Fund L.P., KKR PEI Investments, L.P., KKR Partners III, L.P., 8 North America Investor LP, and their respective permitted transferees (collectively, the "KKR Shareholders") have the right to designate the following percentage of the number of total directors comprising our Board as long as Buck Holdings, L.P. beneficially owns the following specified amount of the then outstanding shares of our common stock:

% of Directors KKR may Designate	Beneficial Ownership of Dollar General Common Stock by Buck Holdings, L.P.
Up to a majority	>50%
Up to 40%	>40% but < or equal to 50%
Up to 30%	>30% but < or equal to 40%
Up to 20%	>20% but < or equal to 30%
Up to 10%	At least 5%

              Any fractional amount that results from determining the percentage of the total number of directors will be rounded up to the next whole number. In the event that the KKR Shareholders have the right to designate only one director, they also have the right to designate one person to serve as a non-voting Board observer.

              In addition, pursuant to the shareholders' agreement, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Parallel, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Offshore Fund, L.P., GSUIG, L.L.C., Goldman Sachs DGC Investors, L.P. and Goldman Sachs DGC Investors Offshore Holdings, L.P., and their permitted transferees (collectively, the "Goldman Shareholders") have the right, as long as they beneficially own at least 5% of the then outstanding shares of our common stock, to designate one director and one non-voting Board observer.

              Each of the KKR Shareholders and the Goldman Shareholders have the right to remove and replace their director-designees at any time and for any reason and to fill any vacancies otherwise resulting in such positions.

              Pursuant to the shareholders' agreement, the KKR Shareholders have nominated Messrs. Calbert and Agrawal, and the Goldman Shareholders have nominated Mr. Jones. These nominees, like all of our director nominees, are subject to election by our shareholders at the annual meeting.

              The KKR Shareholders also have the right to designate one member to our CNG Committee for as long as they have the right to designate at least one director to our Board, as long as such right is permitted under applicable NYSE listing standards. Under current NYSE listing standards, this right is anticipated to cease on April 2, 2013.

              In addition, our employment agreement with Mr. Dreiling requires Dollar General to (1) nominate him to serve as a member of our Board each year that he is slated for reelection to the Board; and (2) recommend to the Board that Mr. Dreiling serve as Chairman of the Board. Our failure to do so would give rise to a breach of contract claim.

How are nominees evaluated; what are the minimum qualifications?

              Subject to the shareholders' agreement and Mr. Dreiling's employment agreement discussed above, the CNG Committee is charged with recommending to the Board only those candidates that it believes are qualified to become Board members consistent with the criteria for selection of new directors adopted from time to time by the Board. We have a written policy to strive to have a Board representing diverse experience at policy-making levels in areas that are relevant to our business. To implement this policy, the CNG Committee assesses diversity by evaluating each candidate's individual qualifications in the context of how that candidate would relate to the Board as a whole. The CNG Committee will periodically assess the effectiveness of this policy by considering whether the Board as a whole represents such diverse experience and recommending to the Board changes to the criteria for selection of new directors as appropriate. In connection with the ongoing director search, the CNG Committee will continue to assess the diversity of experience of the Board and any newly-identified director candidate. The CNG Committee recommends candidates, including those submitted by shareholders, only if it believes the candidate's knowledge, experience and expertise would strengthen the Board and that the candidate is committed to representing the long-term interests of all Dollar General shareholders.

              The CNG Committee assesses a candidate's independence, background and experience, as well as the current Board's skill needs and diversity. With respect to incumbent directors selected for re-election, the CNG Committee assesses each director's meeting attendance record and the suitability of continued service. In addition, individual directors and any nominee should be in a position to devote an adequate amount of time to the effective performance of director duties and possess the following characteristics: integrity and accountability, informed judgment, financial literacy, a cooperative approach, a record of achievement, loyalty, and the ability to consult with and advise management.

What particular experience, qualifications, attributes or skills led the Board of Directors to conclude that each nominee should serve as a director of Dollar General?

              Our Board of Directors believes that each of the nominees can devote an adequate amount of time to the effective performance of director duties and possesses the minimum qualifications identified above. The Board has determined that the nominees, as a whole, complement each other, meet the Board's skill needs, and represent diverse experience at policy-making levels in areas relevant to our business. The Board also considered the following in determining that the nominees should serve as directors of Dollar General:

  •
  Mr. Agrawal, who was nominated by the KKR Shareholders pursuant to the shareholders' agreement, has over 10 years of experience in managing and analyzing companies owned by private equity companies, including over 4.5 years with Dollar General. He has a strong understanding of corporate finance and strategic business planning activities that are unique to highly-leveraged companies such as Dollar General. While serving as a member of KKR's

    Retail and Energy industry teams, he gained significant experience advising retail companies. Mr. Agrawal also has invaluable risk assessment experience.

  •
  Mr. Bryant has over 40 years of retail experience, including experience in marketing, merchandising, operations and finance. His substantial experience in leadership and policy-making roles at other retail companies provides him with an extensive understanding of our industry, as well as with valuable executive management skills and the ability to effectively advise our CEO. As a former board chairman and as the chairman of the governance and nominating committee of another public company, Mr. Bryant also possesses leadership experience in the area of corporate governance. As a result, our Board has chosen Mr. Bryant to preside over the executive sessions of our independent directors. Mr. Bryant obtained his B.S. from Cal State University in 1971 and his MBA from Azuza Pacific University in 1982. He also completed a Harvard University Finance Course in 1995.

  •
  Mr. Calbert, who was nominated by the KKR Shareholders pursuant to the shareholders' agreement and who has served on our Board for over 4.5 years, has considerable experience in managing private equity portfolio companies and is familiar with corporate finance and strategic business planning activities that are unique to highly-leveraged companies such as Dollar General. As the head of KKR's Retail industry team, Mr. Calbert has a strong background and extensive experience in advising and managing companies in the retail industry, including evaluating business strategies, financial plans and structures, and management teams. Mr. Calbert also has a significant financial and accounting background evidenced by his prior experience as the chief financial officer of a public retail company and his 10 years of practice as a certified public accountant. Our Board has chosen Mr. Calbert to lead the executive sessions of the non-management directors.

  •
  Mr. Dreiling brings to Dollar General over 40 years of retail experience at all operating levels. He provides a unique perspective regarding our industry as a result of his experience progressing through the ranks within various retail companies. Mr. Dreiling also has a thorough understanding of all key areas of our business as a result of his experience overseeing the operations, marketing, manufacturing and distribution functions of other retail companies. In addition, Mr. Dreiling's service in leadership and policy-making positions of other companies in the retail industry has provided him with the necessary leadership skills to effectively guide and oversee the direction of Dollar General and with the consensus-building skills required to lead our management team and our Board. Moreover, during the more than 4 years that Mr. Dreiling has served as our CEO, he has gained a thorough understanding of our operations and has managed us through significant change. In 2011, he was named "Retailer of the Year" by Mass Market Retailer.

  •
  Mr. Jones, who was nominated by the Goldman Shareholders pursuant to the shareholders' agreement, has 14 years of experience in governing private equity portfolio companies, including over 4.5 years with Dollar General. His 18 years at Goldman, Sachs & Co. have provided him with extensive understanding of the corporate finance and strategic business planning activities that are unique to highly-leveraged companies such as Dollar General. In addition, his experience as a director of public companies outside of the retail industry and his focus at Goldman Sachs on consumer and healthcare companies enables Mr. Jones to contribute a different perspective to Board discussions.

  •
  Mr. Rhodes has 17 years of experience in the retail industry, including extensive experience in operations, supply chain and finance, among other areas. This background serves as a strong foundation for offering invaluable perspective and expertise to our CEO and our Board. In addition, his experience as a board chairman and chief executive officer of a public retail company and as the former Chairman of the Retail Industry Leaders Association provides leadership, consensus-building, strategic planning and budgeting skills, as well as extensive understanding of both short- and long-term issues confronting the retail industry. Mr. Rhodes also has a strong financial background and our Board has determined that he qualifies as an audit committee finance expert.

  •
  Mr. Rickard has held senior management and executive positions for much of his 38 years in the corporate world. He has significant retail experience and a diverse retail industry background, including experience serving on the board of another retail company. He also has an extensive financial and accounting background, having served as the chief financial officer of two public companies, including a large retailer. As a result, our Board has determined that Mr. Rickard is an audit committee financial expert and has elected him to serve as the Chairman of the Audit Committee. Mr. Rickard's financial experience within the retail industry also brings expertise and perspective to our Board's discussions regarding strategic planning and budgeting.

              Acting upon the recommendation of the CNG Committee and in accordance with the shareholders' agreement, our Board has concluded that these nominees possess the appropriate experience, qualifications, attributes and skills to serve as directors of Dollar General and has nominated these individuals to be elected by our shareholders at our annual meeting.

Can shareholders nominate directors?

              The KKR Shareholders and the Goldman Shareholders may nominate directors pursuant to the shareholders' agreement discussed above under "How are directors identified and nominated." Other shareholders can nominate directors by following the procedures set forth in our Bylaws. In short, the shareholder must timely deliver a written notice to our Corporate Secretary at 100 Mission Ridge, Goodlettsville, TN 37072. To be timely, the notice must be received no earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the meeting is held more than 30 days before or more than 60 days after such anniversary date, the notice must be received no earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of such annual meeting. If the first public announcement of the annual meeting date is less than 100 days prior to the date of such annual meeting, the notice must be received by the 10th day following the day on which the public announcement was made.

              The notice must contain all information required by our Bylaws about the shareholder proposing the nominee and about the nominee, which generally includes:

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  the nominee's name, age, business address and residence address;

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  the nominee's principal occupation or employment;

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  the class and number of shares of Dollar General stock that are beneficially owned by the nominee;

  •
  any other information relating to the nominee that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A of the Securities Exchange Act of 1934 (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected);

  •
  the name and address of the shareholder proposing the nominee, as they appear on our record books, and the name and address of the beneficial holder (if applicable);

  •
  the class and number of shares of Dollar General that are beneficially owned by the shareholder proposing the nominee;

  •
  any other interests of the proposing shareholder or the proposing shareholder's immediate family in the securities of Dollar General, including interests the value of which is based on increases or decreases in the value of securities of Dollar General or the payment of dividends by Dollar General;

  •
  a description of all compensatory arrangements or understandings between the proposing shareholder and each nominee; and

  •
  a description of all arrangements or understandings between the proposing shareholder and each nominee and any other person pursuant to which the nomination is to be made by the shareholder.

              You should consult our Bylaws for more detailed information regarding the process by which shareholders may nominate directors. Our Bylaws are posted on the "Investor Information—Corporate Governance" portion of our web site located at www.dollargeneral.com. No shareholder nominees have been proposed for this year's meeting, other than the nominees designated pursuant to the shareholders' agreement as discussed above.

What if a nominee is unwilling or unable to serve?

              That is not expected to occur. If it does, the persons designated as proxies on your proxy card are authorized to vote your proxy for a substitute designated by our Board of Directors.

Are there any familial relationships between any of the nominees?

              There are no familial relationships between any of the nominees or between any of the nominees and any of our executive officers.

What does the Board of Directors recommend?

              Our Board recommends that you vote FOR the election of each of the director nominees.

CORPORATE GOVERNANCE

Does Dollar General combine the positions of Chairman and CEO?

              Yes. Mr. Dreiling serves as CEO and Chairman of our Board of Directors. Mr. Dreiling's employment agreement with us provides that Dollar General shall recommend to the Board that he serve as the Chairman of the Board for as long as he is employed under such agreement.

              The Board believes combining these roles provides an efficient and effective leadership model for Dollar General because, given his day-to-day involvement with and intimate understanding of our specific business, industry and management team, Mr. Dreiling is particularly suited to effectively identify strategic priorities, lead the discussion and execution of strategy, and facilitate information flow between management and the Board. The Board further believes that combining these roles fosters clear accountability, effective decision-making, and alignment on the development and execution of corporate strategy. To promote effective independent oversight, the Board has adopted a number of governance practices, including:

    •
    Ensuring the opportunity for executive sessions of the independent directors after each regularly scheduled Board meeting. While the Board has not appointed a lead independent director, Mr. Bryant has been chosen to preside over these sessions.

    •
    Ensuring the opportunity for executive sessions of the non-management directors after each regularly scheduled Board meeting. The Board has chosen Mr. Calbert to preside over these sessions.

    •
    Conducting annual performance evaluations of Mr. Dreiling by the CNG Committee, the results of which are reviewed with the Board.

    •
    Conducting annual Board performance evaluations.

              The Board recognizes that no single leadership model is right for all companies and at all times, and the Board will review its leadership structure as appropriate to ensure it continues to be in the best interests of Dollar General and our shareholders.

Does Dollar General have a management succession plan?

              Yes. Our Corporate Governance Guidelines require our Board of Directors to coordinate with our CEO to ensure that a formalized process governs long-term management development and succession, including succession in the event of an emergency or the retirement of our CEO. Our Board formally reviews our management succession plan at least annually. Our comprehensive program encompasses not only our CEO and other executive officers but all employees through the front-line supervisory level. The program focuses on key succession elements, including identification of potential successors for positions where it has been determined that internal succession is appropriate, assessment of each potential successor's level of readiness, and preparation of individual growth and development plans. With respect to CEO succession planning, the Company's long-term business strategy is also considered. In addition, we maintain at all times, and review with the Board periodically, a confidential procedure for the timely and efficient transfer of the CEO's responsibilities in the event of an emergency or his sudden incapacitation or departure.

Does the Board have standing Audit, Compensation and Nominating Committees?

              Yes. Our Board of Directors has a standing Audit Committee and, in 2011, a Compensation Committee and a Nominating and Corporate Governance Committee. In January 2012, we combined the Compensation Committee and the Nominating and Corporate Governance Committee into the

CNG Committee. The Board has determined that all members of the Audit Committee and two members of the CNG Committee are independent as defined in the NYSE listing standards and in our Corporate Governance Guidelines. In addition, the Board has established (1) a subcommittee of our CNG Committee consisting of Messrs. Bryant and Rhodes for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended; and (2) a subcommittee of our CNG Committee consisting of Messrs. Bryant and Calbert for purposes of overseeing the search for additional directors.

              The Board has adopted a written charter for each of these committees. All such charters are available on the "Investor Information—Corporate Governance" portion of our web site located at www.dollargeneral.com.

              Current information regarding the Audit Committee and the CNG Committee is set forth below. From the beginning of 2011 until January 26, 2012, the separate Compensation Committee was comprised of Messrs. Agrawal, Bryant, Calbert, Jones and Rhodes and the separate Nominating and Corporate Governance Committee was comprised of Messrs. Agrawal, Calbert and Jones.

Name of Committee & Members	Committee Functions

AUDIT:	• Selects the independent registered public accounting firm
Mr. Rickard, Chairman	• Pre-approves all audit engagement fees and terms, as well as audit
Mr. Bryant	and permitted non-audit services to be provided by the
Mr. Rhodes	independent registered public accounting firm

•

Reviews an annual report describing the independent registered public accounting firm's internal quality control procedures and any material issues raised by its most recent review of internal quality controls

• Annually evaluates the independent registered public accounting firm's qualifications, performance and independence
• Discusses the audit scope and any audit problems or difficulties
• Sets policies regarding the hiring of current and former employees of the independent registered public accounting firm
• Discusses the annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm
• Discusses types of information to be disclosed in earnings press releases and provided to analysts and rating agencies
• Discusses policies governing the process by which risk assessment and risk management is to be undertaken
• Reviews disclosures made by the CEO and CFO regarding any significant deficiencies or material weaknesses in our internal control over financial reporting
• Reviews internal audit activities, projects and budget
• Establishes procedures for receipt, retention and treatment of complaints we receive regarding accounting or internal controls
• Discusses with our general counsel legal matters having an impact on financial statements
• Periodically reviews and reassesses the committee's charter
• Provides information to our Board that may be relevant to the annual evaluation of the Board and its committees
• Prepares the report required by the SEC to be included in our proxy statement
• Evaluates and makes recommendations to our Board concerning shareholder proposals relating to matters of which the committee has expertise

Name of Committee & Members	Committee Functions

COMPENSATION,	• Reviews and approves corporate goals and objectives relevant to the
NOMINATING &	compensation of our chief executive officer
GOVERNANCE:	• Determines the compensation of our officers and recommends the
Mr. Calbert, Chairman	compensation of our directors
Mr. Agrawal	• Recommends, when appropriate, changes to our compensation
Mr. Bryant	philosophy and principles
Mr. Jones	• Oversees overall compensation and benefits programs
Mr. Rhodes	• Recommends any changes in our incentive compensation and equity-based plans that are subject to Board approval

•

Reviews and discusses with management, prior to the filing of the proxy statement, the disclosure regarding executive compensation, including the Compensation Discussion and Analysis and compensation tables (in addition to preparing a report on executive compensation for the proxy statement)

• Develops and recommends criteria for selecting new directors
• Screens and recommends to our Board individuals qualified to become members of our Board
• Recommends the structure and membership of Board committees
• Recommends persons to fill Board and committee vacancies
• Develops and recommends Corporate Governance Guidelines
• Provides information to our Board that may be relevant to the annual evaluation of the Board and its committees
• Evaluates and makes recommendations to our Board concerning shareholder proposals relating to matters of which the committee has expertise
• Periodically reviews and reassesses the committee's charter

Does Dollar General have an audit committee financial expert serving on its Audit Committee?

              Yes. Our Board has designated Messrs. Rhodes and Rickard as audit committee financial experts and has determined that each is independent as defined in NYSE listing standards and in our Corporate Governance Guidelines. Audit committee financial experts have the same responsibilities as the other Audit Committee members. They are not our auditors or accountants, do not perform "field work" and are not employees. The SEC has determined that designation as an audit committee financial expert will not cause a person to be deemed to be an "expert" for any purpose.

What is the Board's role in risk oversight?

              Our Board of Directors and its committees have an important role in our risk oversight process. Our Board regularly reviews with management our financial and business strategies, which reviews include a discussion of relevant material risks as appropriate. Our General Counsel also periodically reviews with the Board our insurance coverage and programs as well as litigation risks.

              The Audit Committee discusses our policies with respect to risk assessment and risk management, primarily through review and oversight of our enterprise risk management program. Our Internal Audit department coordinates that program, which entails review and documentation of our comprehensive risk management practices, including an assessment of internal and external risks. The program evaluates each risk, identifies mitigation strategies, and assesses the remaining residual risk. The program is updated through interviews with senior management, review of strategic initiatives, evaluation of the fiscal budget, review of upcoming legislative or regulatory changes, and review of other outside information concerning business, financial, legal, reputational, and other risks. Semi-annually the results are presented to the Audit Committee. Quarterly, the categories with high residual risk, along with their mitigation strategies, are discussed individually.

              Our CNG Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. In addition, as discussed under "Executive Compensation—Compensation Risk Considerations" below, the CNG Committee also participates in periodic assessments of the risks relating to our overall compensation programs.

              While the Audit Committee and the CNG Committee oversee the management of the risk areas identified above, the entire Board is regularly informed through committee reports about such risks. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. Our Board believes the division of risk management responsibilities described above is an effective approach for addressing the risks facing Dollar General. Accordingly, the risk oversight role of our Board and its committees has not had any effect on our Board's leadership structure.

How often did the Board and its committees meet in 2011?

              During 2011, our Board, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee met 7, 5, 8, and 1 times, respectively. Each director attended at least 75% of the total of all meetings of the Board and all committees (including ad hoc committees) on which he served.

What is Dollar General's policy regarding Board member attendance at the annual meeting?

              Our Board of Directors has adopted a policy that all directors should attend annual shareholders' meetings unless attendance is not feasible due to unavoidable circumstances. All 7 of our Board members attended the 2011 annual shareholders' meeting either in person or telephonically.

How can I communicate with the Board of Directors?

              Our Board of Directors has approved a process for security holders and other interested parties to contact the Board, a particular director, or the non-management directors or the independent directors as a group. Such process is described on the "Investor Information—Corporate Governance" portion of our web site located at www.dollargeneral.com.

Where can I find more information about Dollar General's corporate governance practices?

              Dollar General governance-related information is posted on the "Investor Information—Corporate Governance" portion of our web site located at www.dollargeneral.com, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, the charter of each of the Audit Committee and the CNG Committee, and the names of the persons chosen to lead the executive sessions of the non-management directors and of the independent directors. This information is available in print to any shareholder who sends a request in writing to: Investor Relations, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, TN 37072.

DIRECTOR COMPENSATION

              The following table and text discuss the compensation paid to each of our non-employee Board members for 2011. Mr. Dreiling was not separately compensated for his service on the Board; his compensation for service as our CEO is discussed under "Executive Compensation" below. We have omitted the columns pertaining to non-equity incentive plan compensation and nonqualified deferred compensation earnings because they are inapplicable.

Fiscal 2011 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Raj Agrawal	81,000	34,420	45,402	—	160,822
Warren F. Bryant	90,000	34,420	45,402	—	169,822
Michael M. Calbert	106,000	34,420	45,402	—	185,822
Adrian Jones	81,000	34,420	45,402	—	160,822
William C. Rhodes, III	90,000	34,420	45,402	—	169,822
David B. Rickard	95,500	34,420	45,402	—	175,322

(1)
In addition to the annual Board retainer, each director received payment for the following number of excess meetings: Mr. Agrawal (4); Mr. Bryant (10); Mr. Calbert (4); Mr. Jones (4); Mr. Rhodes (10); and Mr. Rickard (2). Mr. Calbert received annual retainers for service as the Chairman of the Compensation Committee and of the Nominating and Corporate Governance Committee. Mr. Rickard received an annual retainer for service as the Chairman of the Audit Committee.

(2)
Represents the aggregate grant date fair value of restricted stock units awarded to each director on May 25, 2011, computed in accordance with FASB ASC Topic 718. Information regarding assumptions made in the valuation of these awards is included in Note 11 of the annual consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended February 3, 2012, filed with the SEC on March 22, 2012 (our "2011 Form 10-K"). As of February 3, 2012, each director had 1,546 total unvested restricted stock units outstanding, except for Mr. Rickard who had 1,524 total unvested restricted stock units outstanding.

(3)
Represents the aggregate grant date fair value of stock options awarded to each director on May 25, 2011, computed in accordance with FASB ASC Topic 718. Information regarding assumptions made in the valuation of these awards is included in Note 11 of the annual consolidated financial statements in our 2011 Form 10-K. As of February 3, 2012, each director had 8,743 total unexercised stock options outstanding (whether or not then exercisable), except for Mr. Rickard who had 8,500 total unexercised stock options outstanding.

(4)
Perquisites and personal benefits, if any, totaled less than $10,000 per director.

              The CNG Committee is responsible for recommending the form and amount of director compensation for our Board of Directors' consideration and approval. The CNG Committee may consult with Meridian Compensation Partners, its independent consultant ("Meridian"), regarding the form and amount of director compensation. The CNG Committee also welcomes the input of our CEO and our Chief People Officer, but the CNG Committee and the Board retain and exercise ultimate decision-making authority regarding director compensation. With certain exceptions described below, our 2011 director compensation program remained unchanged from 2010. We do not compensate for Board service any director who also serves as a Dollar General employee. We will reimburse directors for certain fees and expenses incurred in connection with continuing education seminars and for travel and related expenses related to Dollar General business.

              For 2011, each non-employee director received quarterly payment of the following cash compensation, as applicable:

    •
    $75,000 annual retainer for service as a Board member;

    •
    $17,500 annual retainer for service as chairman of the Audit Committee;

    •
    $15,000 annual retainer for service as chairman of the Compensation Committee;

    •
    $10,000 annual retainer for service as chairman of the Nominating and Corporate Governance Committee; and

    •
    $1,500 for each Board or committee meeting in excess of an aggregate of 12 that a director attends during each fiscal year.

              In addition, each non-employee director received an equity award under our 2007 Stock Incentive Plan with an estimated value of $75,000 on the grant date as determined by Meridian using economic variables such as the trading price of our common stock, expected volatility of the stock trading prices of similar companies, and the terms of the awards. Sixty percent of this value consisted of non-qualified stock options to purchase shares of our common stock ("Options") and 40% consisted of restricted stock units payable in shares of our common stock ("RSUs"). The Options will vest as to 25% of the Option and the RSUs will vest as to 33 1/3% of the award on each of the first four and three anniversaries of the grant date, respectively, in each case subject to the director's continued service on our Board. Directors may elect to defer receipt of shares underlying the RSUs.

              We anticipate granting similar equity awards annually to those non-employee directors who are elected or reelected at each applicable shareholders' meeting. Any new director appointed after the annual shareholders' meeting but before February 1 of a given year will receive a full equity award no later than the first CNG Committee meeting following the date on which he or she is appointed. Any new director appointed on or after February 1 of a given year but before the next annual shareholders' meeting shall not receive a full or pro-rated equity award, but rather shall be eligible to receive the next regularly scheduled annual award.

              In 2011, after reviewing with Meridian our Board compensation program relative to our market comparator group, the CNG Committee determined that total compensation was approximately 29% below the market median, with all of the shortfall in the equity component. Accordingly, the CNG Committee recommended, and the Board approved, a $50,000 increase in the estimated value of the equity component of Board compensation effective on the next scheduled grant date (June 2012) and that we maintain the 60/40 split between Option and RSU awards. In addition, as a result of the combination of the Compensation Committee and the Nominating and Corporate Governance Committee into one committee effective January 26, 2012, the chairman of the combined CNG Committee will receive a $17,500 annual retainer for fiscal year 2012.

DIRECTOR INDEPENDENCE

Is Dollar General subject to the NYSE governance rules regarding director independence?

              Prior to April 2, 2012, Buck Holdings, L.P. controlled a majority of our outstanding common stock. As a result, we were a "controlled company" within the meaning of the NYSE corporate governance standards. Under the NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain NYSE corporate governance standards, including the requirements that:

    •
    a majority of the Board of Directors consist of independent directors; and

    •
    we have a compensation committee and a nominating/corporate governance committee that are composed entirely of independent directors.

              Controlled companies are, however, subject to the NYSE and SEC rules that require full independence of the Audit Committee. As a result, our Audit Committee is entirely comprised of independent directors, but we do not have a majority of independent directors on our Board, and our CNG Committee does not consist entirely of independent directors.

              As a result of a secondary offering of our common stock that was completed on April 2, 2012, Buck Holdings, L.P. no longer holds more than 50% of our common stock and we may no longer rely upon the exemption for controlled companies. Accordingly, applicable NYSE rules provide that we must achieve majority independence of the membership of our CNG Committee by July 1, 2012 and majority independence of the membership of our Board and full independence of the membership of our CNG Committee by April 2, 2013.

How does the Board determine director independence?

              The Board of Directors affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NYSE listing standards as well as certain Board-adopted categorical independence standards. These guidelines are contained in our Corporate Governance Guidelines which are posted on the "Investor Information—Corporate Governance" portion of our web site located at www.dollargeneral.com.

              The Board first analyzes whether any director has a relationship covered by the NYSE listing standards that would prohibit an independence finding for Board or Audit Committee purposes. The Board then analyzes any relationship of the remaining eligible directors to Dollar General or to our management that falls outside the parameters of the Board's separately adopted categorical independence standards to determine whether or not that relationship is material. The Board may determine that a director who has a relationship that falls outside of the parameters of the categorical independence standards is nonetheless independent (to the extent that the relationship would not constitute a bar to independence under the NYSE listing standards). Any director who has a material relationship is not considered to be independent.

Are all of the current directors and nominees independent?

              No. Our Board of Directors consists of Raj Agrawal, Warren Bryant, Mike Calbert, Richard Dreiling, Adrian Jones, Bill Rhodes and Dave Rickard. Messrs. Bryant, Rhodes and Rickard serve on our Audit Committee. Messrs. Agrawal, Bryant, Calbert, Jones and Rhodes serve on our CNG Committee.

              Our Board of Directors has affirmatively determined that Messrs. Bryant, Rhodes and Rickard, but not Messrs. Agrawal, Calbert, Dreiling or Jones, are independent from our management under both the NYSE's listing standards and our additional standards. Any relationship between an independent director and Dollar General or our management fell within the Board-adopted categorical standards and, accordingly, was not reviewed or considered by our Board.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Does the Board have a policy for the review, approval or ratification of related-party transactions?

              Yes. Our Board of Directors has adopted a written policy for the review, approval or ratification of "related party" transactions. A "related party" for this purpose includes our directors and executive officers, as well as their immediate family members, and greater than 5% shareholders, and a "transaction" includes one in which (1) the total amount may exceed $100,000, (2) Dollar General is a participant, and (3) a related party will have a direct or indirect material interest (other than as a director or a less than 10% owner of another entity, or both).

              Pursuant to this policy and subject to certain exceptions identified below, all known related party transactions require prior Board approval. In addition, at least annually after receiving a list of immediate family members and affiliates from our directors, executive officers and greater than 5% shareholders, the Corporate Secretary inquires of relevant internal departments to determine whether any transactions were unknowingly entered into with a related party and presents a list of such transactions, subject to certain exceptions identified below, to the Board for review.

              Mr. Dreiling is authorized to approve a related party transaction in which he is not involved if the total amount is expected to be less than $1 million and he informs the Board of such transactions. The following transactions are deemed pre-approved without Board review or approval:

    •
    Transactions with a related party that is an entity, including one having a relationship to a related party, if the total amount does not exceed the greater of $1 million or 2% of that entity's annual consolidated revenues (total consolidated assets in the case of a lender) and no related party who is an individual participates in the provision of services or goods to, or negotiations with, us on the entity's behalf or receives special compensation as a result.

    •
    Charitable contributions if the total amount does not exceed 2% of the recipient's total annual receipts and no related party who is an individual participates in the grant decision or receives any special compensation or benefit as a result.

    •
    Transactions where the interest arises solely from share ownership in Dollar General and all of our shareholders receive the same benefit on a pro rata basis.

    •
    Transactions where the rates or charges are determined by competitive bid.

    •
    Transactions for services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority.

    •
    Transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

    •
    Compensatory transactions available on a nondiscriminatory basis to all salaried employees generally, or ordinary course business travel expenses and reimbursements.

              The policy prohibits the related party from participating in any discussion or approval of the transaction and requires the related party to provide to the Board all material information concerning the transaction.

Were there any related-party transactions in 2011 or are any planned for 2012?

              We describe below the transactions that have occurred since the beginning of 2011, and any currently proposed transactions, that involve Dollar General and exceed $120,000, and in which a related party had or has a direct or indirect material interest. In addition, we describe below certain other relationships between Dollar General and related parties in which a related party has an interest that may not be material.

              Relationships with Management.    Simultaneously with the closing of our 2007 merger and thereafter through May 2011, we, Buck Holdings L.P. and certain of our employees (collectively, "management shareholders") entered into shareholder's agreements (each, a "Management Stockholder's Agreement") that impose significant restrictions on transfer of covered shares of our common stock held by the management shareholders. Generally, shares are nontransferable prior to the fifth anniversary of either the closing date of our 2007 merger or a later specified date (depending on the terms of the applicable agreement) except (i) sales pursuant to an effective registration statement filed by us under the Securities Act of 1933 (the "Securities Act") in accordance with the Management Stockholder's Agreement, (ii) a sale to certain permitted transferees, or (iii) as otherwise permitted by our Board of Directors or pursuant to a waiver of the transfer restrictions; provided, that, in the event KKR or its affiliates transfer their limited partnership units to a third party, such transfer restrictions shall lapse with respect to the same proportion of shares of common stock owned by a management shareholder as the proportion of limited partnership units transferred by KKR and such affiliates relative to the aggregate number of limited partnership units they owned prior to such transfer. Following our initial public offering in 2009, we amended the Management Stockholder's Agreements to exclude from the transfer restrictions any shares acquired in the open market or through the directed share program administered as part of the initial public offering. Shares acquired by executive officers in the open market or through the directed share program will still be subject to any lock-up arrangements with the underwriters of any public offering of shares. Limited waivers of the transfer restrictions on a limited percentage of the shares subject to the Management Stockholder's Agreement have been granted since 2009.

              In the event that a registration statement is filed with respect to our common stock, the Management Stockholder's Agreement prohibits management shareholders from selling shares not included in the registration statement from receipt of notice that we have filed or intend to file such registration statement until 180 days (in the case of an initial public offering) or 90 days (in the case of any other public offering) of the effective date of the registration statement, unless the underwriters, if any, agree to a shorter period. The Management Stockholder's Agreement also enables the management shareholder to cause us to repurchase his or her covered stock and vested options (and vested restricted stock, with respect to Mr. Dreiling) in the event of the management shareholder's death or disability, and enables us to cause the management shareholder to sell his covered stock or options back to us upon certain termination events, all for the period of time specified in the Management Stockholder's Agreement. These transfer restrictions and put and call rights are scheduled to expire for a significant number of the management shareholders, including some of our executive officers, in July 2012.

              Certain members of senior management, including the executive officers (the "Senior Management Shareholders"), have limited "piggyback" registration rights with respect to their shares of our common stock in the event that certain investors sell, or cause to be sold, shares of our common stock in a public offering. Such rights may be voluntarily extended to other members of management as determined by our Board in connection with any given future such sale by certain investors. See the description of the registration rights agreement under "Relationships with the Investors" below. During 2010, we amended these rights to allow for the accumulation of such rights by any employee entitled, but who elects not, to exercise such rights in a given offering. The Senior Management Shareholders waived their piggyback registration rights arising from our initial public offering in 2009 in consideration of our releasing them from the transfer restrictions contained in the Management Stockholder's Agreements after the expiration of a 180-day restricted period with respect to a number of shares of our common stock equal to the number of shares that such Senior Management Shareholders could have required us to register in connection with our initial public offering.

              Interlocks.    Mr. Dreiling serves as a manager of Buck Holdings, LLC for which Messrs. Calbert, Agrawal and Jones (three of our CNG Committee members) serve as managers.

              Relationships with the Investors.    In connection with our initial public offering in 2009, we entered into a shareholders' agreement with affiliates of each of KKR and Goldman, Sachs & Co. Among its other terms, the shareholders' agreement establishes certain rights with respect to our corporate governance, including the designation of directors. For additional information regarding those rights, see "How are directors identified and nominated" elsewhere in this document. The shareholders' agreement also provides that, as long as Buck Holdings, L.P. owns at least 35% of our outstanding shares of common stock, the following actions require approval of the KKR shareholders party to the shareholders' agreement: hiring and firing of our CEO, any change of control as defined in the shareholders' agreement, entering into any agreement providing for the acquisition or divestiture of assets for aggregate consideration in excess of $1 billion, and any issuance of equity securities for an aggregate consideration in excess of $100 million.

              In July 2007, we and Buck Holdings, L.P. entered into an indemnification agreement with KKR and Goldman, Sachs & Co. pursuant to which we agreed to provide customary indemnification to such parties and their affiliates in connection with certain claims and liabilities incurred in connection with certain transactions involving such parties, including the financing for our 2007 merger and pursuant to services provided under our sponsor advisory agreement with such parties that was entered into in 2007 and terminated in 2009.

              In connection with our 2007 merger, we entered into a registration rights agreement with Buck Holdings, L.P., Buck Holdings, LLC, KKR and Goldman, Sachs & Co. (and certain of their affiliated investment funds), among certain other parties. Pursuant to this agreement, investment funds affiliated with KKR have an unlimited number of demand registration rights and investment funds affiliated with Goldman, Sachs & Co. have two demand registration rights which can be exercised once a year. Pursuant to such demand registration rights, we are required to register with the SEC the shares of common stock beneficially owned by them through Buck Holdings L.P. for sale by them to the public, provided that each of them hold at least $100 million in registrable securities and such registration is reasonably expected to result in aggregate gross proceeds of $50 million. We are not obligated to file a registration statement relating to any request to register shares pursuant to such demand registration rights without KKR's consent within a period of 180 days after the effective date of any other registration statement we file pursuant to such demand registration rights. In addition, in the event that we are registering additional shares of common stock for sale to the public, whether on behalf of us or the investment funds as described above, we must give notice of such registration to all parties to the registration rights agreement, including the Senior Management Shareholders, and such persons have piggyback registration rights providing them the right to have us include the shares of common stock owned by them in any such registration. In each such event, we are required to pay the registration expenses.

              Pursuant to this registration rights agreement and the demand registration rights thereunder, secondary offerings of our common stock were completed in September 2011, December 2011 and April 2012 for which affiliates of KKR and of Goldman, Sachs & Co. served as underwriters. Dollar General did not sell shares of common stock, receive proceeds, or pay any underwriting fees in connection with any of these secondary offerings, but paid resulting aggregate expenses of approximately $0.8 million in connection with the September and December 2011 secondary offerings and expects to pay resulting aggregate expenses of approximately $0.4 million with respect to the April 2012 offering. Certain members of our management, including certain of our executive officers, exercised registration rights in connection with such offerings.

              As part of an overall Board-authorized share repurchase program, concurrent with the closing of the December 2011 secondary offering and pursuant to a Share Repurchase Agreement between Dollar General and Buck Holdings L.P., dated December 4, 2011, Dollar General purchased 4,915,637 shares of Common Stock from Buck Holdings, L.P. for an aggregate purchase price of $185 million, or $37.635 per share which represents the per share price to the public in the secondary offering less underwriting discounts and commissions. Of such shares, affiliates of KKR and Goldman, Sachs & Co. sold to Dollar General 2,561,745 and 1,065,912 shares for proceeds of $96.4 million and $40.1 million, respectively. This transaction was specifically reviewed and approved by a special committee of our Board made up entirely of independent directors.

              In addition, concurrent with the closing of the April 2012 secondary offering and pursuant to a Share Repurchase Agreement between Dollar General and Buck Holdings L.P., dated March 25, 2012, Dollar General purchased 6,817,311 shares of Common Stock from Buck Holdings L.P. for an aggregate purchase price of $300 million, or $44.00562 per share which represents the per share price to the public in the secondary offering less underwriting discounts and commissions. Of such shares, affiliates of KKR and Goldman, Sachs & Co. sold to Dollar General 3,552,787 and 1,478,274 shares for proceeds of $156.3 million and $65.1 million, respectively. This transaction was specifically reviewed and approved by a special committee of our Board made up entirely of independent directors.

              Affiliates of KKR and Goldman, Sachs & Co. (among other entities) may be lenders under our senior secured term loan facility, which had a $2.3 billion principal amount at inception and a principal balance as of February 3, 2012 of approximately $1.964 billion. Goldman Sachs Credit Partners L.P. also served as syndication agent for the term loan facility. This term loan facility was entered into in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features. We paid approximately $66.4 million of interest on the term loan during fiscal 2011. We recently amended this term loan facility to, among other things, extend the maturity of a portion of such facility from 2014 to 2017. An affiliate of each of KKR and Goldman, Sachs & Co., along with a third unaffiliated entity, acted as a joint lead arranger for the term loan facility extension which closed on March 30, 2012. In connection therewith, the Company paid each such affiliate an arrangement fee of approximately $440,000.

              Goldman, Sachs & Co. is a counterparty to an amortizing interest rate swap with a notional amount totaling $116.7 million as of February 3, 2012, entered into in connection with the senior secured term loan facility. We paid Goldman, Sachs & Co. approximately $13.9 million in fiscal 2011 pursuant to this swap.

              In March 2012, we amended our senior secured asset-based revolving credit facility to, among other things, increase the maximum total commitment to $1.2 billion. An affiliate of Goldman, Sachs & Co. (among other entities) serves as a lender under the amended revolving credit facility. This amended revolving credit facility was entered into in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features.

              Each of KKR and Goldman, Sachs & Co., either directly or through affiliates, has ownership interests in a broad range of companies ("Portfolio Companies") with whom we may from time to time enter into commercial transactions in the ordinary course of business, primarily for the purchase of goods and services. We believe that none of our transactions or arrangements with Portfolio Companies are significant enough to be considered material to KKR or Goldman, Sachs & Co. or to our business or shareholders. In 2011, the largest amount paid to a Portfolio Company was approximately $88.3 million paid to a KKR Portfolio Company in the ordinary course of business for the purchase of merchandise for resale. This amount represented less than 2.5% of the vendor's revenues for its last completed fiscal year and less than 1.0% of our revenues for 2011.

              Our Board members, Messrs. Calbert and Agrawal, serve as executives of KKR, while our Board member, Mr. Jones, serves as a Managing Director of Goldman, Sachs & Co. KKR and certain affiliates of Goldman, Sachs & Co. indirectly own, through their investment in Buck Holdings, L.P., a substantial portion of our common stock.

EXECUTIVE COMPENSATION

              We refer to the persons included in the Summary Compensation Table below as our "named executive officers." References to the "merger" or the "2007 merger" mean our merger that occurred on July 6, 2007 as a result of which substantially all of our common stock became owned by Buck Holdings, L.P. ("Buck LP"), a Delaware limited partnership controlled by investment funds affiliated with KKR. Buck LP continues to own a substantial percentage of our outstanding common stock.

Compensation Discussion and Analysis

Executive Overview

              The overarching goal of our executive compensation program is to serve the long-term interests of our shareholders. A competitive executive compensation package is critical for us to attract, retain and motivate persons who we believe have the ability and desire to deliver superior shareholder returns. We strive to balance the short-term and long-term components of our executive compensation program to incent achievement of both our annual and long-term business strategies, to pay for performance and to maintain our competitive position in the market in which we compete for executive talent. We believe the success of our program is evidenced by the following key financial and operating results for 2011 (2011 was a 53-week year and 2010 was a 52-week year):

    •
    Total sales increased 13.6% over 2010. Sales in same-stores increased 6.0% following a 4.9% increase in 2010.

    •
    Operating profit increased 17.0% to $1.49 billion, or 10.1% of sales, compared to $1.27 billion, or 9.8% of sales, in 2010.

    •
    We reported net income of $767 million, or $2.22 per diluted share, compared to net income of $628 million, or $1.82 per diluted share, in 2010.

    •
    We generated approximately $1.05 billion of cash flows from operating activities, an increase of over 27% compared to 2010.

    •
    We opened 625 new stores, remodeled or relocated 575 stores, and closed 60 stores, resulting in a store count of 9,937 on February 3, 2012.

    •
    Adjusted EBITDA, as defined and calculated for purposes of both our annual Teamshare bonus program and our outstanding performance-based stock option awards, was $1.85 billion versus $1.56 billion in 2010.

    •
    Adjusted ROIC, as defined and calculated for purposes of our annual Teamshare bonus program, was 22.07%.

              For the first time, in 2011 our shareholders voted on an advisory basis with respect to our compensation program for named executive officers. Of the total votes cast (excluding abstentions and broker non-votes), 96.5% were cast in support of the program. We view this vote as supportive of our compensation policies and decisions and, accordingly, do not believe the results required consideration of changes to our compensation program.

              The most significant compensation-related actions or achievements in 2011 pertaining to our named executive officers include:

    •
    We continued to develop a new long-term equity incentive program that is more in line with the equity grant practices of our market comparator group and that we believe will further our recruiting and retention objectives. The program was launched in March 2012 for eligible employees, including the eligible named executive officers.

    •
    We revisited our form of employment agreement for executives, considering the practices of our market comparator group and evolving compensation practices, which resulted in, among other things, the elimination from the form agreement of the Internal Revenue Code Section 280G gross-up for any newly hired executive and the elimination of such gross-up provision effective April 1, 2015 for any existing executive who enters into the new form of agreement upon the expiration of his or her existing agreement. Mr. Todd Vasos, our Executive Vice President, Division President and Chief Merchandising Officer, entered into such new form agreement effective December 1, 2011 in connection with the approaching expiration of the term of his prior agreement. Mr. Tehle and Ms. Lanigan are expected to enter into the new form agreement in April 2012.

    •
    We proposed revisions to our 2007 Stock Incentive Plan to, among other things, generally prohibit, without shareholder approval, the repricing of any stock option or stock appreciation right, prohibit dividend equivalent rights on unearned or unvested performance share grants, add a compensation "clawback" provision, and extend the term of the Plan.

    •
    We proposed revisions to our Annual Incentive Plan to, among other things, increase the cash maximum payable under such Plan for purposes of deductibility under Internal Revenue Code Section 162(m), add the ability to measure performance at operating divisions or units and to consider relative performance measures, and add a compensation "clawback" provision.

    •
    We entered into a retirement agreement with Ms. Guion that sets forth the terms of her employment through her retirement date in July 2012, the transition of her current duties, and her role and responsibilities with the Company through her retirement date. As a result of the retirement agreement, Ms. Guion's employment agreement with us will not be renewed or extended beyond her retirement date.

    •
    We achieved adjusted EBITDA and ROIC performance levels at 101.79% and 100.78% of the targeted levels under our Teamshare bonus program.

    •
    The 2011 tranche of the outstanding performance-based equity awards vested as a result of our achievement of the adjusted EBITDA performance goal.

    •
    We modified our market comparator group for 2012 to reposition the Company at the median of the group in terms of revenues, to ensure that the constituent companies more closely represent the retail companies with which we compete for executive talent, and to ensure that the group continues to include companies whose business models are similar to ours.

Executive Compensation Philosophy and Objectives

              We strive to attract, retain and motivate persons with superior ability, to reward outstanding performance, and to align the interests of our named executive officers with the long-term interests of our shareholders. The material compensation principles applicable to the 2011 and 2012 compensation of our named executive officers included the following, all of which are discussed in more detail in "Elements of Named Executive Officer Compensation" below:

    •
    We generally target total compensation at the benchmarked median of our market comparator group, but we make adjustments based on circumstances, such as unique job descriptions and responsibilities as well as our particular niche in the retail sector, that are not reflected in the market data. For competitive or other reasons, our levels of total compensation or any component of compensation may exceed or be below the median of our market comparator group.

    •
    We set base salaries to reflect the responsibilities, experience, performance and contributions of the named executive officers and the salaries for comparable benchmarked positions, subject to minimums set forth in employment agreements.

    •
    We reward named executive officers who enhance our performance by linking cash and equity incentives to the achievement of our financial goals.

    •
    We promote share ownership to align the interests of our named executive officers with those of our shareholders.

              We utilize employment agreements with the named executive officers which, among other things, set forth minimum levels of certain compensation components. We believe such arrangements are a common protection offered to named executive officers at other companies and help to ensure continuity and aid in retention. The employment agreements also provide for standard protections to both the executive and to Dollar General should the executive's employment terminate.

Named Executive Officer Compensation Process

              Oversight.    Our Board of Directors has delegated responsibility for executive compensation to a Board committee which we will refer to throughout this Compensation Discussion and Analysis as our "Compensation Committee" or the "Committee." The Compensation Committee approves the compensation of our named executive officers, while its subcommittee consisting entirely of independent directors (the "162(m) Subcommittee") approves any portion that is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code or that is intended to be exempt for purposes of Section 16(b) of the Securities Exchange Act of 1934. Messrs. Calbert, Agrawal, Jones, Rhodes, and Bryant serve on our Compensation Committee, and Messrs. Rhodes and Bryant make up the 162(m) Subcommittee. In January 2012 the Compensation Committee was combined with the Nominating and Corporate Governance Committee to form the CNG Committee, which has assumed the Compensation Committee's responsibilities.

              Use of Outside Advisors.    The Compensation Committee has selected Meridian Compensation Partners ("Meridian"), a spin-off of Hewitt Associates, to serve as its independent compensation consultant. Meridian (including its predecessor Hewitt Associates) has served as the Committee's consultant since our 2007 merger. The written agreement with Meridian details the terms and conditions under which Meridian will provide independent advice to the Committee in connection with matters pertaining to executive and director compensation. Under the agreement, the Committee (or its chairman) shall determine the scope of Meridian's services. The approved scope generally includes attendance at select Committee meetings and associated preparation work, risk assessment assistance, guiding the Committee's decision making with respect to executive and Board of Directors compensation matters, providing advice on our executive pay philosophy, compensation peer group, incentive plan design and employment agreement design, providing competitive market studies, and apprising the Committee about emerging best practices and changes in the regulatory and governance environment. In 2012, the Committee intends to decrease the amount of work performed by its consultant, primarily with respect to benchmarking and risk assessment assistance, which work will instead be performed by management.

              Meridian did not provide any other services to the Company in 2011 unrelated to executive compensation.

              A Meridian representative attends such Committee meetings and private sessions as requested by the Committee. The Committee's members also are authorized to consult directly with the consultant at other times as desired. During 2011, the Committee's Chairman periodically consulted directly with Meridian, as did Mr. Dreiling and Mr. Bob Ravener, our Executive Vice President and Chief People Officer, and other non-executive members of our human resources group, in connection with named executive officer compensation (as described below under "Management's Role"). The Committee reviewed benchmark information provided by Meridian regarding 2011 executive compensation and discussed with Messrs. Dreiling and Ravener their executive compensation recommendations. In an effort to decrease costs, the Committee chose to rely more heavily upon management to provide benchmarking data and resulting recommendations with respect to 2012 annual base salary and short-term cash incentive decisions. However, Meridian, along with management, assisted the Committee in developing the new long-term annual incentive program and provided detailed data from the market comparator group upon which the Committee relied in determining the size of the grants under the program.

              Management's Role.    Mr. Ravener and non-executive members of the human resources group have assisted Meridian in gathering and analyzing relevant competitive data and identifying and evaluating various alternatives for named executive officer compensation (including his own). At the Committee's request, management's role in collecting this type of data is anticipated to expand beginning in 2012, including increased reliance on management with respect to recommendations for certain portions of 2012 executive compensation. Messrs. Dreiling and Ravener also discuss with the Committee their recommendations regarding named executive officer pay components, typically based on benchmarking data; however, Mr. Dreiling does not participate in the Committee's deliberations of his own compensation. Mr. Dreiling subjectively assesses performance of each of the other named executive officers (see "Use of Performance Evaluations" below).

              Although the Committee values and welcomes such input from management, it retains and exercises sole authority to make decisions regarding named executive officer compensation.

              Use of Performance Evaluations.    Annually, the Committee assesses the performance of Mr. Dreiling, and Mr. Dreiling assesses the performance of each of the other named executive officers, in each case to determine each such officer's overall success in meeting or exhibiting certain enumerated factors, including our four publicly disclosed operating priorities and certain core attributes on which all of our employees are evaluated. These evaluations are subjective; no objective criteria or relative weighting is assigned to any individual factor.

              The Committee uses the performance evaluation results as an eligibility threshold for annual base salary increases and Teamshare bonus payments for named executive officers. A performance rating below "good" (i.e., "unsatisfactory" or "needs improvement") for the last completed fiscal year would generally preclude a named executive officer from receiving any annual base salary increase or Teamshare bonus payment (although the Committee retains discretion to approve a Teamshare bonus payment in the event of a "needs improvement" rating). The performance evaluation results have not been used to determine the amount of the Teamshare bonus payment for any named executive officer; rather, the Teamshare bonus amount is determined solely based upon the Company's level of achievement of pre-established financial performance measures and the terms of the Teamshare program (see discussion below). Each named executive officer received a satisfactory (i.e., "good," "very good," or "outstanding") overall performance evaluation with respect to each of 2010 and 2011.

              The performance evaluation results also may impact the amount of an officer's annual base salary increase. Any named executive officer who receives a satisfactory performance rating is given a percentage base salary increase that equals the overall budgeted increase for the Company's U.S.-based employee population unless:

    •
    the executive's performance evaluation relative to other executives supports a higher or lower percentage increase;
    •
    the market benchmarking data indicate that an upward market adjustment would more closely align compensation with the median of the market comparator group; and/or
    •
    an additional or exceptional event occurs, such as an internal equity adjustment, a promotion or a change in responsibilities, or a similar one-time adjustment is required.

              Actual annual base salary determinations are discussed under "Elements of Named Executive Compensation—Base Salary" below.

              Use of Market Benchmarking Data.    We must pay compensation that is competitive with the external market for executive talent in order to attract and retain named executive officers who we believe will enhance our long-term business results. We believe that this primary talent market consists of retail companies with revenues both larger and smaller than ours and with business models similar to ours because those companies are likely to have executive positions comparable in breadth, complexity and scope of responsibility to ours. Our market comparator group for 2011 compensation decisions consisted of 7-Eleven, AutoZone, Big Lots, Collective Brands, Family Dollar, Genuine Parts, McDonald's, Nordstrom, OfficeMax, PetSmart, Staples, J.C. Penney, The Gap, Macy's, Blockbuster, The Pantry, Ross Stores and Yum Brands.

              For the reasons discussed in the "Executive Overview", we modified this market comparator group for certain 2012 compensation decisions, replacing 7-Eleven, Collective Brands, Genuine Parts, Nordstrom, Blockbuster, and The Pantry with TJX Companies, Kohls, Starbucks, Limited Brands, Dollar Tree, Foot Locker and Safeway. However, we continued to use the 2011 market comparator group as a reference point in our 2012 base salary and short-term incentive decisions (other than for the CEO), as described below.

              For 2011 compensation decisions, the Committee requested that Meridian obtain updated CEO benchmarking data from the 2011 market comparator group to be certain the Committee was aware of any significant movement in CEO compensation levels within the market comparator group. However, for all other named executive officer 2011 compensation decisions, the Committee relied upon information from the 2010 market comparator group (the composition of which was the same as the composition of the 2011 market comparator group) that had been increased or "aged" by 2.5% upon Meridian's advice that common public company practice is to conduct a full benchmark review only every two or three years and that 2.5% was a reasonable estimate of the degree of movement in officer salaries in the retail industry from 2010 to 2011. The Committee determined that this was a reasonable method for estimating market salaries for officer positions, while reducing the cost associated with an annual benchmark study.

              For 2012 base salary and short-term cash incentive compensation decisions for the named executive officers, the Company averaged market data obtained from the most recently available proxies of the 2012 market comparator group, from a survey of our 2012 market comparator group conducted by Equilar and from a similar "aging" process of the data obtained in 2010 from the 2011 market comparator group, aged an additional 2.7%, consistent with the Company's overall 2012 budget for merit increases. However, in the case of the CEO, the 2011 market comparator group data was not used; instead, Meridian provided AON Hewitt survey data from the 2012 market comparator group. These three market data sources were averaged in order to reduce reliance on any one data source and to smooth out anomalies that might exist in the actual individual position data reported by the market data source.

              The Committee believes that the median of the competitive market generally is the appropriate target for a named executive officer's total compensation. However, the Committee recognizes that, because of liquidity and other comparability issues, it is difficult to compare equity awards that were granted to our named executive officers under an equity structure more common to private companies with transfer restrictions and similar features to equity granted to named executive officers of a more typical public company. As a result, through 2011 the Committee has focused primarily on total cash compensation in comparing our executive compensation program with companies in the market comparator group. This lack of comparability will be lessened as a result of the new long-term equity incentive program implemented in March 2012 described below.

Elements of Named Executive Officer Compensation

              We provide compensation in the form of base salary, short-term cash incentives, long-term equity incentives, benefits and perquisites. We believe that each of these elements is a necessary component of the total compensation package and is consistent with compensation programs at competing companies.

              Base Salary.    Base salary promotes the recruiting and retention functions of our compensation program by reflecting the salaries for comparable positions in the competitive marketplace, rewarding strong performance, and providing a stable and predictable income source for our executives. Because we likely would be unable to attract or retain quality named executive officers in the absence of competitive base salary levels, this component constitutes a significant portion of the total compensation package. Our employment agreements with the named executive officers set forth minimum base salary levels, but the Committee retains sole discretion to increase these levels from time to time.

              (a)    Named Executive Officers Other than Mr. Dreiling.    In each of 2011 and 2012, the Committee determined, with Mr. Dreiling's recommendation, that the named executive officers' performance assessments relative to other executives supported a percentage increase equal to that which was budgeted for our entire U.S.-based employee population (see "Use of Performance Evaluations"). Accordingly, each of the named executive officers received the budgeted 2.5% and 2.7% annual base salary increase in 2011 and 2012, respectively, except that Ms. Guion did not receive a base salary increase in 2012 as a result of her pending retirement. In 2011, Ms. Lanigan received an additional 9.57% annual base salary increase, for a total increase of 12.07%, as a result of a market adjustment arising from a review of the benchmarking data (see "Use of Market Benchmarking Data") in order to more closely align her total cash compensation to the median of the market comparator group. All such increases were effective as of April 1 of the applicable year.

              (b)    Mr. Dreiling.    In each of 2011 and 2012, the Committee took into account Mr. Dreiling's performance assessment, the amount budgeted for our entire U.S.-based employee population (see "Use of Performance Evaluations"), and the benchmarking data of the market comparator group (see "Use of Market Benchmarking Data"). The benchmarking data used in connection with decisions pertaining to Mr. Dreiling's 2011 compensation indicated that Mr. Dreiling's total cash compensation was below the median of the market comparator group. Accordingly, the Committee approved a 5% annual base salary increase effective as of April 1, 2011, which consisted of the budgeted 2.5% increase and an additional 2.5% market adjustment. Mr. Dreiling's target bonus percentage for the 2011 short-term cash incentive plan was also increased as discussed further below. With respect to Mr. Dreiling's 2012 base salary increase, the Committee determined that Mr. Dreiling should receive the same 2.7% increase that was awarded to each of the other named executive officers which, along with the other components of Mr. Dreiling's 2012 compensation, maintained his total compensation at the median range of the market comparator group.

              Short-Term Cash Incentive Plan.    Our short-term cash incentive plan, called Teamshare, provides an opportunity for each named executive officer to receive a cash bonus payment equal to a certain percentage of base salary based upon Dollar General's achievement of one or more pre-established financial performance measures. This Teamshare program is established pursuant to our Annual Incentive Plan, under which certain employees, including our named executive officers, may earn up to $5 million ($10 million after 2012 if the amended Annual Incentive Plan is approved by shareholders at this meeting) in respect of a given fiscal year, subject to the achievement of certain performance targets based on any of the performance measures listed in the Annual Incentive Plan described in Proposal 3.

              As a threshold matter, a named executive officer's eligibility to receive a bonus under the Teamshare program depends upon his or her receiving an overall individual performance rating of satisfactory (see "Use of Performance Evaluations"). Accordingly, Teamshare fulfills an important part of our pay for performance philosophy while aligning the interests of our named executive officers and our shareholders.

              (a)    2011 Teamshare Structure.    The Committee selected adjusted EBITDA and adjusted return on invested capital ("ROIC") as the financial performance measures for the 2011 Teamshare program. The Committee weighted the adjusted ROIC measure and the adjusted EBITDA measure at 10% and 90%, respectively, of the total Teamshare bonus, recognizing that EBITDA is the most critical measure of our current performance, enables debt repayment, and funds our growth and day-to-day operation, while ROIC reflects the importance of achieving an appropriate return on our invested capital and the management and level of investments necessary to achieve superior performance.

              For purposes of the 2011 Teamshare program, adjusted EBITDA is computed in accordance with our credit agreements, and adjusted ROIC is calculated as total return (calculated as the sum of operating income, depreciation and amortization and minimum rentals, less taxes) divided by average invested capital (calculated as the sum of total assets and accumulated depreciation and amortization, less cash, goodwill, accounts payable, other payables, accrued liabilities, plus 8x minimum rentals). Each of the adjusted EBITDA and adjusted ROIC calculations shall be further adjusted to exclude the impact of:

  •
  (a) certain costs, fees and expenses related to our acquisition and related financing by KKR, any refinancings, any related litigation or settlements of such litigation, and the filing and maintenance of a market maker registration statement; (b) costs, fees and expenses directly related to any transaction that results in a Change in Control (within the meaning of our 2007 Stock Incentive Plan) or related to any primary or secondary offering of our securities; (c) share-based compensation charges (for adjusted EBITDA only); (d) gain or loss recognized as a result of derivative instrument transactions or other hedging activities; (e) gain or loss associated with early retirement of debt obligations; (f) charges resulting from significant natural disasters; and (g) significant gains or losses associated with our LIFO computation; and

  •
  unless the Committee disallows any such item, (a) non-cash asset impairments; (b) any significant loss as a result of an individual litigation, judgment or lawsuit settlement (including a collective or class action lawsuit and security holder lawsuit, among others); (c) charges for business restructurings; (d) losses due to new or modified tax or other legislation or accounting changes enacted after the beginning of the fiscal year; (e) significant tax settlements; and (f) any significant unplanned items of a non-recurring or extraordinary nature.

              The Committee established threshold (below which no bonus may be paid) and target performance levels, discussed below, for each of the adjusted EBITDA and adjusted ROIC performance measures. Since 2008, there has not been a maximum level of adjusted EBITDA or adjusted ROIC performance associated with the Teamshare program, although any individual payout is capped at $5 million, in order to avoid discouraging employees from striving to achieve performance results beyond maximum levels.

              We did not achieve the threshold Teamshare performance level in 2006. We achieved Teamshare performance levels between target and maximum in 2007. For 2008, 2009 and 2010, we achieved an adjusted EBITDA performance level of 112.47% (or $916.6 million), 111.88% (or $1.278 billion) and 105.47% (or $1.561 billion) of the target, respectively. For 2010, we achieved an adjusted ROIC performance level of 100.9% of the target or 22.31%.

              The target adjusted EBITDA performance level for the 2011 Teamshare program was $1.815 billion which, consistent with prior practice, was the same level as our 2011 annual financial plan objective. The Committee considered that level to be challenging and more difficult to achieve than performance targets for prior years, requiring superior execution and success on many of our new business initiatives. As it has done since 2008, the Committee also established the adjusted EBITDA threshold at 95% of target.

              The Committee established the target adjusted ROIC performance level for the 2011 Teamshare program at 21.9% which was the same level as our 2011 annual financial plan objective. Again, the Committee viewed the target as challenging to achieve The threshold adjusted ROIC performance level was set at 21.83%, or 7 basis points lower than the target level, and the 200% achievement level was set at 22.83%, or 100 basis points higher than the threshold level.

              The bonus payable to each named executive officer if we reached the 2011 target performance levels for each of the financial performance measures is equal to the applicable percentage of salary as set forth in the chart below. For all named executive officers other than Mr. Dreiling, such percentages are consistent with those for prior years and continued to fall within the median of the payout percentages for the market comparator group. As discussed under "Base Salary" above, in order to more closely align Mr. Dreiling's bonus target and total cash compensation with the median of the market comparator group, the Committee increased Mr. Dreiling's 2011 bonus target from 125% of his base salary to 130%.

Name	Target Payout Percentage
Mr. Dreiling(1)	130%
Mr. Tehle	65%
Ms. Guion	65%
Mr. Vasos	65%
Ms. Lanigan	65%

(1)
Mr. Dreiling's minimum threshold (50%) and minimum target (125%) bonus percentages are established in his employment agreement with us.

              Bonus payments for financial performance below or above the applicable target levels are prorated on a graduated scale commensurate with performance levels in accordance with the schedule below:

Adjusted EBITDA		ROIC		Total
% of Performance Target	% of Bonus Payable	% of Performance Target	% of Bonus Payable	Bonus at Target (%)
95	45	99.68	5	50
96	54	99.74	6	60
97	63	99.81	7	70
98	72	99.87	8	80
99	81	99.94	9	90
100	90	100.00	10	100
101	99	100.42	11	110
102	108	100.85	12	120
103	117	101.27	13	130
104	126	101.70	14	140
105	135	102.12	15	150
106	144	102.55	16	160
107	153	102.97	17	170
108	162	103.40	18	180
109	171	103.82	19	190
110	180	104.25	20	200

              For each 1% adjusted EBITDA increase between the threshold performance level and 110% of the target performance level, the corresponding payout increases by 9% of the target payout amount (based upon the officer's target payout percentage). For each 1% adjusted EBITDA increase above 110% of the target performance level, the corresponding payout increases by 11.67% of the target payout amount (based upon the officer's target payout percentage). For adjusted ROIC, each .014% increase in performance between the threshold performance level and the target performance level increases the payout percentage by 1%. For each .093% increase in adjusted ROIC performance above the target performance level, the bonus payout increases by 1%, and above 200% of the target payout level, the bonus payout increases by 1.3%. Payout percentages greater than 200% of the target payout levels are based on an approximate sharing between Dollar General (80%) and the Teamshare participants (20%) of the incremental adjusted EBITDA dollars earned above the 110% of the adjusted EBITDA performance level, split 90% to adjusted EBITDA and 10% to adjusted ROIC.

              This proration schedule, through 110% of the target performance level, is consistent with the schedule approved by the Committee in 2007 in reliance upon benchmarking data which, at that time, indicated that the typical practice was to set the threshold payout percentage at half of the target and the maximum payout percentage at twice the target. The Committee determined in 2008 that the proration schedule for adjusted EBITDA performance above 110% of target should approximate a sharing between Dollar General (80%) and the Teamshare participants (20%) of the adjusted EBITDA dollars earned above that level.

              (b)    2011 Teamshare Results.    The Committee approved the adjusted EBITDA and adjusted ROIC performance results at $1.848 billion (101.79% of target) and 22.07% (100.78% of target), respectively, which equate to a payout of 117.98% of individual bonus targets under the 2011 Teamshare program. Accordingly, a 2011 Teamshare payout was made to each named executive officer at the following percentages of base salary earned: Mr. Dreiling, 153.37%; and each of Mr. Tehle, Ms. Guion, Mr. Vasos and Ms. Lanigan, 76.69%. Such amounts are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.

              (c)    2012 Teamshare Structure.    The Committee has approved a 2012 Teamshare structure similar to that which was approved for 2011. The Committee approved certain adjustments to the graduated scale of payouts pertaining to adjusted ROIC which will be further discussed in our proxy statement for the 2013 annual meeting.

              The applicable percentage of each named executive officer's salary upon which his or her bonus is based for the 2012 Teamshare plan is also the same as in 2011. Those percentages continue to approximate the median of the payout percentages for the 2012 market comparator group. Ms. Guion is not eligible to participate in the 2012 Teamshare program per the terms of her retirement agreement.

              Long-Term Equity Incentive Program.    Long-term equity incentives motivate named executive officers to focus on long-term success for shareholders. These incentives help provide a balanced focus on both short-term and long-term goals and are important to our compensation program's recruiting and retention objectives. Such incentives are designed to compensate named executive officers for a long-term commitment to us, while motivating sustained increases in our financial performance and shareholder value.

              Equity awards are made under our 2007 Stock Incentive Plan and are always granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant.

              Until March 2012, the Committee had not made annual equity awards since our 2007 merger because the long-term equity granted at the time of that merger or at the time of hire has been sufficiently retentive and otherwise have adequately met our compensation objectives. However, in connection with the amendment of his employment agreement in April 2010, Mr. Dreiling also received a special one-time stock option grant that fully vested in April 2011. The options granted to the named executive officers (other than Mr. Dreiling's April 2010 option award) are divided so that half are time-vested (over 5 years) and half are performance-vested (generally over 5 or 6 years) based on a comparison of an EBITDA-based performance metric, as described below, against pre-set goals for that performance metric. The combination of time and performance-based vesting criteria is designed to compensate executives for long-term commitment to us, while motivating sustained increases in our financial performance.

              The vesting of the performance-based options granted prior to March 2012 is subject to continued employment with us over the performance period and the Board's determination that we have achieved for each of the relevant fiscal years the specified annual performance target based on EBITDA and adjusted as described below. For fiscal years 2008-2011, those adjusted EBITDA targets were $828 million, $961 million, $1.139 billion and $1.35 billion, respectively, which were based on the long-term financial plan, less any anticipated permissible adjustments, primarily to account for unique expenses related to our 2007 merger. If a performance target for a given fiscal year is not met, the performance-based options may still vest and become exercisable on a "catch up" basis if, at the end of a subsequent fiscal year, a specified cumulative adjusted EBITDA performance target is achieved. The annual and cumulative adjusted EBITDA performance targets are based on our long-term financial plans in existence at the time of grant. Accordingly, in each case at the time of grant, we believed those levels, while attainable, would require strong performance and execution.

              For purposes of calculating the achievement of performance targets for our long-term equity incentive grants prior to March 2012, "EBITDA" means earnings before interest, taxes, depreciation and amortization plus transaction, management and/or similar fees paid to KKR and/or its affiliates. In addition, the Board is required to fairly and appropriately adjust the calculation of EBITDA to reflect, to the extent not contemplated in our financial plan, the following: acquisitions, divestitures, any change required by generally accepted accounting principles ("GAAP") relating to share-based compensation or for other changes in GAAP promulgated by accounting standard setters that, in each case, the Board in good faith determines require adjustment to the EBITDA performance metric we use for our long-term equity incentive program. Adjustments to EBITDA for purposes of calculating performance targets for our long-term equity incentive program may not in all circumstances be identical to adjustments to EBITDA for other purposes, including the covenants contained in our principal financial agreements. Accordingly, comparability of such measures is limited.

              All performance-based options and 80% of the time-based options granted to the named executive officers prior to 2012, except for those granted to Mr. Vasos, are vested. We have surpassed the cumulative adjusted EBITDA performance targets through fiscal 2011, and we anticipate surpassing the cumulative adjusted EBITDA performance target through fiscal 2012, for Mr. Vasos' options.

              Over the last two years, the Committee has worked with its consultant and management to develop a new long-term equity incentive structure that is more in line with typical public company equity structures. The new structure was finalized and implemented in March 2012. Under the new program, each of the named executive officers (other than Ms. Guion) received a grant of time-based stock options and a grant of performance share units. The combination of time and performance-based vesting criteria is designed to compensate executives for long-term commitment to us, while motivating sustained increases in our shareholder value and financial performance.

              Consistent with our compensation philosophy and objectives, the Committee believes that the value of the long-term equity awards should approximate the median values of our competitive market. As a result, the value of the long-term incentive awards was determined based on the long-term equity target values of our 2012 market comparator group. The market value for each named executive officer's position other than the CEO was blended to establish a single long-term incentive value on which awards are based for all named executive officers other than the CEO. This blending practice is similar to that which we used in establishing the short-term cash incentive where the targets for each of the named executive officers' positions (other than the CEO) are also the same.

              The long-term incentive values were awarded 75% in time-based stock options and 25% in performance share units recognizing that splits between performance and time-based awards and between options and units are common within our 2012 market comparator group. The Committee believes this is the appropriate allocation to achieve both the retention and incentive goals of the awards. The actual number of stock options and performance share units awarded were determined by applying a Black Scholes formula provided by Meridian to the selected long-term incentive values.

              The options will vest 25% on each of the first four anniversaries of the grant date, subject to the executive officer's continued employment with us and certain accelerated vesting provisions.

              The performance share units awarded are equal to a target number of performance share units that can be earned if certain performance measures are achieved during the performance period (which is fiscal year 2012) and if certain additional vesting requirements are met. The performance measures are goals related to adjusted EBITDA (weighted 90%) and adjusted ROIC (weighted 10%) as established by the Committee on the grant date, using the same adjusted EBITDA/ROIC-based performance criteria used to determine performance under the Teamshare program discussed under "Short-Term Cash Incentive Plan" above. The number of performance share units earned will vary between 0% and 200% of the target number based on actual performance compared to target performance on the same graduated scale that determines incentive payouts under our Teamshare program discussed above. One-third of the performance share units earned based on 2012 financial performance will vest on the last day of the one-year performance period, and the remaining two-thirds of the performance share units will vest on the second and third anniversaries of the grant date, subject to the officer's continued employment with us and certain accelerated vesting provisions. All vested performance share units will be settled in shares of our common stock.

              In addition, in March 2012 the Committee awarded Mr. Dreiling a retention grant of 326,037 performance-based restricted shares of our common stock which he can earn if certain earnings per share ("EPS") performance targets are met for fiscal years 2014 and 2015. This award is designed to retain Mr. Dreiling, whose 2008 stock option award is anticipated to fully vest, and whose transfer restrictions on shares of our common stock are scheduled to expire, in July 2012, while simultaneously incenting him to continue to drive superior financial performance. In structuring the award, the Committee reviewed retention grant practices of the 2012 market comparator group and determined that a grant value equivalent to 1.5 times the value of the annual long-term incentive award would approximate the median range of retention grants awarded by the market comparator group. The EPS goals were established by the Committee on the grant date based upon EPS forecasts contained in our long-term strategic plan. Half of the performance-based restricted stock will vest after the end of our 2014 fiscal year if the EPS goal for that year is achieved, and the other half will vest after the end of our 2015 fiscal year if the EPS goal for that year is achieved, in each case subject to continued employment with us and certain accelerated vesting provisions. For purposes of calculating the achievement of the EPS targets for each of 2014 and 2015, EPS shall be calculated as the quotient of (x) net income earned in the applicable fiscal year (as calculated in accordance with generally accepted accounting principles applicable to the Company at the relevant time), with such net income calculation to exclude the items identified below, by (y) the weighted average number of shares of our common stock outstanding during the applicable fiscal year. The net income calculation will exclude the impact of the items that are excluded from the EBITDA calculation for Teamshare purposes identified above under "Short-Term Cash Incentive Program" except that adjustments relating to any tax, legislation or accounting changes enacted after the beginning of the 2012 fiscal year must be material and demonstrable and must not have been contemplated in our 2012-2016 financial plan.

              Benefits and Perquisites.    Along with certain benefits offered to named executive officers on the same terms that are offered to all of our salaried employees (such as health and welfare benefits and matching contributions under our 401(k) plan), we provide our named executive officers with certain additional benefits and perquisites for retention and recruiting purposes, to promote tax efficiency for such persons, and to replace benefit opportunities lost due to regulatory limits. We also provide named executive officers with benefits and perquisites as additional forms of compensation that we believe to be consistent and competitive with benefits and perquisites provided to executives with similar positions in our market comparator group and in our industry.

              The named executive officers have the opportunity to participate in the Compensation Deferral Plan (the "CDP") and, other than Mr. Vasos, the defined contribution Supplemental Executive Retirement Plan (the "SERP", and together with the CDP, the "CDP/SERP Plan"). SERP participation is not available to persons to whom employment offers are made after May 28, 2008, including Mr. Vasos.

              We provide each named executive officer a life insurance benefit equal to 2.5 times his or her base salary up to a maximum of $3 million. We pay the premiums and gross up each named executive officer's income to pay the tax costs associated with this benefit. We also provide each named executive officer a disability insurance benefit that provides income replacement of 60% of base salary up to a maximum monthly benefit of $20,000. We pay the cost of this benefit and gross up such executive's income to pay the tax costs associated with the premiums for this benefit to the extent necessary to provide a comparable cost for this benefit to the named executive officer as the cost applicable to all salaried employees.

              We also provide a relocation assistance program to named executive officers under a policy applicable to officer-level employees, which policy is similar to that offered to certain other employees. In 2011, we did not incur any relocation expenses for any named executive officer in accordance with this policy. The significant differences between the relocation assistance available to officers from the relocation assistance available to non-officers are as follows:

  •
  We provide a pre-move allowance of 5% of the officer's annual base salary capped at $10,000 ($5,000 cap for other employees).

  •
  We provide home sale assistance by offering to purchase the officer's prior home at an independently determined appraised value if it is not sold to an outside buyer.

  •
  We reimburse officers for all reasonable and customary home purchase closing costs (other employees are capped at 2% of the purchase price with a maximum of $2,500) except for loan origination fees which are limited to 1%.

  •
  We provide 60 days of temporary living expenses (30 days for all other employees), excluding the cost of food.

              We provide through a third party a personal financial and advisory service benefit to the named executive officers, including financial planning, estate planning and tax preparation services, in an annual amount of up to $20,000 per person (plus an individual tax gross-up and payment of the advisor's related travel expenses). The program reduces the amount of time and attention that executives must spend on these matters, furthering their ability to focus on their responsibilities to us, and maximizes the executive's net financial reward of compensation received from us.

              Mr. Dreiling is entitled to certain additional perquisites as a result of the terms of his employment agreement with us, including:

  •
  Personal use of our plane for 80 hours per year or a greater number of hours specified by the Committee.

  •
  Payment of monthly membership fees and costs related to his membership in professional clubs selected by him, grossed-up for any taxes (to date, Mr. Dreiling has not availed himself of this right).

  •
  Payment of the premiums on certain personal long-term disability insurance policies (which was also required under the prior agreement).

  •
  Reimbursement of reasonable legal fees, up to $15,000 and grossed up for all federal and state income and employment taxes (and for such taxes on such gross-up payment) to the extent any such amount is taxable to Mr. Dreiling, incurred by him in connection with any legal consultation regarding the amended employment agreement.

Severance Arrangements

              As noted above, we have an employment agreement with each of our named executive officers that, among other things, provides for such executive's rights upon a termination of employment. We believe that reasonable severance benefits are appropriate to protect the named executive officer against circumstances over which he or she does not have control and as consideration for the promises of non-disclosure, non-competition, non-solicitation and non-interference that we require in our employment agreements. A change in control, by itself, does not trigger any severance provision applicable to our named executive officers, except for the provisions related to long-term equity incentives under our 2007 Stock Incentive Plan.

Retirement Agreement with Ms. Guion

              Ms. Guion intends to retire from employment with the Company effective July 31, 2012 (the "Retirement Date"). We entered into a Retirement Agreement with Ms. Guion, dated as of July 20, 2011 (the "Retirement Agreement"), in order to set forth the terms of her employment through the Retirement Date, the transition of her current duties, and her role and responsibilities with the Company through the Retirement Date. Key compensatory provisions of the Retirement Agreement include:

  •
  Through the Retirement Date, and except as otherwise provided in the Retirement Agreement, Ms. Guion will maintain her current base salary, retain coverage under all employee benefit plans, and be entitled to all welfare, pension and fringe benefits to which she was entitled immediately prior to the date of the Retirement Agreement.

  •
  Ms. Guion is not eligible to participate in any Company bonus program, including Teamshare, for fiscal year 2012, nor is she eligible to receive equity grants in 2012.

  •
  Promptly following the Retirement Date, Ms. Guion will receive (i) any unpaid base salary accrued through the Retirement Date and (ii) the amount of any unreimbursed business expenses incurred in accordance with our policy prior to the Retirement Date. She shall also be entitled to any other vested and accrued benefits under our CDP/SERP and 401(k) plan.

  •
  We will continue to provide to Ms. Guion the financial planning perquisite through April 15, 2013.

  •
  Ms. Guion's July 6, 2007 Stock Option Agreement will be amended effective as of the Retirement Date, if she remains employed through the Retirement Date, to allow exercise of the outstanding vested options at any time through July 31, 2015.

  •
  Ms. Guion's July 6, 2007 Management Stockholder's Agreement will terminate effective as of the Retirement Date if Ms. Guion remains employed through the Retirement Date.

Considerations Associated with Regulatory Requirements

              Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to any publicly held corporation for individual compensation over $1 million paid in any taxable year to each of the persons who were, at the end of the fiscal year, Dollar General's CEO or one of the other named executive officers (other than our Chief Financial Officer). Section 162(m) specifically exempts certain performance-based compensation from the deduction limit.

              If our CNG Committee determines that our shareholders' interests are best served by the implementation of compensation policies that are affected by Section 162(m), our policies will not restrict the Committee from exercising discretion to approve compensation packages even though that flexibility may result in certain non-deductible compensation expenses.

              We believe that our 2007 Stock Incentive Plan currently satisfies, and if Proposal 2 is approved, will continue to satisfy the requirements of Section 162(m), so that compensation expense realized in connection with stock options and stock appreciation rights, if any, and in connection with performance-based restricted stock and restricted stock unit awards, if any, will be deductible. However, restricted stock or restricted stock units granted to executive officers that solely vest over time are not "performance-based compensation" under Section 162(m), so that compensation expense realized in connection with those time-vested awards to executive officers covered by Section 162(m) will not be deductible by Dollar General.

              In addition, any salary, signing bonuses or other annual compensation paid or imputed to the executive officers covered by Section 162(m) that causes non-performance-based compensation to exceed the $1 million limit will not be deductible by Dollar General.

              The Committee administers our executive compensation program with the good faith intention of complying with Section 409A of the Internal Revenue Code, which relates to the taxation of nonqualified deferred compensation arrangements.

Compensation Committee Report

              The CNG Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this document.

              This report has been furnished by the members of the CNG Committee:

    •
    Michael M. Calbert, Chairman
    •
    Raj Agrawal
    •
    Warren F. Bryant
    •
    Adrian Jones
    •
    William C. Rhodes, III

              The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Dollar General filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Dollar General specifically incorporates this report by reference therein.

Summary Compensation Table

              The following table summarizes compensation paid to or earned by our named executive officers in each of fiscal 2011, fiscal 2010 and fiscal 2009. We have omitted from this table the columns for Bonus, Stock Awards, and Change in Pension Value and Nonqualified Deferred Compensation Earnings as no amounts are required to be reported in such columns for any named executive officer.

Name and Principal Position(1)	Year	Salary ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)

Richard W. Dreiling,	2011	1,196,947	—	1,850,386	785,036	(5)	3,832,369
Chairman &	2010	1,143,231	1,193,210	2,186,595	640,293		5,163,329
Chief Executive Officer	2009	1,100,876	—	2,434,924	887,800		4,423,600

David M. Tehle,	2011	658,356	—	506,906	220,278	(6)	1,385,540
Executive Vice President &	2010	642,299	—	638,125	219,450		1,499,874
Chief Financial Officer	2009	626,884	—	888,258	278,263		1,793,405

Kathleen R. Guion,	2011	636,614	124,446	490,165	198,993	(7)	1,450,218
Executive Vice President,	2010	621,087	—	617,050	186,561		1,424,698
Strategic Planning & Real Estate	2009	606,180	—	858,922	247,206		1,712,308

Todd J. Vasos,	2011	636,614	—	490,165	71,712	(8)	1,198,491
Executive Vice President,	2010	618,855	—	617,050	57,839		1,293,744
Division President, Chief Merchandising Officer	2009	595,023	—	840,021	91,609		1,526,653

Susan S. Lanigan,	2011	530,326	—	414,102	122,171	(9)	1,066,599
Executive Vice President & General Counsel

(1)
Ms. Guion served as our Executive Vice President, Division President, Store Operations & Store Development until January 2012, at which time she assumed her current role. Ms. Lanigan joined Dollar General in July 2002 but was not a named executive officer for fiscal 2010 or fiscal 2009.

(2)
All named executive officers deferred under the CDP and contributed to our 401(k) Plan a portion of their fiscal 2011 and fiscal 2010 salaries reported above. Each of Mr. Dreiling, Mr. Tehle and Ms. Guion deferred under the CDP a portion of his or her fiscal 2009 salary reported above and, along with Mr. Vasos, contributed to our 401(k) Plan a portion of his or her fiscal 2009 salary reported above. The amounts of the fiscal 2011 salary deferrals under the CDP are included in the Nonqualified Deferred Compensation Table.

(3)
The amount reported for Mr. Dreiling represents the aggregate grant date fair value of stock options awarded to him in the fiscal year indicated, computed in accordance with FASB ASC Topic 718. The amount reported for Ms. Guion represents, with respect to stock options awarded to her in 2007, the incremental fair value computed in accordance with FASB ASC Topic 718 resulting from a deemed modification of such options as a result of our commitment to extend the period of time in which she may exercise outstanding options that are vested as of her July 31, 2012 retirement date. We are not obligated to provide this additional time for Ms. Guion to exercise such options unless and until she remains employed with us through her retirement date. This extended exercise period does not extend beyond the original term of such options. Information regarding assumptions made in the valuation of these awards is set forth in Note 11 of the annual consolidated financial statements in our 2011 Form 10-K.

(4)
Represents amounts earned pursuant to our Teamshare bonus program for each fiscal year reported. See the discussion of the "Short-Term Cash Incentive Plan" in "Compensation Discussion and Analysis" above. Ms. Guion deferred 6% of her fiscal 2011 bonus payments and 5% of each of her fiscal 2010 and fiscal 2009 bonus payments under the CDP.

(5)
Includes $320,982 for our contribution to the SERP and $47,358 and $12,477, respectively, for our match contributions to the CDP and the 401(k) Plan; $10,141 for tax gross-ups related to the financial and estate planning perquisite, $10,508 for tax gross-ups related to life and disability insurance premiums, and $704 for other miscellaneous tax gross-ups related to perquisites; $7,775 for premiums paid under personal portable long-term disability policies; $5,005 for premiums paid under our life and disability insurance programs; and $370,086 which represents the aggregate incremental cost of providing certain perquisites, including $333,406 for costs associated with personal airplane usage, $21,298 for costs associated with financial and estate planning services, and other amounts which individually did not equal or exceed the greater of $25,000 or 10% of total perquisites, including expenses related to attendance by Mr. Dreiling and his guests at entertainment events, a directed charitable donation, event participation, appreciation and other nominal gifts, and minimal incremental entertainment expenses incurred by Mr. Dreiling's spouse while accompanying him on Dollar General business. The aggregate incremental cost related to the personal airplane usage was calculated using costs we would not have incurred but for the personal usage (including costs incurred as a result of "deadhead" legs of personal flights), including fuel costs, variable maintenance costs, crew expenses, landing, parking and other associated fees, supplies and catering costs, as well as plane lease costs incurred while our plane was undergoing mandatory maintenance.

(6)
Includes $123,038 for our contribution to the SERP and $20,601 and $12,314, respectively, for our match contributions to the CDP and the 401(k) Plan; $10,141 for tax gross-ups related to the financial and estate planning perquisite, $6,122 for tax gross-ups related to life and disability insurance premiums, and $894 for other miscellaneous tax gross-ups related to perquisites; $3,447 for premiums paid under our life and disability insurance programs; and $43,721 which represents the aggregate incremental cost of providing certain perquisites, including $20,450 for financial and estate planning services, and other amounts which individually did not equal or exceed the greater of $25,000 or 10% of total perquisites, including expenses related to attendance by Mr. Tehle and his guests at entertainment events, a directed donation to charity, minimal costs associated with personal airplane usage, event participation, holiday, appreciation and other nominal gifts, and minimal incremental entertainment expenses incurred by Mr. Tehle's spouse while accompanying him on Dollar General business.

(7)
Includes $93,927 for our contribution to the SERP and $19,516 and $12,312, respectively, for our match contributions to the CDP and the 401(k) Plan; $10,141 for tax gross-ups related to the financial and estate planning perquisite, $8,734 for tax gross-ups related to life and disability insurance premiums, $6,411 for tax gross-ups related to retirement gifts, and $1,377 for other miscellaneous tax gross-ups related to perquisites; $3,977 for premiums paid under our life and disability insurance programs; and $42,598 which represents the aggregate incremental cost of providing certain perquisites, including $20,321 for financial and estate planning services, and other amounts which individually did not equal or exceed the greater of $25,000 or 10% of total perquisites, including gifts provided to Ms. Guion in connection with her upcoming retirement, a directed donation to charity, event participation, holiday, appreciation and other nominal gifts, an airline club fee and minimal incremental travel and entertainment expenses incurred by Ms. Guion's spouse while accompanying her on Dollar General business.

(8)
Includes $19,516 and $12,179, respectively, for our match contributions to the CDP and the 401(k) Plan; $6,358 for tax gross-ups related to the financial and estate planning perquisite, $2,451 for a tax gross-up related to life insurance premiums, and $731 for other miscellaneous tax gross-ups related to perquisites; $1,010 for premiums paid under our life insurance program; and $29,467 which represents the aggregate incremental cost of providing certain perquisites, including $20,181 for financial and estate planning services, and other amounts which individually did not equal or exceed the greater of $25,000 or 10% of total perquisites, including expenses related to attendance by Mr. Vasos and his guests at entertainment events, event participation, holiday, appreciation and other nominal gifts, and minimal incremental travel and entertainment expenses incurred by Mr. Vasos' guest while accompanying him on Dollar General business.

(9)
Includes $45,102 for our contribution to the SERP and $14,024 and $12,304, respectively, for our match contributions to the CDP and the 401(k) Plan; $10,141 for tax gross-ups related to the financial and estate planning perquisite, $2,309 for tax gross-ups related to life and disability insurance premiums, and $734 for other miscellaneous tax gross-ups related to perquisites; $2,695 for premiums paid under our life and disability insurance programs; and $34,862 which represents the aggregate incremental cost of providing certain perquisites, including $20,464 for financial and estate planning services, and other amounts which individually did not equal or exceed the greater of $25,000 or 10% of total perquisites, including expenses related to attendance by Ms. Lanigan and her guests at entertainment events, a directed donation to charity, event participation, holiday, appreciation and other nominal gifts, and minimal incremental entertainment expenses incurred by Ms. Lanigan's spouse while accompanying her on Dollar General business.

Grants of Plan-Based Awards in Fiscal 2011

              The table below sets forth each named executive officer's annual Teamshare bonus opportunity for fiscal 2011. Actual bonus amounts earned by each named executive officer for fiscal 2011 are set forth in the Summary Compensation Table above and represent prorated payments on a graduated scale for financial performance above the target performance levels, but at or below the maximum payout cap. See "Short-Term Cash Incentive Plan" in "Compensation Discussion and Analysis" above for discussion of the fiscal 2011 Teamshare program.

              We did not make any equity awards to our named executive officers in fiscal 2011. Accordingly, we have omitted from this table all columns pertaining to equity grants except for the Grant Date Fair Value column which reports the incremental fair value of stock option awards granted to Ms. Guion prior to 2011 but considered to have been modified in 2011 for purposes of FASB ASC Topic 718.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
				Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Threshold ($)	Target ($)	Maximum ($)
Mr. Dreiling	784,209	1,568,419	5,000,000	—

Mr. Tehle	214,831	429,662	5,000,000	—

Ms. Guion	207,736	415,472	5,000,000	—
	—	—	—	124,446

Mr. Vasos	207,736	415,472	5,000,000	—

Ms. Lanigan	175,500	351,000	5,000,000	—

(1)
In connection with Ms. Guion's planned retirement on July 31, 2012, she entered into a retirement agreement with us pursuant to which we agreed to amend her stock option agreement pertaining to options granted in 2007 to allow her additional time in which to exercise such options to the extent they are vested as of her July 31, 2012 retirement date. The amendment to the stock option agreement is not effective unless and until Ms. Guion remains employed by us through her retirement date. The extended exercise period will not extend beyond the original term of such options. The amount reported in this column represents the incremental fair value of the award on the date it is considered to have been modified, computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at 2011 Fiscal Year-End

              The table below sets forth information regarding awards granted under our 2007 Stock Incentive Plan and held by our named executive officers as of the end of fiscal 2011. We have omitted the columns pertaining to stock awards because they are inapplicable. The exercise prices set forth in the table below reflect an adjustment made in connection with a special dividend paid to our shareholders in September 2009 to reflect the effects of such dividend on such options, as required by the terms of such options. In October 2009, we completed a reverse split of 1 share for each 1.75 shares of common stock outstanding. The exercise prices of, and number of shares outstanding under, our equity awards existing at the time of the reverse stock split were retroactively adjusted to reflect the reverse stock split and are reflected in the table below.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Mr. Dreiling	362,033	(1)	142,857	(1)	—		7.9975	07/06/2017
	428,571	(2)	—		—		7.9975	07/06/2017
	100,000	(3)	—		—		29.38	04/23/2020

Mr. Tehle	134,743	(1)	62,857	(1)	—		7.9975	07/06/2017
	188,571	(2)	—		—		7.9975	07/06/2017

Ms. Guion	100,965	(1)	50,000	(1)	—		7.9975	07/06/2017
	150,000	(2)	—		—		7.9975	07/06/2017

Mr. Vasos	113,383	(1)	100,000	(1)	—		7.9975	12/19/2018
	150,000	(4)	—		91,667	(4)	7.9975	12/19/2018

Ms. Lanigan	80,972	(1)	38,571	(1)	—		7.9975	07/06/2017
	115,713	(2)	—		—		7.9975	07/06/2017

(1)
These options are part of a grant of time-based options scheduled to vest 20% per year on each of the first five anniversaries of (a) July 6, 2007 (in the case of all listed officers other than Mr. Vasos) or (b) December 1, 2008 (in the case of Mr. Vasos); in each case subject to certain accelerated vesting provisions as described in "Potential Payments upon Termination or Change in Control" below.

(2)
These options are part of a grant of performance-based options scheduled to vest 20% per year on each of February 1, 2008, January 30, 2009, January 29, 2010, January 28, 2011 and February 3, 2012 if we achieve specific annual adjusted EBITDA-based targets for the applicable fiscal year, all of which have been achieved.

(3)
These options vested on April 23, 2011.

(4)
These options are part of a grant of performance-based options scheduled to vest (a) as to 8,333 shares on January 30, 2009, 50,000 shares on each of January 29, 2010, January 28, 2011, February 3, 2012 and February 1, 2013, and 41,667 shares on January 31, 2014, if we achieve specific annual adjusted EBITDA-based targets for the applicable fiscal year; or (b) on a "catch up" basis if an applicable cumulative adjusted EBITDA-based target is achieved at the end of fiscal year 2012, 2013 or 2014. These options are subject to certain accelerated vesting provisions as described in "Potential Payments upon Termination or Change in Control" below. We achieved the annual financial targets for each of the 2009, 2010 and 2011 fiscal years, and a portion (417 shares) of the options reported as exercisable vested on an accelerated basis on December 14, 2010.

Option Exercises and Stock Vested During Fiscal 2011

              We have omitted the columns pertaining to stock awards because they are inapplicable.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
Mr. Dreiling	495,109	14,056,152
Mr. Tehle	205,945	6,158,687
Ms. Guion	162,676	4,811,072
Mr. Vasos	44,950	1,421,881
Ms. Lanigan	126,531	3,745,689

(1)
Represents the gross number of shares acquired upon exercise of options.

(2)
Value realized is calculated by multiplying the gross number of options exercised by the difference between the closing market price of our common stock on the date of exercise and the exercise price.

Pension Benefits
Fiscal 2011

              We have omitted the Pension Benefits table as it is inapplicable.

Nonqualified Deferred Compensation
Fiscal 2011

              Information regarding each named executive officer's participation in our CDP/SERP Plan is included in the following table. The material terms of the CDP/SERP Plan are described after the table. Please also see "Benefits and Perquisites" in "Compensation Discussion and Analysis" above. We have omitted from this table the column pertaining to aggregate withdrawals/distributions during the fiscal year because it is inapplicable.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Mr. Dreiling	59,847	368,340	50,462	1,273,669
Mr. Tehle	32,918	143,639	(171)	1,103,508
Ms. Guion	68,854	113,443	44,395	1,215,496
Mr. Vasos	34,494	19,516	1,625	58,230
Ms. Lanigan	26,516	59,126	27,217	587,458

(1)
Of the amounts reported, the following are reported as "Salary" for 2011 in the Summary Compensation Table: Mr. Dreiling ($59,847); Mr. Tehle ($32,918); Ms. Guion ($31,831); Mr. Vasos ($34,494); and Ms. Lanigan ($26,516).

(2)
Reported as "All Other Compensation" in the Summary Compensation Table.

(3)
The amounts shown are not reported in the Summary Compensation Table because they do not represent above-market or preferential earnings.

(4)
Of the amounts reported, the following were previously reported as compensation to the named executive officer for years prior to 2011 in a Summary Compensation Table: Mr. Dreiling ($716,675); Mr. Tehle ($799,719); Ms. Guion ($855,390); Mr. Vasos ($2,598); and Ms. Lanigan ($109,832).

              Pursuant to the CDP, each named executive officer may annually elect to defer up to 65% of base salary if his or her compensation is in excess of the limit set forth in Section 401(a)(17) of the Internal Revenue Code, and up to 100% of bonus pay if his or her compensation equals or exceeds the highly compensated limit under Section 414(q)(1)(B) of the Internal Revenue Code. We currently match base pay deferrals at a rate of 100%, up to 5% of annual salary, with annual salary offset by the amount of match-eligible salary under the 401(k) plan. All named executive officers are 100% vested in all compensation and matching deferrals and earnings on those deferrals.

              Pursuant to the SERP, we make an annual contribution equal to a certain percentage of a participant's annual salary and bonus to all participants who are actively employed in an eligible job grade on January 1 and continue to be employed as of December 31 of a given year. Persons hired after May 27, 2008 (the "Eligibility Freeze Date"), including Mr. Vasos, are not eligible to participate in the SERP. The contribution percentage is based on age, years of service and job grade. The fiscal 2011 contribution percentage for each eligible named executive officer was 9.5% for Mr. Dreiling and Mr. Tehle, 7.5% for Ms. Guion, and 4.5% for Ms. Lanigan.

              As a result of our 2007 merger, which constituted a change-in-control under the CDP/SERP Plan, all previously unvested SERP amounts vested on July 6, 2007. For newly eligible SERP participants after July 6, 2007 but prior to the Eligibility Freeze Date, SERP amounts vest at the earlier of the participant's attainment of age 50 or the participant's being credited with 10 or more "years of service", or upon termination of employment due to death or "total and permanent disability" or upon a "change-in-control", all as defined in the CDP/SERP Plan. See "Potential Payments upon Termination or Change in Control as of February 3, 2012—Payments After a Change in Control" below for a general description of our change in control arrangements.

              The amounts deferred or contributed to the CDP/SERP Plan are credited to a liability account, which is then invested at the participant's option in an account that mirrors the performance of a fund or funds selected by the CNG Committee or its delegate. Beginning on August 2, 2008, these funds are identical to the funds offered in our 401(k) Plan.

              A participant who ceases employment with at least 10 years of service or after reaching age 50 and whose CDP account balance or SERP account balance exceeds $25,000 may elect for that account balance to be paid in cash by (a) lump sum, (b) monthly installments over a 5, 10 or 15-year period or (c) a combination of lump sum and installments. Otherwise, payment is made in a lump sum. The vested amount will be payable at the time designated by the Plan upon the participant's termination of employment. A participant's CDP/SERP benefit normally is payable in the following February if employment ceases during the first 6 months of a calendar year or is payable in the following August if employment ceases during the last 6 months of a calendar year. However, participants may elect to receive an in-service lump sum distribution of vested amounts credited to the CDP account, provided that the date of distribution is no sooner than 5 years after the end of the year in which the amounts were deferred. In addition, a participant who is actively employed may request an "unforeseeable emergency hardship" in-service lump sum distribution of vested amounts credited to the participant's CDP account. Account balances are payable in cash.

              As a result of our 2007 merger, the CDP/SERP Plan liabilities through July 6, 2007 were fully funded into an irrevocable rabbi trust. We also funded into the rabbi trust deferrals into the CDP/SERP Plan between July 6, 2007 and October 15, 2007. All CDP/SERP Plan liabilities incurred on or after October 15, 2007 are unfunded.

Potential Payments upon Termination or Change in Control as of February 3, 2012

              The tables below reflect potential payments to each of our named executive officers in various termination and change in control scenarios based on compensation, benefit, and equity levels in effect on, and assuming the scenario was effective as of, February 3, 2012. For stock valuations, we have used the closing price of our stock on the NYSE on February 3, 2012 ($41.94). The tables report only amounts that are increased, accelerated or otherwise paid or owed as a result of the applicable scenario and, as a result, exclude options and CDP/SERP Plan benefits that had vested prior to the event and earned but unpaid base salary through the employment termination date. The tables also exclude any amounts that are available generally to all salaried employees and do not discriminate in favor of our executive officers. The amounts shown are merely estimates. We cannot determine actual amounts to be paid until a termination or change in control scenario occurs.

Payments Upon Termination Due to Death or Disability

              In the event of death or disability, with respect to each named executive officer:

    •
    The portion of the time-based options that would have become exercisable on the next scheduled vesting date if the named executive officer had remained employed with us through that date will become vested and exercisable.

    •
    The portion of the performance-based options that would have become exercisable in respect of the fiscal year in which the named executive officer's employment terminates if the named executive officer had remained employed with us through that date will remain outstanding through the date we determine whether the applicable performance targets are met for that fiscal year. If such performance targets are met, such portion of the performance-based options will become exercisable on such performance-vesting determination date. Otherwise, such portion will be forfeited.

    •
    Except with respect to the options granted to Mr. Dreiling in April 2010, all otherwise unvested options will be forfeited, and vested options generally may be exercised (by the employee's survivor in the case of death) for a period of 1 year from the service termination date unless we purchase such vested options in total at the fair market value of the shares underlying the vested options less the aggregate exercise price of the vested options. The options granted to Mr. Dreiling in April 2010 are fully vested, and such vested options generally may be exercised (by his survivor in the case of death) for a period of 1 year from service termination, but are not subject to our right to purchase such vested options.

              In the event of death, each named executive officer's beneficiary will receive payments under our group life insurance program in an amount, up to a maximum of $3 million, equal to 2.5 times the named executive officer's annual base salary. We have excluded from the tables below amounts that the named executive officer would receive under our disability insurance program since the same benefit level is provided to all of our salaried employees. The named executive officer's CDP/SERP Plan benefit also becomes fully vested (to the extent not already vested) upon his or her death and is payable in a lump sum within 60 days after the end of the calendar quarter in which the death occurs.

              In the event of disability, each named executive officer's CDP/SERP Plan benefit becomes fully vested (to the extent not already vested) and is payable in a lump sum within 60 days after the end of the calendar quarter in which we receive notification of the disability determination by the Social Security Administration.

              In the event Mr. Dreiling's employment terminates due to disability, he will also be entitled to receive any incentive bonus accrued for any of our previously completed fiscal years but unpaid as of his termination date, as well as a lump sum cash payment, payable at the time annual bonuses are paid to our other executives, equal to a pro rata portion of his annual incentive bonus, if any, that he would have been entitled to receive, if such termination had not occurred, for the fiscal year in which his termination occurred.

              For purposes of the named executive officers' employment agreements, other than Mr. Dreiling's, "disability" means (1) the employee must be disabled for purposes of our long-term disability insurance plan or (2) the employee has an inability to perform the duties under the agreement in accordance with our expectations because of a medically determinable physical or mental impairment that (x) can reasonably be expected to result in death or (y) has lasted or can reasonably be expected to last longer than ninety (90) consecutive days. For purposes of Mr. Dreiling's employment agreement, "disability" means (1) he must be disabled for purposes of our long-term disability insurance plan or for purposes of his portable long-term disability insurance policy, or (2) if no such plan or policy is in effect or in the case of the plan, the plan is in effect but no longer applies to him, he has an inability to perform the duties under the agreement in accordance with our expectations because of a medically determinable physical or mental impairment that (x) can reasonably be expected to result in death or (y) has lasted or can reasonably be expected to last longer than ninety (90) consecutive days. For purposes of the CDP/SERP Plan, "disability" means total and permanent disability for purposes of entitlement to Social Security disability benefits. For purposes of each named executive officer's stock option agreement(s), "disability" has the same definition as that which is set forth in such officer's employment agreement, or (for each named executive officer other than Mr. Dreiling) in the absence of such an agreement or definition, "disability" shall be as defined in our long-term disability plan.

Payments Upon Termination Due to Retirement

              Retirement is not treated differently from any other voluntary termination without good reason (as defined under the relevant agreements, as discussed below under "Payments Upon Voluntary Termination") under any of our plans or agreements for named executive officers.

Payments Upon Voluntary Termination

              The payments to be made to a named executive officer upon voluntary termination vary depending upon whether he or she resigns with or without "good reason" or after our failure to offer to renew, extend or replace his or her employment agreement under certain circumstances. "Good reason" generally means (as more fully described in the applicable employment agreement):

    •
    a reduction in base salary or target bonus level;

    •
    our material breach of the employment agreement;

    •
    the failure of any successor to all or substantially all of our business and/or assets to expressly assume and agree to perform the employment agreement in the same manner and to the same extent that our Company would be required to perform if no such succession had taken place;

    •
    our failure to continue any significant compensation plan or benefit without replacing it with a similar plan or a compensation equivalent (except, in the case of all named executive officers other than Mr. Dreiling, for across-the-board changes or terminations similarly affecting (1) at least 95% of all of our executives or (2) 100% of officers at the same grade level; in the case of Mr. Dreiling, for across-the-board changes or terminations similarly affecting at least 95% of all of our executives);

    •
    relocation of our principal executive offices outside of the middle-Tennessee area or basing the officer anywhere other than our principal executive offices; or

    •
    assignment of duties inconsistent, or the significant reduction of the title, powers and functions associated, with the named executive officer's position without his or her written consent. For all named executive officers other than Mr. Dreiling, such acts will not constitute good reason if it results from our restructuring or realignment of duties and responsibilities for business reasons that leaves him or her at the same rate of base salary, annual target bonus opportunity, and officer level and with similar responsibility levels or results from his or her failure to meet pre-established and objective performance criteria.

              No event (but in the case of Mr. Dreiling, no isolated, insubstantial and inadvertent event not in bad faith) will constitute "good reason" if we cure the claimed event within 30 days (10 business days in the case of Mr. Dreiling) after receiving notice from the named executive officer.

              Voluntary Termination with Good Reason or After Failure to Renew the Employment Agreement.    If any named executive officer resigns with good reason, all then unvested option grants held by that officer will be forfeited. Unless we purchase any then vested options in total at a price equal to the fair market value of the shares underlying the vested options, less the aggregate exercise price, the named executive officer generally may exercise vested options for the following periods from the termination date: 180 days in the case of options granted to Mr. Dreiling, Mr. Tehle, Ms. Guion and Ms. Lanigan on or before January 21, 2008; or 90 days in the case of options granted to Messrs. Dreiling and Vasos after January 21, 2008. We do not have a repurchase, or call, right with respect to the option granted to Mr. Dreiling in April 2010 and the shares underlying such option.

              In the event any named executive officer (other than Mr. Dreiling) resigns under the circumstances described in (2) below, or in the event we fail to extend the term of Mr. Dreiling's employment as provided in (3) below, the relevant named executive officer's equity will be treated as described under "Voluntary Termination without Good Reason" below.

              Additionally, if the named executive officer (1) resigns with good reason, or (2) in the case of named executive officers other than Mr. Dreiling, resigns within 60 days of our failure to offer to renew, extend or replace his or her employment agreement before, at or within 6 months after the end of the agreement's term (unless we enter into a mutually acceptable severance arrangement or the resignation is a result of the named executive officer's voluntary retirement or termination), or (3) in the case of Mr. Dreiling, in the event we elect not to extend his term of employment by providing 60 days prior written notice before the applicable extension date, then in each case the named executive officer will receive the following benefits generally on or beginning on the 60th day after termination of employment but contingent upon the execution and effectiveness of a release of certain claims against us and our affiliates in the form attached to the employment agreement:

    •
    Continuation of base salary, as in effect immediately before the termination, for 24 months payable in accordance with our normal payroll cycle and procedures.

    •
    A lump sum payment equal to 2 times the average percentage of the named executive officer's target bonus paid or to be paid to employees at the same job grade level as the named executive officer (if any) under the annual bonus program for officers for the 2 fiscal years immediately preceding the fiscal year in which the termination date occurs (for Mr. Dreiling, the bonus payment will equal 2 times his target bonus and will be payable over 24 months in equal installments in accordance with our normal payroll cycles and procedures).

    •
    A lump sum payment equal to 2 times our annual contribution for the named executive officer's participation in our pharmacy, medical, dental and vision benefits program (in the case of Mr. Dreiling, these benefits instead will be in the form of a continuation of these benefits to him and his spouse and eligible dependents to the extent covered immediately prior to the employment termination, for 2 years from the termination date or, if earlier, until he is or becomes eligible for comparable coverage under the group health plans of a subsequent employer).

    •
    Mr. Dreiling will receive a prorated bonus payment based on our performance for the fiscal year, paid at the time bonuses are normally paid for that fiscal year.

    •
    Outplacement services for 1 year or, if earlier, until other employment is secured.

              Note that any amounts owed to a named executive officer (other than Mr. Dreiling) in the form of salary continuation that would otherwise have been paid during the 60 day period after his or her employment termination will instead be payable in a single lump sum as soon as administratively practicable after the 60th day after such termination date and the remainder will be paid in the form of salary continuation payments as set forth above.

              The named executive officer will forfeit any unpaid severance amounts upon a material breach of any continuing obligation under the employment agreement or the release (the "Continuing Obligations"), which include:

    •
    The named executive officer must maintain the confidentiality of, and refrain from disclosing or using, our (a) trade secrets for any period of time as the information remains a trade secret under applicable law and (b) confidential information for a period of 2 years following the employment termination date.

    •
    For a period of 2 years after the employment termination date, the named executive officer may not accept or work in a "competitive position" within any state in which we maintain stores at the time of his termination date or any state in which we have specific plans to open stores within 6 months of that date. For this purpose, "competitive position" means any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between the named executive officer and any person engaged wholly or in material part in the business in which we are engaged, including but not limited to Wal-Mart, Sam's Club, Target, Costco, K-Mart, Big Lots, BJ's Wholesale Club, Walgreens, Rite-Aid, CVS, Family Dollar Stores, Fred's, the 99 Cents Stores, and Dollar Tree Stores and (1) with respect to Mr. Dreiling and Mr. Vasos, Casey's General Stores and The Pantry, Inc. and (2) with respect to Mr. Vasos, Circle K and 7-11 Stores (Sam's Club, Big Lots, Walgreens, Rite-Aid and CVS are not specifically listed in Mr. Dreiling's employment agreement), or any person then planning to enter the deep discount consumable basics retail business, if the named executive officer is required to perform services for that person which are substantially similar to those he or she provided or directed at any time while employed by us.

    •
    For a period of 2 years after the employment termination date, the named executive officer may not actively recruit or induce any of our exempt employees (exempt executives, in the case of Mr. Dreiling) to cease employment with us.

    •
    For a period of 2 years after the employment termination date, the named executive officer may not solicit or communicate with any person who has a business relationship with us and with whom the named executive officer had contact while employed by us, if that contact would likely interfere with our business relationships or result in an unfair competitive advantage over us.

    •
    The named executive officer may not engage in any communications to persons outside Dollar General which disparages Dollar General or interferes with our existing or prospective business relationships.

              Voluntary Termination without Good Reason.    If the named executive officer resigns without good reason, he or she will forfeit all unvested equity grants and all vested but unexercised options. If Ms. Guion remains employed through her scheduled July 31, 2012 retirement date, we have agreed to amend her stock option agreement at such time to allow her to exercise all vested but unexercised options for a period up to and including July 31, 2015. However, because SEC rules require us to prepare the tables below assuming a termination scenario as of February 3, 2012, if Ms. Guion had resigned without good reason at that time, she would have forfeited her vested options.

Payments Upon Involuntary Termination

              The payments to be made to a named executive officer upon involuntary termination vary depending upon whether termination is with or without "cause". "Cause" generally means (as more fully described in the applicable employment agreement):

    •
    Attendance at work in a state of intoxication or in possession of any prohibited drug or substance which would amount to a criminal offense;

    •
    Assault or other act of violence;

    •
    Any act (other than a de minimis act) involving fraud or dishonesty relating to the performance of the executive's duties (for Mr. Dreiling, in connection with the performance of his duties);

    •
    Any material breach of any securities or other law or regulation or any Dollar General policy governing securities trading or inappropriate disclosure or "tipping" relating to any stock, security and investment;

    •
    Any activity or public statement, other than as required by law, that prejudices Dollar General or our affiliates (specifically including, for Mr. Dreiling, any limited partner of any parent entity of Dollar General) or reduces our or our affiliates' good name and standing or would bring Dollar General or its affiliates into public contempt or ridicule; or

    •
    Conviction of, or plea of guilty or nolo contendere to, any felony whatsoever or any misdemeanor that would preclude employment under our hiring policy.

              For purposes of Mr. Tehle, Ms. Guion, Mr. Vasos and Ms. Lanigan, "cause" also means:

    •
    Willful or repeated refusal or failure substantially to perform his or her material obligations and duties under his or her employment agreement or those reasonably directed by his or her supervisor, our CEO and/or the Board (except in connection with a Disability); or

    •
    Any material violation of our Code of Business Conduct and Ethics.

              Involuntary Termination for Cause.    If the named executive officer is involuntarily terminated for cause, he or she will forfeit all unvested equity grants, as well as all vested but unexercised options.

              Involuntary Termination without Cause.    If the named executive officer is involuntarily terminated without cause, the named executive officer's equity grants will be treated, and her or she will receive the same severance payments and benefits, as described under "Voluntary Termination with Good Reason or After Failure to Renew the Employment Agreement" above.

Payments After a Change in Control

              Upon a change in control (as defined under each applicable governing document), regardless of whether the named executive officer's employment terminates:

    •
    Under the 2007 Stock Incentive Plan, (1) all time-vested options will vest and become immediately exercisable as to 100% of the shares subject to such options immediately prior to a change in control and (2) all performance-vested options will vest and become immediately exercisable as to 100% of the shares subject to such options immediately prior to a change in control if, as a result of the change in control, (x) investment funds affiliated with KKR realize a specified internal rate of return on 100% of their aggregate investment, directly or indirectly, in our equity securities (the "Sponsor Shares") and (y) the investment funds affiliated with KKR earn a specified cash return on 100% of the Sponsor Shares; provided, however, that in the event a change in control occurs in which more than 50% but less than 100% of our common stock or other voting securities or the common stock or other voting securities of Buck Holdings, L.P. is sold or otherwise disposed of, then the performance-vested options will become vested up to the same percentage of Sponsor Shares on which investment funds affiliated with KKR achieve a specified internal rate of return on their aggregate investment and earn a specified return on their Sponsor Shares.

    •
    All CDP/SERP Plan benefits will become fully vested (to the extent not already vested).

              If the named executive officer is involuntarily terminated without cause or resigns for good reason, he or she will receive the same severance payments and benefits as described above under "Voluntary Termination with Good Reason or After Failure to Renew the Employment Agreement."

              If any payments or benefits in connection with a change in control (as defined in Section 280G of the Internal Revenue Code) would be subject to the "golden parachute" excise tax under federal income tax rules, we will pay an additional amount to the named executive officer to cover the excise tax and any other excise and income taxes resulting from this payment. However, other than with respect to Mr. Dreiling, if after receiving this payment the named executive officer's after-tax benefit would not be at least $50,000 more than it would be without this payment, then this payment will not be made and the severance and other benefits due to the named executive officer will be reduced so that the golden parachute excise tax is not incurred.

              For purposes of the CDP/SERP Plan, a change in control generally is deemed to occur (as more fully described in the plan document):

    •
    if any person (other than Dollar General or any of our employee benefit plans) acquires 35% or more of our voting securities (other than as a result of our issuance of securities in the ordinary course of business);

    •
    if a majority of our Board members at the beginning of any consecutive 2-year period are replaced within that period without the approval of at least 2/3 of our Board members who served as directors at the beginning of the period; or

    •
    upon the consummation of a merger, other business combination or sale of assets of, or cash tender or exchange offer or contested election with respect to, Dollar General if less than a majority of our voting securities are held after the transaction in the aggregate by holders of our securities immediately prior to the transaction.

              For purposes of the treatment of equity discussed above, a change in control generally means (as more fully described in the Management Stockholder's Agreement between us and the named executive officers) one or a series of related transactions described below which results in us, KKR and its affiliates or an employee benefit plan referenced below ceasing to hold the ability to elect (or cause to be elected) a majority of our Board members:

    •
    the sale of all or substantially all of the assets of Buck Holdings, L.P. or us and our subsidiaries to any person (or group of persons acting in concert), other than to (x) investment funds affiliated with KKR or its affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by us, KKR or our respective affiliates or other person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by us, KKR or our respective affiliates; or

    •
    a merger, recapitalization or other sale by us, KKR (indirectly) or any of our respective affiliates, to a person (or group of persons acting in concert) of our common stock or our other voting securities that results in more than 50% of our common stock or our other voting securities (or any resulting company after a merger) being held, directly or indirectly, by a person (or group of persons acting in concert) that is not controlled by (x) KKR or its affiliates or (y) an employee benefit plan (or trust forming a part thereof) maintained by us, KKR or our respective affiliates or other person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by us, KKR or our respective affiliates.

Potential Payments to Named Executive Officers Upon Occurrence of
Various Termination Events As of February 3, 2012

Name/Item	Death ($)	Disability ($)	Voluntary Without Good Reason ($)	Involuntary Without Cause or Voluntary with Good Reason ($)	Involuntary With Cause ($)	Change in Control ($)

Mr. Dreiling
Option Vesting Due to Event	4,848,924	4,848,924	n/a	n/a	n/a	4,848,924
Cash Severance	—	1,850,386	n/a	7,400,176	n/a	7,400,176
Health Continuation(1)	n/a	25,274	n/a	25,274	n/a	25,274
Outplacement(2)	n/a	n/a	n/a	10,000	n/a	10,000
280(G) Excise Tax and Gross-Up	n/a	n/a	n/a	n/a	n/a	—
Life Insurance Proceeds	3,016,190	n/a	n/a	n/a	n/a	n/a

Total	7,865,114	6,724,584	—	7,435,450	—	12,284,374

Mr. Tehle
Option Vesting Due to Event	2,133,524	2,133,524	n/a	n/a	n/a	2,133,524
Cash Severance	n/a	n/a	n/a	2,909,421	n/a	2,909,421
Health Payment	n/a	n/a	n/a	23,602	n/a	23,602
Outplacement(2)	n/a	n/a	n/a	10,000	n/a	10,000
280(G) Excise Tax and Gross-Up	n/a	n/a	n/a	n/a	n/a	—
Life Insurance Proceeds	1,652,545	n/a	n/a	n/a	n/a	n/a

Total	3,786,069	2,133,524	—	2,943,023	—	5,076,547

Ms. Guion
Option Vesting Due to Event	1,697,125	1,697,125	n/a	n/a	n/a	1,697,125
Cash Severance	n/a	n/a	n/a	2,813,338	n/a	2,813,338
Health Payment	n/a	n/a	n/a	14,897	n/a	14,897
Outplacement(2)	n/a	n/a	n/a	10,000	n/a	10,000
280(G) Excise Tax and Gross-Up	n/a	n/a	n/a	n/a	n/a	—
Life Insurance Proceeds	1,597,970	n/a	n/a	n/a	n/a	n/a
All Other Compensation(3)	—	35,295	35,295	35,295	35,295	35,295

Total	3,295,095	1,732,420	35,295	2,873,530	35,295	4,570,655

Mr. Vasos
Option Vesting Due to Event	3,394,250	3,394,250	n/a	n/a	n/a	6,505,657
Cash Severance	n/a	n/a	n/a	2,813,338	n/a	2,813,338
Health Payment	n/a	n/a	n/a	14,163	n/a	14,163
Outplacement(2)	n/a	n/a	n/a	10,000	n/a	10,000
280(G) Excise Tax and Gross-Up	n/a	n/a	n/a	n/a	n/a	1,727,260
Life Insurance Proceeds	1,597,970	n/a	n/a	n/a	n/a	n/a

Total	4,992,220	3,394,250	—	2,837,501	—	11,070,418

Ms. Lanigan
Option Vesting Due to Event	1,309,196	1,309,196	n/a	n/a	n/a	1,309,196
Cash Severance	n/a	n/a	n/a	2,376,770	n/a	2,376,770
Health Payment	n/a	n/a	n/a	15,268	n/a	15,268
Outplacement(2)	n/a	n/a	n/a	10,000	n/a	10,000
280(G) Excise Tax and Gross-Up	n/a	n/a	n/a	n/a	n/a	—
Life Insurance Proceeds	1,350,000	n/a	n/a	n/a	n/a	n/a

Total	2,659,196	1,309,196	—	2,402,038	—	3,711,234

(1)
Calculated as the combined Company and employee cost for the benefit option selected by Mr. Dreiling for 2012.

(2)
Estimated based on the actual cost of outplacement services recently provided to other officers.

(3)
Amounts represent $22,430 for a financial and estate planning perquisite that will be provided to Ms. Guion through April 15, 2013 and a tax gross-up of $12,865 on such perquisite.

Compensation Committee Interlocks and Insider Participation

              Each of Messrs. Agrawal, Bryant, Calbert, Jones and Rhodes was a member of our Compensation Committee during 2011. None of these persons was at any time during 2011 an officer or employee of Dollar General or any of our subsidiaries or an officer of Dollar General or any of our subsidiaries at any time prior to fiscal 2011. Messrs. Calbert and Agrawal, due to their relationships with KKR, and Mr. Jones, due to his relationship with Goldman, Sachs & Co., all of whom continue to serve on the CNG Committee, may be viewed as having an indirect material interest in certain of our relationships and transactions with KKR and Goldman, Sachs & Co. discussed under "Certain Transactions with Management and Others" above. Mr. Dreiling serves as a manager of Buck Holdings, LLC, for which Messrs. Calbert, Agrawal and Jones serve as managers.

Compensation Risk Considerations

              In March 2010, our Compensation Committee, with the assistance of its compensation consultant and management, reviewed our compensation policies and practices for all employees, including executive officers, to assess the risks that may arise from our compensation programs. The assessment included a review of our compensation programs for certain design features which could potentially encourage excessive risk-taking or otherwise generate risk to Dollar General. As a result of that assessment, management and the Compensation Committee concluded, after considering the degree to which identified risk-aggravating factors were offset by risk-mitigating factors, that the net risks created by our overall compensation program were not reasonably likely to have a material adverse effect on Dollar General.

              Throughout 2010 and 2011, the Committee continued to discuss risks pertaining to various compensation programs during meetings at which changes to any such programs were discussed as well as the risk mitigating or risk aggravating impact on the overall risks created by our compensation program. In addition, in November 2011 and again in March 2012 the Committee reviewed and discussed a management presentation analyzing changes to our compensation programs and determining that the risk profile identified in the March 2010 risk assessment has not significantly changed. As a result of these reviews and discussions, which included identification of further risk-mitigating factors, the Committee again determined that the net risks created by our overall compensation program are not reasonably likely to have a material adverse effect on Dollar General.

SECURITY OWNERSHIP

              For purposes of the tables below, a person is a "beneficial owner" of a security over which that person has or shares voting or investment power or which that person has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge these persons have sole voting and investment power over the shares listed. Percentage computations are based on 338,417,840 shares of our common stock outstanding as of March 23, 2012.

Security Ownership of Certain Beneficial Owners

              The following table shows the amount of our common stock beneficially owned as of March 23, 2012 by those known by us to beneficially own more than 5% of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Buck Holdings, L.P.(1)	181,172,991(1)	53.5%
T. Rowe Price Associates, Inc.(2)	18,440,008(2)	5.4%

(1)
Based solely on Statements on Schedule 13G filed on February 14, 2012. Buck Holdings, L.P. ("Buck LP") directly holds 181,172,991 shares. The membership interests of Buck Holdings, LLC ("Buck LLC"), the general partner of Buck L.P., are held by a private investor group, including affiliates of KKR and Goldman, Sachs & Co. and other equity investors.

Each of KKR 2006 Fund L.P., KKR PEI Investments, L.P., 8 North America Investor L.P., Buck Co-Invest, LP and KKR Partners III, L.P. (collectively, the "KKR Funds") directly owns limited partnership interests in Buck LP with the majority of such interests held by KKR 2006 Fund, L.P. The sole general partner of the KKR 2006 Fund L.P. is KKR Associates 2006 L.P., and the sole general partner of KKR Associates 2006 L.P. is KKR 2006 GP LLC. The designated member of KKR 2006 GP LLC is KKR Fund Holdings L.P. The sole general partner of KKR PEI Investments, L.P. is KKR PEI Associates, L.P., and the sole general partner of KKR PEI Associates, L.P. is KKR PEI GP Limited. The sole shareholder of KKR PEI GP Limited is KKR Fund Holdings L.P. Messrs. Henry Kravis and George Roberts have also been designated as managers of KKR 2006 GP LLC by KKR Fund Holdings L.P. The sole general partner of 8 North America Investor L.P. is KKR Associates 8 NA L.P., and the sole general partner of KKR Associates 8 NA L.P. is KKR 8 NA Limited. The sole shareholder of KKR 8 NA Limited is KKR Fund Holdings L.P. Buck Holdings Co-Invest GP, LLC is the sole general partner of Buck Holdings Co-Invest, LP, and the managing member of Buck Holdings Co-Invest GP, LLC is KKR Associates 2006 L.P. The sole general partner of KKR Associates 2006 L.P. is KKR 2006 GP LLC. The designated member of KKR 2006 GP LLC is KKR Fund Holdings L.P. KKR III GP LLC is the sole general partner of KKR Partners III, L.P. The managers of KKR III GP LLC are Messrs. Kravis and Roberts. The general partners of KKR Fund Holdings L.P. are KKR Fund Holdings GP Limited and KKR Group Holdings L.P. The sole shareholder of KKR Fund Holdings GP Limited is KKR Group Holdings L.P. The sole general partner of KKR Group Holdings L.P. is KKR Group Limited. The sole shareholder of KKR Group Limited is KKR & Co. L.P. The sole general partner of KKR & Co. L.P. is KKR Management LLC. The designated members of KKR Management LLC are Messrs. Kravis and Roberts.

Each of KKR 2006 Fund L.P., KKR Associates 2006 L.P., KKR 2006 GP LLC, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, and Messrs. Kravis and Roberts may be deemed to share voting and investment power with respect to the shares beneficially owned by Buck LP but each has disclaimed beneficial ownership of such shares. The address for all entities noted above and for Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

The Goldman Sachs Group, Inc. ("GS Group") may be deemed to share voting power with respect to 39,286,793 shares held by Buck LP and investment power with respect to 39,295,898 shares held by Buck LP. Each of the following entities directly owns limited partnership interests in Buck LP and may be deemed to share voting and investment power with respect to the specified number of shares: GS Capital Partners VI Parallel, L.P. (3,992,139); GS Capital Partners VI GmbH & Co. KG (515,961); GS Capital Partners VI Fund, L.P. (14,517,769); GS Capital Partners VI Offshore Fund, L.P. (12,075,370); Goldman Sachs DGC Investors, L.P. (2,191,094); Goldman Sachs DGC Investors Offshore Holdings, L.P. (4,356,534) and GSUIG, LLC (1,636,909) (collectively, the "Investing Entities"). The shares held by the Investing Entities may be deemed to be beneficially owned by Goldman, Sachs & Co. The general partner, managing general partner or other manager of each of the Investing Entities is an affiliate of GS Group. Goldman, Sachs & Co. is a direct and indirect wholly-owned subsidiary of GS Group. Goldman, Sachs & Co. is the investment manager of certain of the Investing Entities. Each of the Investing Entities disclaims beneficial ownership of shares of common stock owned by Buck LP or by the other investors of Buck LP, except to the extent disclosed above. The address of each of the Investing Entities other than GS Capital Partners VI GmbH & Co. KG is c/o Goldman, Sachs & Co., 200 West Street 28th floor, New York, New York 10282. The address of GS Capital Partners VI GmbH & Co. KG is Messeturm, Friedrich-Ebert-Anlage 49 60323, Frankfurt/Main, Germany.

(2)
Based solely on a Statement on Schedule 13G/A filed on February 8, 2012 by T. Rowe Price Associates, Inc. ("Price Associates"). These shares are owned by various individual and institutional investors for which Price Associates serves as investment advisor with voting and investment power over the shares. In its role as investment advisor, Price Associates had sole investment power with respect to all 18,440,008 shares, sole voting power with respect to 4,654,865 of the shares and no voting power with respect to 13,785,143 of the shares as of December 31, 2011. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

Security Ownership of Officers and Directors

              The following table shows the amount of our common stock beneficially owned as of March 23, 2012 by our directors and named executive officers individually and by our directors and all of our executive officers as a group. Unless otherwise noted, these persons may be contacted at our executive offices.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Raj Agrawal(1)(2)(4)	2,775	*
Warren F. Bryant(2)(4)	7,792	*
Michael M. Calbert(1)(2)(4)	13,792	*
Adrian Jones(2)(3)(4)	3,792	*
William C. Rhodes, III(2)(4)	13,792	*
David B. Rickard(2)(4)	8,127	*
Richard W. Dreiling(4)(5)	1,539,838	*
David M. Tehle(4)	332,454	*
Kathleen R. Guion(4)	250,965	*
Todd J. Vasos(4)	267,695	*
Susan S. Lanigan(4)	196,685	*
All directors and executive officers as a group (15 persons)(1)(2)(3)(4)	3,093,054	*

*
Denotes less than 1% of class.

(1)
Messrs. Agrawal and Calbert are executives of KKR, which as discussed above under "Security Ownership of Certain Beneficial Owners" may be deemed to share investment and/or voting power with respect to the shares held by Buck LP. Messrs. Calbert and Agrawal disclaim beneficial ownership of any such shares.

(2)
Excludes shares underlying certain restricted stock units held by each of the named holders, but over which they have no voting or investment power nor the right to acquire beneficial ownership within 60 days of March 23, 2012.

(3)
Mr. Jones is a managing director of Goldman, Sachs & Co. As discussed above under "Security Ownership of Certain Beneficial Owners," the GS Group may be deemed to share investment and/or voting power with respect to certain shares held by Buck LP. Mr. Jones disclaims beneficial ownership of the shares owned directly or indirectly by the GS Group except to the extent of his pecuniary interest therein, if any. We also have been advised that Mr. Jones holds the shares reported in the table for the benefit of the GS Group.

(4)
Includes the following number of shares underlying restricted stock units that are settleable within 60 days of March 23, 2012, over which the person will not have voting or investment power until the restricted stock units are settled: Mr. Bryant (763); Mr. Calbert (1,017); and Mr. Rickard (973). Also includes the following number of shares subject to options either currently exercisable or exercisable within 60 days of March 23, 2012 over which the person will not have voting or investment power until the options are exercised: each of Messrs. Agrawal, Bryant, Calbert, Jones and Rhodes (2,775); Mr. Rickard (2,654); Mr. Dreiling (890,604); Mr. Tehle (323,314); Ms. Guion (250,965); Mr. Vasos (263,383); Ms. Lanigan (196,685); and all current directors and executive officers as a group (2,374,700). The shares described in this note are considered outstanding for the purpose of computing the percentage of outstanding stock owned by each named person and by the group, but not for the purpose of computing the percentage ownership of any other person.

(5)
Includes 326,037 shares of performance-based restricted common stock over which Mr. Dreiling possesses voting power but will not possess investment power until such time as such shares may vest upon achievement of certain performance targets.

PROPOSAL 2:
VOTE REGARDING THE AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

What are shareholders being asked to approve?

              Our Board of Directors is asking you to approve our Amended and Restated 2007 Stock Incentive Plan, along with the material terms of the performance-based compensation under the plan for purposes of compensation deductibility under Internal Revenue Code Section 162(m). In this proxy statement, we sometimes refer to this amended and restated plan as the "2007 Stock Incentive Plan." On November 30, 2011, upon the recommendation of our Compensation Committee, our Board of Directors approved the plan described in this proposal, subject to shareholder approval at the annual meeting. The plan will not become effective unless and until it is approved by shareholders. A copy of the proposed 2007 Stock Incentive Plan is attached as Appendix A to this proxy statement.

Why are shareholders being asked to approve the 2007 Stock Incentive Plan?

              NYSE rules generally require companies to submit material revisions of equity-compensation plans to shareholders for approval. Among other changes, the 2007 Stock Incentive Plan extends the term of the plan to the tenth anniversary of the date of shareholder approval, which is considered a material revision of the plan under NYSE rules.

Why are shareholders being asked to approve the material terms of the performance-based compensation under the 2007 Stock Incentive Plan?

              Section 162(m) of the Internal Revenue Code limits our ability to deduct from our U.S. federal corporate income taxes compensation in excess of $1 million per year paid to "covered employees" unless the compensation qualifies as "performance-based." Compensation cannot qualify as "performance-based" unless the plan under which it is paid is approved by shareholders. "Covered employees" generally include each of the persons who are our Chief Executive Officer or one of the other named executive officers (other than our Chief Financial Officer).

              The 2007 Stock Incentive Plan is designed to permit Dollar General to grant awards that qualify as performance-based compensation for purposes of satisfying the requirements of Section 162(m). The Section 162(m) deduction limit does not apply for certain grants made during any period during which our securities are not publicly-traded and during a transition reliance period after our securities become publicly-traded. Our Section 162(m) transition reliance period ends in 2013. Thus, in order for us to continue to have flexibility to pay performance-based compensation that meets the requirements for deductibility under Section 162(m), we need to obtain shareholder approval of the 2007 Stock Incentive Plan no later than the 2013 annual meeting of shareholders. We decided to submit the plan to our shareholders in 2012 because (1) we wanted to determine the availability of making deductible awards in 2013 before the 2013 annual meeting of shareholders; and (2) an Internal Revenue Service proposed regulation could eliminate the deductibility of all or a portion of the March 2012 performance share unit awards absent approval of the plan by our shareholders at the 2012 annual meeting.

Why should shareholders approve this proposal?

              We believe the 2007 Stock Incentive Plan is important to our continued growth and success. The purpose of the plan is to attract and retain management and other personnel and key service providers, to motivate management personnel by means of growth-related incentives to achieve long-range goals, and to further align the interests of plan participants with those of our shareholders.

              Approval of the 2007 Stock Incentive Plan will, among other things, extend the term of the plan to the tenth anniversary of the date of shareholder approval, which will preserve what we believe is an essential tool to provide an incentive for management and other personnel and key service providers to contribute to our future growth and success. If this proposal is not approved at the annual meeting, the plan will expire by its terms on July 6, 2017.

              In addition, if this proposal is not approved at the annual meeting:

    •
    any future awards of stock options, stock appreciation rights and restricted stock granted under the plan to our covered employees after the end of our transition reliance period, and any future awards of other types of equity-based compensation granted under the plan to our covered employees which are paid or settled after the end of our transition reliance period will not qualify as performance-based compensation and will count against the $1 million deductible compensation limit otherwise imposed by Section 162(m); and

    •
    the performance share units granted on March 20, 2012 under the plan will be automatically forfeited.

How does the 2007 Stock Incentive Plan compare to compensation best practices?

              The 2007 Stock Incentive Plan includes a number of important provisions, summarized below, that are designed to protect our shareholders' interests and that reflect our commitment to best practices and effective management of equity compensation:

    •
    Plan Limits and Additional Shares. A fixed number of shares is authorized under the plan, and shareholder approval would be required to increase that share limit. The plan does not contain an evergreen provision or other feature which would periodically add new shares for grant under the plan. Subject to adjustment in connection with certain significant corporate events, the maximum number of shares that can be awarded in the form of stock options and stock appreciation rights to any plan participant is 4.5 million per fiscal year, and the maximum number of shares that can be awarded in the form of other stock-based awards to any plan participant is 1.5 million per fiscal year.

    •
    No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights must have an exercise price that is equal to or greater than the fair market value of one share of our common stock on the date of grant.

    •
    No Repricing. Repricing of stock options and stock appreciation rights (including reduction in the exercise price of stock options or replacement of an award with cash or another award type) is prohibited without shareholder approval.

    •
    Limitation on Amendments. No material amendments that would increase the aggregate number of shares that may be issued under the plan can be made without shareholder approval.

    •
    Section 162(m) Eligibility. The committee administering the plan maintains the flexibility to approve equity and cash awards eligible for treatment as performance-based compensation under Section 162(m).

How does the 2007 Stock Incentive Plan work?

              A description of the plan's provisions is set forth below. This summary is qualified in its entirety by reference to the 2007 Stock Incentive Plan attached as Appendix A.

              Administration.    The plan is administered by the CNG Committee, which may delegate some or all of its authority to a subcommittee consisting solely of at least two directors who qualify as "non-employee directors" for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 (or any

successor rule), "independent directors" within the meaning of NYSE listing standards, and "outside directors" within the meaning of Section 162(m) (or any successor section). If at any time Dollar General has not appointed such a committee, the Board itself may administer the plan. We refer to the individuals administering the plan as the "Committee." Subject to the terms of the plan, the Committee may select participants to receive awards, determine the types, terms and conditions of awards, adopt rules for the plan's administration, and interpret plan provisions.

              Shares of Common Stock Reserved for Issuance under the Plan.    This proposal does not increase the number of shares available for issuance under the plan. Subject to adjustment in connection with certain significant corporate events, the maximum number of shares that may be issued under the plan is 31,142,858. As of March 23, 2012, awards relating to 13,763,730 shares have been issued or are subject to outstanding awards granted under the plan, and 17,379,128 shares remain available for awards under the plan. As of March 23, 2012, the closing price per share of our common stock as reported on the NYSE was $47.13.

              The common stock issued or to be issued under the plan consists of authorized but unissued shares or issued shares that we have reacquired. The issuance of shares or the payment of cash in consideration of the substitution, cancellation or termination of an award will reduce the total number of shares available under the plan to the extent of the number of shares subject to such substituted, cancelled or terminated award, provided that shares subject to awards that are either repurchased by Dollar General or withheld or tendered to satisfy tax withholding obligations, the exercise price of a stock option or the purchase price for any other award will immediately become available for new awards to be granted under the plan. In addition, if any shares covered by an award under the plan are forfeited, or if an award expires unexercised, then the number of shares relating to such forfeited or expired awards will, to the extent of any such forfeiture or expiration, immediately become available for new awards to be granted under the plan.

              Eligibility.    Awards may be made under the plan to any of our employees, non-employee members of our Board of Directors, any consultant or other person having a service relationship with Dollar General and any of our subsidiaries and affiliates. On March 23, 2012, there were 9 executive officers, 6 non-employee members of our Board of Directors, 1,473 employees and no consultants or other service providers eligible to participate in the plan.

              Stock Options and Stock Appreciation Rights.    The plan permits the grant of stock options intended to qualify as incentive stock options under the Internal Revenue Code as well as stock options that do not qualify as incentive stock options.

              The per share exercise price of a stock option may not be less than 100% of the fair market value of one share of our common stock on the date of grant. The fair market value is generally determined as the closing price of our common stock on the date of grant. In the case of shareholders who own 10% or more of our outstanding common stock and who receive incentive stock options, the per share exercise price may not be less than 110% of the fair market value of one share of our common stock on the date of grant.

              The Committee determines the term of each stock option, which may not exceed ten years from the date of grant. If the grantee is a shareholder who owns 10% or more of our outstanding common stock, a stock option intended to be an incentive stock option must expire five years following the grant date. Subject to these limitations, the Committee determines the time or times each stock option may be exercised, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, including whether a participant will receive dividend equivalent rights on vested stock options.

              In general, a participant may pay the exercise price of a stock option in cash, through the withholding of shares underlying the option, or, with the Committee's consent, by delivering shares that the participant has held for at least six months, or by a combination of these methods that complies with the terms of the 2007 Stock Incentive Plan, the stock option agreement, and any applicable Committee guidelines in effect at the time. When a participant is permitted to pay the exercise price in shares held for at least six months, the participant may, subject to procedures accepted by the Committee, satisfy the delivery requirement by presenting proof that the participant beneficially owns sufficient shares to pay the exercise price, in which case we will treat the stock option as exercised. We will then withhold from the shares acquired upon exercise the number of shares to be delivered in payment of the exercise price, subject to our actual receipt of such shares beneficially owned by the participant.

              Any participant who disposes of shares acquired upon the exercise of an incentive stock option either within two years after the date of grant of the incentive stock option or within one year after the exercise of the incentive stock option must notify Dollar General of such disposition and of the amount realized upon the disposition.

              The plan permits the Committee to grant stock appreciation rights, either independent of or in connection with stock options. A stock appreciation right entitles the participant to receive an amount equal to the product of (i) the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price of the stock appreciation right, multiplied by (ii) the number of shares covered by the stock appreciation right. The exercise price per share of a stock appreciation right granted independent of a stock option may not be less than the fair market value of one share of our common stock on the date of grant. The per share exercise price of a stock appreciation right granted in connection with a stock option will be the per share exercise price of the related stock option. The exercise of a stock appreciation right granted in connection with a stock option shall cause a reduction in the number of shares subject to the stock option equal to the number of shares with respect to which the stock appreciation right is exercised. Conversely, the exercise of a related stock option shall cause a reduction in the number of shares subject to the stock appreciation right equal to the number of shares with respect to which the related option is exercised. A participant may pay the exercise price of a stock appreciation right in shares, in cash, or in a combination of shares and cash, all as the Committee shall determine. The Committee will also determine the other terms of any stock appreciation right.

              No amendment or modification may be made to an outstanding stock option or stock appreciation right if it would be treated as a repricing under the rules of the stock exchange on which the shares of our common stock are listed (currently the NYSE), including replacement with cash or another award type, without the prior approval of our shareholders.

              Unless the Committee provides otherwise, stock options and stock appreciation rights granted under the plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution.

              Subject to adjustment in connection with certain significant corporate events, the maximum number of shares of our common stock that can be awarded in the form of stock options and stock appreciation rights under the plan to any participant is 4.5 million per fiscal year.

              Other Stock-Based Awards.    The Committee may also grant or sell to participants:

    •
    unrestricted shares;

    •
    restricted shares; and

    •
    awards that are valued by reference to the fair market value, or a number of shares, of our common stock, awards that are otherwise based on the fair market value, or a number of shares, of our common stock, and awards that are payable in the form of shares of our common stock (which may include, without limitation, restricted stock units, performance shares, performance share units, and bonus stock).

              In this proxy statement, we sometimes refer to these awards as "Other Stock-Based Awards." The Committee will determine the form, terms and conditions of Other Stock-Based Awards, including vesting provisions and whether such awards will be settled in shares, in cash, or in a combination of shares and cash. Other Stock-Based Awards may be granted alone or in connection with any other awards under the plan, and may provide for vesting upon the completion of a specified period of service, the occurrence of an event, and/or the attainment of performance objectives.

              Other Stock-Based Awards may be granted in a manner intended to qualify as performance-based compensation meeting the requirements of Section 162(m). To qualify as performance-based:

    •
    the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

    •
    the performance goal(s) under which compensation is paid must be established by a committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

    •
    the material terms under which the compensation is to be paid must be disclosed to and approved by shareholders before payment is made in a separate vote; and

    •
    the Committee must certify in writing before payment of the compensation that the performance goal(s) and any other material terms were in fact satisfied.

              Under the Internal Revenue Code, a director is an "outside director" if he or she is not a current employee of Dollar General; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of Dollar General; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from Dollar General in any capacity other than as a director.

              Under the 2007 Stock Incentive Plan, the Committee may base the objective performance goals on one or more of the following business criteria, which may relate to Dollar General, to one or more of our affiliates, to one or more of our or our affiliates' divisions or units, or to any combination of the foregoing:

• net earnings or net income (before or after taxes)	• expense targets
• earnings per share	• margins
• net sales or revenue growth	• operating efficiency
• gross or net operating profit	• customer satisfaction
• return measures (including, but not limited to,	• working capital targets
• return on assets, capital, invested capital, equity,	• economic value added
• sales, or revenue)	• volume
• cash flow (including, but not limited to, operating	• capital expenditures
• cash flow, free cash flow, and cash flow	• market share
• return on capital)	• costs
• earnings before or after taxes, interest,	• regulatory ratings
• depreciation, and/or amortization	• asset quality
• gross or operating margins	• net worth
• productivity ratios	• safety
• share price (including, but not limited to, growth measures and total shareholder return)

              The criteria listed above may be measured on an absolute basis, on a basis relative to one or more peer group companies or indices, or any combination of the foregoing, all as the Committee shall determine. In addition, to the extent consistent with Section 162(m) (or any successor section), the performance goals may be calculated without regard to extraordinary or non-recurring items, as the Committee may determine in its sole discretion.

              Subject to adjustment in connection with certain significant corporate events, the maximum number of shares of our common stock that can be awarded under the plan in the form of Other Stock-Based Awards to any participant is 1.5 million per fiscal year. In addition, Other Stock-Based Awards granted in a manner intended to qualify for the exemption from the compensation deductibility limitation imposed by Section 162(m) are considered "performance-based awards." The maximum amount of a "performance-based award" denominated in shares of our common stock that may be granted during a calendar year to any participant is 24 million.

              The list of objective performance goals on which "performance-based awards" may be based under the 2007 Stock Incentive Plan must be approved by our shareholders at least every five years (or earlier if the goals are changed) in order for compensation based on these goals to be considered performance-based compensation under Section 162(m). Approval of the material terms will restart the period for re-approval for an additional five-year period.

              The foregoing notwithstanding, in its discretion, the Committee may also use other performance goals for awards under the plan that are not intended to qualify as performance-based compensation under Section 162(m).

              Dividend Equivalent Rights.    The Committee may grant to participants, either alone or in connection with the grant of another award (other than unearned performance shares), and determine the terms of, dividend equivalent rights. A dividend equivalent right is the right to receive a payment in respect of one share of our common stock that is equal to the amount of any dividend paid in respect of one share of our common stock held by a Dollar General shareholder.

              Amendment or Termination of the Plan.    The Board of Directors generally may terminate the 2007 Stock Incentive Plan at any time and for any reason. The Board of Directors may amend the plan, except that shareholder approval will be required for any such amendment to become effective if (1) required by the Internal Revenue Code or other applicable law, rule or regulation; or (2) the amendment increases the aggregate number of shares available for awards under the plan, decreases the exercise price of outstanding stock options or stock appreciation rights, changes the requirements relating to the Committee or extends the term of the plan. No termination or amendment of the plan may, without the participant's consent, adversely affect a participant in more than a minimal manner with respect to any awards then outstanding.

              Amendments of Awards.    The Committee may amend the terms and conditions of any outstanding awards consistent with the terms of the plan, except that a participant's consent would be required to modify an outstanding award in a manner that adversely impacts, other than in a de minimis manner, a participant (other than adjustments pursuant to a change in control of Dollar General (as defined in the plan) or pursuant to certain corporate events affecting our equity securities or the value of our equity securities or changes made pursuant to Section 409A of the Internal Revenue Code), unless such modification is provided for or contemplated in the terms of the award agreement or the plan.

              Effect of Certain Corporate Transactions.    In the event of a change in control of Dollar General, the Committee may accelerate the vesting of any outstanding awards, cancel outstanding awards for fair value (as determined in its sole discretion), substitute new awards that will substantially preserve the otherwise applicable terms and value of the awards being substituted, or provide for a period of at least 10 business days prior to the change in control in which any stock option or stock appreciation right will be fully exercisable and then shall terminate upon the change in control. The Committee may take any of the foregoing actions with respect to any given outstanding award or group or types of awards, and shall not be required to take any of the foregoing actions uniformly with respect to all outstanding awards.

              Adjustments for Share Dividends, Share Splits and Similar Events.    Upon any share dividend, share split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, change in control of Dollar General, payment of a dividend (other than a cash dividend paid as part of a regular dividend program), exchange of shares or other corporate exchange, equity restructuring, or other similar transaction or occurrence that affects our equity securities or the value of our equity securities, the Committee must adjust the number and kind of shares subject to and available for issuance under the 2007 Stock Incentive Plan, including participant maximums, adjust awards then outstanding under the plan (including the number and kind of securities subject to the award and, if applicable, the share and/or exercise price), and/or take such other action (including, without limitation, providing for the payment of a cash amount to holders of outstanding awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the plan and any outstanding awards.

What are the federal income tax consequences of awards granted under the 2007 Stock Incentive Plan?

              Incentive Stock Options.    The grant of an incentive stock option will not be a taxable event for the participant or for Dollar General. A participant will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). Dollar General will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

              For the exercise of an option to qualify for the foregoing tax treatment, the participant generally must be our employee or an employee of one of our subsidiaries from the date the option is granted through a date within three months before the date on which the option is exercised.

              If all of the foregoing requirements except the holding period requirement are met, the participant will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of our common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. Dollar General will be allowed a business expense deduction to the extent the participant recognizes ordinary income, subject to our compliance with Section 162(m) and to certain reporting requirements.

              Non-Qualified Stock Options.    The grant of a non-qualified stock option will not be a taxable event for the participant or Dollar General. Upon exercising a non-qualified option, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of our common stock on the date on which the option is exercised. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the participant will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

              If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              If the Committee permits such a transfer, a participant who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The participant will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the participant's estate for estate tax purposes.

              Stock Appreciation Rights.    There are no immediate tax consequences of receiving an award of stock appreciation rights under the plan. Upon exercising a stock appreciation right, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of our common stock on the date of exercise. If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              Other Stock-Based Awards.    The Committee may grant or sell to participants Other Stock-Based Awards, the form and terms of which will be determined by the Committee. Other Stock-Based Awards may include unrestricted shares, restricted shares, and other awards that are valued by reference to the fair market value of or a number of shares of our common stock, awards that are otherwise based on the fair market value of or a number of shares of our common stock, and awards that are in any way payable in the form of shares of our common stock (which may include, without limitation, restricted stock units, performance shares, performance share units, and bonus stock). The federal income tax consequences of Other-Stock Based Awards will depend on the form and terms of those awards. The summary below describes the federal income tax consequences of some of the Other-Stock Based Awards the Committee has granted or sold or may be likely to grant or sell to participants.

              Unrestricted Shares.    Participants who are awarded unrestricted shares of common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of our common stock on the date of the award, reduced by the amount, if any, paid for such shares. If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              Restricted Shares.    A participant who is awarded restricted shares of common stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              Restricted Stock Units.    There are no immediate tax consequences of receiving an award of restricted stock units under the plan. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the restriction period or, if later, the payment date. If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              Performance Share Units.    There are no immediate tax consequences of receiving an award of performance share units under the plan. A participant who is awarded performance share units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant on the payment date. If Dollar General complies with applicable reporting requirements and with the restrictions of Section 162(m), Dollar General will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

              Dividend Equivalent Rights.    A participant generally will not recognize taxable income when a dividend equivalent right is granted. The participant, however, will generally recognize ordinary income upon receiving payment of cash and/or shares for the dividend equivalent right. The amount included in the participant's income will equal the amount of cash and the fair market value of the shares received. Dollar General generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income with respect to a dividend equivalent right.

              Section 280(G).    To the extent payments that are contingent on a change in control are determined to exceed certain Internal Revenue Code limitations, they may be subject to a 20% nondeductible excise tax, and Dollar General's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

              Section 409A.    The plan is intended to comply with Section 409A of the Internal Revenue Code to the extent that such section would apply to any award under the plan. Section 409A governs the taxation of deferred compensation. Any participant granted an award that is deemed to be deferred compensation, such as a grant of restricted stock units, that does not qualify for an exemption from Section 409A, and does not comply with Section 409A, could be subject to immediate taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A) on the value of the award.

Have any awards been granted under the amended and restated terms of the 2007 Stock Incentive Plan prior to the annual meeting?

              On March 20, 2012, the Committee approved awards of performance share units to certain employees, subject to shareholder approval of the 2007 Stock Incentive Plan. If this proposal is not approved at the annual meeting, these performance share units will be automatically forfeited. Additionally, in connection with the annual meeting, we anticipate awarding stock options and restricted stock units to the non-employee directors under the 2007 Stock Incentive Plan. If this proposal is not approved at the annual meeting, these stock options and restricted stock units will still be granted, but they will be granted pursuant to the 2007 Stock Incentive Plan as in effect prior to the annual meeting. Information regarding the March 20, 2012 grants of performance share units and the planned award of options and restricted stock units to the non-employee directors is set forth in the table below.

New Plan Benefits

	Non- Qualified Stock Options
		Restricted Stock Units	Performance Share Units
					Dollar Value of Units Target ($)(2)	Dollar Value of Units Maximum ($)(2)
Name and Principal Position	Dollar Value ($)(1)	Dollar Value ($)(1)	Number of Units Target (#)	Number of Units Maximum (#)

Richard W. Dreiling,	—	—	39,807	79,614	1,801,267	3,602,534
Chairman &
Chief Executive Officer

David M. Tehle,	—	—	6,530	13,060	295,483	590,965
Executive Vice President &
Chief Financial Officer

Kathleen R. Guion,	—	—	—	—	—	—
Executive Vice President,
Strategic Planning & Real Estate

Todd J. Vasos,	—	—	6,530	13,060	295,483	590,965
Executive Vice President,
Division President,
Chief Merchandising Officer

Susan S. Lanigan,	—	—	6,530	13,060	295,483	590,965
Executive Vice President &
General Counsel

All current executive officers as a group (9 persons)	—	—	80,843	161,686	3,658,146	7,316,292

All current non-employee directors as a group (6 persons)	75,000	50,000	—	—	—	—

All non-executive officer employees as a group (268 persons)	—	—	91,305	182,610	4,131,551	8,263,103

(1)
Dollar value reflects anticipated value of awards to be granted effective June 1, 2012. The number of stock options and restricted stock units cannot be determined until the grant date.

(2)
Dollar value reflects the number of units multiplied by the closing market price of our common stock on the date of grant (March 20, 2012).

              Future participation and the types of awards that may be granted under the 2007 Stock Incentive Plan are subject to the discretion of the Committee and have not been established. As a result, the specific benefits and amounts payable in the future to any participant or groups of participants if this proposal is approved are not currently determinable.

What awards have been granted under the 2007 Stock Incentive Plan as in effect prior to the annual meeting?

              In addition to the March 20, 2012 grants of performance share units and the planned award of options and restricted stock units to the non-employee directors described above in the New Plan Benefits table, the following table sets forth as of March 23, 2012 the shares of common stock underlying awards that have been granted or shares of common stock that have been issued under the 2007 Stock Incentive Plan to the listed individuals:

Name and Principal Position	Number of Shares Underlying Restricted Stock/Restricted Stock Units(1)	Number of Shares Underlying Options(2)	Number of Shares of Purchased Stock(3)	Number of Shares of Common Stock(4)

Richard W. Dreiling,	834,609	1,670,448	—	—
Chairman & Chief Executive Officer

David M. Tehle,	—	666,010	—	—
Executive Vice President &
Chief Financial Officer

Kathleen R. Guion,	—	500,000	—	—
Executive Vice President,
Strategic Planning & Real Estate

Todd J. Vasos,	—	537,440	74,286	—
Executive Vice President,
Division President,
Chief Merchandising Officer

Susan S. Lanigan,	—	423,154	—	—
Executive Vice President &
General Counsel

All current executive officers as a group (9 persons)	834,609	4,812,615	156,122	—

All current non-employee directors as a group (6 persons)	15,312	52,215	—	—

All non-executive officer employees as a group(5):	311,220	11,320,530	882,415	173,039
• Restricted stock units (1,186 persons)
• Stock options (386 persons)
• Purchased shares (285 persons)
• Common stock (423 persons)

(1)
Includes shares underlying restricted stock/restricted stock units that have vested and shares returned to the Company by Mr. Dreiling to satisfy tax withholding upon vesting, as well as the performance-based restricted stock retention award granted to Mr. Dreiling on March 20, 2012.

(2)
Includes shares underlying options that have been exercised by the holder or cancelled according to the terms of the plan.

(3)
Includes shares purchased from us as part of the investment eligibility requirement to receive certain awards under the plan.

(4)
Includes shares received upon vesting and settlement of equity appreciation rights that were granted under a different plan.

(5)
Includes grants made or shares issued to executives and employees who have since left the Company.

What does the Board recommend?

              Our Board of Directors unanimously recommends that shareholders vote FOR approval of the 2007 Stock Incentive Plan and approval of the material terms of the performance-based compensation under the plan for purposes of compensation deductibility under Section 162(m), including (i) the participants eligible to receive such compensation, (ii) the business criteria that may be used as performance goals for awards, and (iii) the maximum amount of compensation which may be paid to any participant if the performance goals are achieved.

Equity Compensation Plan Table

              The following table sets forth information about securities authorized for issuance under our compensation plans (including individual compensation arrangements) as of February 3, 2012:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	8,456,979	$11.12	19,338,127
Equity compensation plans not approved by security holders	—	—	—

Total(1)	8,456,979	$11.12	19,338,127

(1)
Column (a) consists of shares of common stock issuable upon exercise of outstanding options and upon vesting and payment of restricted stock units under the 2007 Stock Incentive Plan and shares of common stock issuable upon exercise of outstanding options under the 1998 Stock Incentive Plan. Restricted stock units are settled for shares of common stock on a one-for-one basis and have no exercise price. Accordingly, those units have been excluded for purposes of computing the weighted-average exercise price in column (b). Column (c) consists of shares reserved for issuance pursuant to the 2007 Stock Incentive Plan, whether in the form of stock, restricted stock, restricted stock units, or other stock-based awards or upon the exercise of an option or right. Although certain options remain outstanding under the 1998 Stock Incentive Plan, no future awards may be granted thereunder.

PROPOSAL 3:
VOTE REGARDING THE AMENDED AND RESTATED ANNUAL INCENTIVE PLAN

What am I being asked to approve?

              Our Board of Directors is asking you to approve our Annual Incentive Plan, including the material terms of the performance goals under the plan, to preserve our ability under Section 162(m) of the Internal Revenue Code to deduct compensation associated with future performance-based incentive awards to be made under the plan. The disclosure below is a summary only. For a full description, you should read the entire text of the plan which is attached as Appendix B.

Why should I approve the Annual Incentive Plan?

              Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to any publicly held corporation for individual compensation over $1 million paid in any taxable year to "covered employees," which term generally includes each of the persons who were, at the end of each fiscal year, our Chief Executive Officer or one of the other named executive officers (other than our Chief Financial Officer). Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. In order to qualify for this exception, our shareholders must re-approve, every five years, the material terms of the performance goals of the plan under which compensation is to be paid. Our Annual Incentive Plan contains these performance goals, and therefore is the plan being proposed for approval by our shareholders.

              If the Annual Incentive Plan is not approved at the Annual Meeting, then any bonuses paid to our "covered employees" will not qualify as "performance-based compensation" and therefore may not be fully deductible by Dollar General due to the compensation limit imposed by Section 162(m).

Who is eligible to participate in the Annual Incentive Plan?

              The CNG Committee of our Board of Directors, or any subcommittee thereof which meets the requirements of Section 162(m)(4)(C) of the Internal Revenue Code, determines who is eligible to participate in the Annual Incentive Plan, including any of our "covered employees" under Section 162(m), any of our executive officers and any other of our employees. A total of 6,538 persons, including 8 executive officers, received awards under the plan with respect to fiscal 2011, and a total of 7,373 persons, including 8 executive officers, are participating in the plan as of March 23, 2012 with respect to fiscal 2012. We have no plans to significantly change the scope of the group who is eligible to earn incentive compensation awards under the plan.

How does the Annual Incentive Plan work?

              The Annual Incentive Plan is designed to attract and retain executives and to motivate them to promote our profitability and growth by means of performance-based annual cash bonuses.

              The plan authorizes the payment of cash bonuses based on our actual performance measured against established business and/or financial performance measures. Prior to the beginning of each performance period, or at a later time as may be permitted by applicable provisions of the Internal Revenue Code (which currently is not later than the earlier of (1) 90 days after the beginning of the period of service to which the performance goals(s) relate or (2) the first 25% of the period of service), the CNG Committee determines the participants in the plan, establishes for each participant a maximum award, and establishes the performance goal(s) and the performance measures applicable to, and the method for computing the amount payable upon achievement of, such performance goals(s). No participant can receive a bonus under the plan in excess of $5 million in any fiscal year ($10 million if shareholders approve the plan at the Annual Meeting). The CNG Committee can base performance goals on one or more of the following performance measures which may related to Dollar General, one or more of our affiliates or one or more of our or our affiliates' divisions or units, or any combination thereof, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof:

• Net earnings or net income (before or after taxes)	• Earnings per share
• Net sales or revenue growth	• Gross or net operating profit
• Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue)	• Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital)
• Earnings before or after taxes, interest, depreciation, and/or amortization	• Share price (including, but not limited to, growth measures and total shareholder return)
• Productivity ratios	• Gross or operating margins
• Expense targets	• Margins
• Operating efficiency	• Customer satisfaction;
• Working capital targets	• Economic Value Added
• Volume	• Capital expenditures
• Market share	• Costs
• Regulatory ratings	• Asset quality
• Net worth	• Safety

To the extent allowable under Section 162(m), the performance goals may be calculated without regard to extraordinary or non-recurring items, as the CNG Committee may determine in its sole discretion.

              No award can be paid under the plan unless and until the CNG Committee certifies in writing that the previously established performance goal(s) have been satisfied. The CNG Committee may reduce or eliminate any award in its discretion despite achievement of the performance goal(s) but may not increase the amount of bonus payable to any participant. The plan allows a participant to elect in writing to defer the payment of his or her award in accordance with the terms of our CDP/SERP Plan as it exists from time to time. For a description of the CDP/SERP Plan, please see "Executive Compensation—Nonqualified Deferred Compensation." The plan does not limit our ability to make payments or awards to employees (including executive officers) under any other plan or arrangement.

What are the Federal income tax consequences of payments under the Annual Incentive Plan?

              Payments made under the Annual Incentive Plan will be taxable to the recipients when paid as ordinary compensation income. If a participant properly elects to defer receipt of all or a portion of the bonus award under our CDP/SERP Plan, or any successor plan, the participant will generally be entitled to defer the recognition of income. As described above, we intend payments under the plan to qualify as "performance-based" compensation under Section 162(m). As a result, we will generally be entitled to a Federal income tax deduction corresponding to the amount of income recognized by the participant. Any bonuses payable under the Annual Incentive Plan that may be deferred under the CDP/SERP Plan must be deferred in a manner that complies with Section 409A of the Internal Revenue Code. Section 409A provides specific rules for deferral elections, distributions and funding mechanisms under non-qualified deferred compensation plans. Failure to comply would result in significant penalties and interest for the individual but would not impact our tax deduction for deferred compensation.

Who administers the Annual Incentive Plan?

              The CNG Committee administers the Annual Incentive Plan. The CNG Committee has full authority to interpret the plan, to establish rules and regulations relating to the plan's operation, to select the plan's participants, to determine amounts of awards under the plan and to make all other determinations with respect to the plan. The CNG Committee may terminate or amend the plan at any time. However, any amendment that would require shareholder approval pursuant to Section 162(m), the NYSE listing rules, or any other applicable law, rule or regulation will not be effective without shareholder approval. No amendment or termination of the plan shall adversely affect a participant's rights to or interest in an award granted prior to the date of the amendment without the participant's written consent.

What kind of benefits will be paid under the Annual Incentive Plan?

              The amount that would be paid in the future or would have been paid for the last completed fiscal year to any particular person or group under the plan is not currently determinable. Information regarding our recent practices with respect to annual incentive awards under the Annual Incentive Plan is presented in the "Summary Compensation Table." In recent years, the CNG Committee has selected EBITDA-based and ROIC performance measures upon which to base the performance goals in connection with the Annual Incentive Plan. The CNG Committee has again selected such performance measures for 2012. In addition, the CNG Committee has determined that no executive officer is eligible to receive an award under the plan in 2012 unless that officer receives a satisfactory performance rating when evaluated against his or her individual performance goals. See "Use of Performance Evaluations" in Compensation Discussion & Analysis.

When is the Annual Incentive Plan effective?

              The Amended and Restated Dollar General Annual Incentive Plan was initially approved by our Board of Directors on March 16, 2005 and adopted by our shareholders on May 24, 2005. It was further amended and approved by our shareholders on October 23, 2009. The amendments included in the proposed amended and restated Annual Incentive Plan being voted on at the annual meeting will be effective on June 1, 2012 if approved by shareholders.

What does the Board recommend?

              Our Board of Directors unanimously recommends that shareholders vote FOR approval and adoption of the Annual Incentive Plan, in the form attached as Appendix B, and of the material terms of the performance measures under the plan.

AUDIT COMMITTEE REPORT

              The Audit Committee of our Board of Directors has:

    •
    reviewed and discussed with management the audited financial statements for the fiscal year ended February 3, 2012,

    •
    discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T,

    •
    received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and

    •
    discussed with Ernst & Young LLP their independence from Dollar General and its management.

              Based on these reviews and discussions, the Audit Committee unanimously recommended to the Board of Directors that Dollar General's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended February 3, 2012 for filing with the SEC.

              While the Audit Committee has the responsibilities and powers set forth in its charter, the Audit Committee does not have the duty to plan or conduct audits or to determine that Dollar General's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. Dollar General's management and independent auditor have this responsibility. The Audit Committee also does not have the duty to assure compliance with laws and regulations or with the policies of the Board of Directors.

              This report has been furnished by the members of the Audit Committee:

    •
    David B. Rickard, Chairman
    •
    Warren F. Bryant
    •
    William C. Rhodes, III

              The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Dollar General filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Dollar General specifically incorporates this report by reference therein.

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF AUDITORS

Who has the Audit Committee selected as the independent registered public accounting firm?

              The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year. Ernst & Young LLP has served in that capacity since October 2001.

Will representatives of Ernst & Young LLP attend the annual meeting?

              Representatives of Ernst & Young LLP have been requested and are expected to attend the annual meeting. These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

What does the Board of Directors recommend?

              Our Board recommends that you vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2012 fiscal year. The Audit Committee is not bound by a vote either for or against the firm. If the shareholders do not ratify this appointment, our Audit Committee will consider that result in selecting our independent registered public accounting firm in the future.

FEES PAID TO AUDITORS

What fees were paid to the independent registered public accounting firm in 2011 and 2010?

              The following table sets forth the aggregate fees for professional services rendered to us by Ernst & Young LLP during the past two fiscal years:

Service	2011 Aggregate Fees Billed ($)	2010 Aggregate Fees Billed ($)
Audit Fees(1)	1,973,644	2,077,949
Audit-Related Fees(2)	29,500	29,500
Tax Fees(3)	1,547,980	1,220,411
All Other Fees(4)	6,000	6,000

(1)
2011 and 2010 fees include fees for services related to secondary offerings of our common stock by certain of our shareholders.

(2)
2011 and 2010 fees include services relating to the employee benefit plan audit.

(3)
2011 and 2010 fees relate primarily to tax compliance services, which represented $1,414,000 and $1,115,876 in 2011 and 2010, respectively, for work related to work opportunity tax credit assistance, HIRE Act payroll tax services, and foreign sourcing offices' tax compliance. The remaining tax fees relate to consulting services, including examination reviews assistance and tax advisory services related to inventory.

(4)
2011 and 2010 fees include a subscription fee to an on-line accounting research tool.

How does the Audit Committee pre-approve services provided by the independent registered public accounting firm?

              The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. Where feasible, the Committee considers and, when appropriate, pre-approves services at regularly scheduled meetings after disclosure by management and the independent registered public accounting firm of the nature of the proposed services, the estimated fees (when available), and their opinions that the services will not impair the independence of the independent registered public accounting firm. The Committee's chairperson (or any Committee member if the chairperson is unavailable) may pre-approve such services in between Committee meetings, and must report to the Committee at its next meeting with respect to all services so pre-approved. The Committee pre-approved 100% of the services provided by Ernst & Young LLP during 2011 and 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

              The United States securities laws require our executive officers, directors, and greater than 10% shareholders to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Based solely upon a review of these reports furnished to us during and with respect to 2011, or written representations that no Form 5 reports were required, we believe that each of those persons filed, on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS
FOR 2013 ANNUAL MEETING

              To be considered for inclusion in our proxy materials relating to the 2013 annual meeting of shareholders, eligible shareholders must submit proposals that comply with relevant SEC regulations no later than December 6, 2012. To introduce other new business at the 2013 annual meeting, you must provide written notice to us no earlier than the close of business on February 1, 2013 and no later than the close of business on March 3, 2013, and comply with the advance notice provisions of our Bylaws. If we are not notified of a shareholder proposal by March 3, 2013, then the proxies held by our management may provide the discretion to vote against such shareholder proposal, even though the proposal is not discussed in our proxy materials sent in connection with the 2013 annual meeting of shareholders.

              Shareholder proposals should be mailed to Corporate Secretary, Dollar General Corporation, 100 Mission Ridge, Goodlettsville, TN 37072. Shareholder proposals that are not included in our proxy materials will not be considered at any annual meeting of shareholders unless such proposals have complied with the requirements of our Bylaws.

Appendix A

AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN
FOR KEY EMPLOYEES OF DOLLAR GENERAL CORPORATION
AND ITS AFFILIATES

              This Amended and Restated 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates (the "Plan") is effective as provided in Section 14 herein.

              WHEREAS, the Board of Directors of Dollar General Corporation initially approved the 2007 Stock Incentive Plan for Key Employees of Dollar General Corporation and its Affiliates as of July 6, 2007, and the Board subsequently amended such plan on May 29, 2008, and the shareholders approved an amended and restated plan on October 23, 2009; and

              WHEREAS, the Plan is hereby amended and restated in its entirety as follows:

1.
Purpose of Plan

              The Plan is designed:

              (a)         to promote the long term financial interests and growth of Dollar General Corporation (the "Company") and its Subsidiaries by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

              (b)         to motivate management personnel by means of growth-related incentives to achieve long range goals; and

              (c)          to further the alignment of interests of Participants with those of the shareholders of the Company through opportunities for increased stock or stock-based ownership in the Company.

2.
Definitions

              As used in the Plan, the following words shall have the following meanings:

              (a)         "Affiliate" means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

              (b)         "Award" means an award made to a Participant pursuant to the Plan and described in Section 6, including, without limitation, an award of a Stock Option, Stock Appreciation Right, Other Stock-Based Award or Dividend Equivalent Right (as such terms are defined in Section 6), or any combination of the foregoing.

              (c)          "Award Agreement" means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

              (d)         "Beneficial Owner" means a "beneficial owner", as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

              (e)         "Board" means the Board of Directors of the Company.

              (f)          "Change in Control" is defined either under clause (1) or (2) below:

                             (1)         for as long as investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (together the "Sponsors") and its Affiliates hold the ability to elect (or cause to be elected) a majority of the members of the Board, a "Change in Control" shall occur upon, whether in one or a series of related transactions, (i) the sale of all or substantially all of the assets of Buck Holdings, L.P. or the Company and its subsidiaries to any Person (or group of Persons acting in concert), other than to (x) the Sponsors or their Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by the Company, the Sponsors or their respective Affiliates or other

Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company, the Sponsors or their respective Affiliates; or (ii) a merger, recapitalization or other sale by the Company, the Sponsors (indirectly) or any of their respective Affiliates, to a Person (or group of Persons acting in concert) of Common Stock or other voting securities of the Company that results in more than 50% of the Common Stock or other voting securities of the Company (or any resulting company after a merger) being held, directly or indirectly, by a Person (or group of Persons acting in concert) that is not Controlled by (x) the Sponsors or their Affiliates or (y) an employee benefit plan (or trust forming a part thereof) maintained by the Company, the Sponsors or their respective Affiliates or other person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company, the Sponsors or their respective Affiliates; in any event, which results in the Sponsors and its Affiliates or such employee benefit plan ceasing to hold the ability to elect (or cause to be elected) a majority of the members of the Board.

For purposes of this definition, "controlled by" means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

                             (2)          after such time as the Sponsors and their Affiliates hold the ability to elect (or cause to be elected) a majority of the members of the Board for any reason, the definition in clause (1) above shall cease to be applicable, and thereafter a "Change in Control" shall occur upon any of the following events: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person (or group of Persons acting in concert) other than any of the Company or its Affiliates (collectively, the "Permitted Holders"); (ii) any Person (or group of Persons acting in concert), other than the Permitted Holders, is or becomes the Beneficial Owner (except that a Person shall be deemed to be a "Beneficial Owner" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; (iii) a reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the entity resulting from such Corporate Transaction (or the parent of such entity) are held subsequent to such transaction by the Person or Persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction; or (iv) during any rolling twenty-four (24) month period looking back from any given date, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (any such director, an "Incumbent Director") cease for any reason to constitute a majority of the Board on the date of determination thereof; provided, that, no individual shall be an Incumbent Director who is elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board. For purposes of this definition, the term "Beneficial Owner" is as defined in Rule 13d-3 under the Exchange Act.

              (g)         "Code" means the United States Internal Revenue Code of 1986, as amended.

              (h)         "Committee" means the Compensation Committee of the Board (or, if no such committee is appointed, the Board), or any authorized subcommittee of the Committee, as applicable.

              (i)          "Common Stock" or "Share" means the common stock, par value $0.875 per share, of the Company, which may be authorized but unissued, or issued and reacquired.

              (j)          "Employee" means a person, including an officer, in the regular employment of the Company or any other Service Recipient who, in the opinion of the Committee, has or is expected to have involvement in the management, growth or protection of some part or all of the business of the Company or any other Service Recipient.

              (k)         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (l)          "Fair Market Value" means, on a per Share basis, the fair market value of the Common Stock on any given date determined as follows: (i) if there is a public market for the Shares on such date, the closing trading price of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or (ii) if there is no public market for the Shares on such date, the Fair Market Value shall be the fair market value of the Shares as determined reasonably and in good faith by the Board, which shall not take into account any minority interest discount or discount for the imposition of transfer restrictions.

              (m)        "ISO" means a Stock Option that is also an incentive stock option granted pursuant to Section 6(a)(ii) of the Plan.

              (n)         "Management Stockholder's Agreement" means that certain Management Stockholder's Agreement between the applicable Participant and the Company.

              (o)         "Other Stock-Based Awards" means Other Stock-Based Awards granted pursuant to Section 6(c) of the Plan.

              (p)         "Participant" means an Employee, non-employee member of the Board, consultant or other person having a service relationship with the Company or any other Service Recipient, to whom one or more Awards have been made and remain outstanding.

              (q)         "Performance-Based Awards" shall have the meaning set forth in Section 6(c) of the Plan.

              (r)          "Person" means "person," as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

              (s)          "Public Offering" means any registered public offering of the Common Stock on the New York Stock Exchange or the Nasdaq National Market or other nationally recognized stock exchange or listing system.

              (t)          "Service Recipient" means the Company, any Subsidiary of the Company, or any Affiliate of the Company that satisfies the definition of "service recipient" within the meaning ofTreasury Regulation Section 1.409A-1(g) (or any successor regulation), with respect to which the person is a "service provider" (within the meaning of Treasury Regulation Section 1.409A-1(f) (or any successor regulation).

              (u)         "Stock Appreciation Rights" means Stock Appreciation Rights granted under Section 6(b) of the Plan.

              (v)          "Stock Options" means Stock Options granted pursuant to Section 6(a) of the Plan.

              (w)         "Subsidiary" means any corporation or other entity in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain.

3.
Shares Subject to the Plan

              Subject to adjustment as provided for in Sections 8 and 9, the total number of Shares which may be issued under the Plan is 31,142,858, no more than 4,500,000 of which shall be available for grant to any one Participant in the form of Stock Options and Stock Appreciation Rights in any given fiscal year of the Company, and no more than 1,500,000 of which shall be available for grant to any one Participant in the form of Other Stock-Based Awards in any given fiscal year of the Company. The Shares may consist, in whole or in part, of unissued Shares or issued but reacquired Shares. The issuance of Shares or the payment of cash in consideration of the substitution, cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, to the extent of the number of Shares subject to such substituted, cancelled or terminated Award; provided, however, that Shares subject to Awards that are (i) repurchased by the Company or (ii) withheld or tendered to satisfy (x) tax withholding obligations, (y) the exercise price of any Stock Option(s) or (z) the purchase price for any other Award, shall in all events immediately become available for new Awards to be granted under the Plan. Shares related to Awards or portions of Awards that are forfeited or that expire unexercised shall also immediately become available for new Awards to be granted under the Plan.

4.
Administration of Plan

              (a)         The Plan shall be administered by the (i) Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto), "independent directors" within the meaning of the New York Stock Exchange's listed company rules and "outside directors" within the meaning of Section 162(m) of the Code (or any successor section thereto), or (ii) Board acting on behalf of the Committee, in each case to the extent permitted by applicable law. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. Subject to Section 10 of the Plan, the Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan and any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan. The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). At the time an Award is made or amended in accordance with the terms of the Plan, or the terms or conditions of an Award are changed in accordance with the terms of the Plan or the Award Agreement, the Committee may provide for limitations or conditions on such Award. Any decision of the Committee (including a duly authorized subcommittee thereof) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

              (b)         Subject to the limitations imposed under Section 7(h) below, Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines.

              (c)          The Committee may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee, nor employee or representative of the Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all such members of the Committee, employees and representatives shall be fully protected and indemnified to the greatest extent permitted by applicable law by the Company with respect to any such action, determination or interpretation.

5.
Eligibility

              The Committee may from time to time make Awards under the Plan to such Employees, or other persons having a relationship with the Company or any other Service Recipient, and in such form and having such terms, conditions and limitations as the Committee may determine. The terms, conditions and limitations of each Award under the Plan shall be set forth in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan.

6.
Awards

              From time to time, the Committee will determine the forms and amounts of Awards for Participants. Such Awards may take the following forms in the Committee's sole discretion:

              (a)         Stock Options.

                             (i)          Stock Options.    These are options to purchase Common Stock ("Stock Options"). At the time of Award the Committee shall determine, and shall include in the Award Agreement, the option exercise period, the option exercise price, vesting requirements, and such other terms, conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate including, without limitation, the right to receive dividend equivalent payments on vested options. Notwithstanding the foregoing, the exercise price per Share of a Stock Option shall in no event be less than the Fair Market Value on the date the Stock Option is granted (subject to later adjustment pursuant to Sections 8 and 9 hereof). In addition to other restrictions contained in the Plan, a Stock Option granted under this Section 6(a) may not be exercised more than 10 years after the date it is granted. Payment of the Stock Option exercise price shall be made (i) in cash, (ii) with the consent of the Committee, in Shares (any such Shares valued at Fair Market Value on the date of exercise) that the Participant has held for at least six months (or such other period of time as may be required by the Company's accountants), (iii) through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Stock Option in a manner that is compliant with applicable law, or (iv) a combination of the foregoing methods, in each such case in accordance with the terms of the Plan, the Award Agreement and of any applicable guidelines of the Committee in effect at the time.

                             (ii)          ISOs.    The Committee may grant Stock Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the option exercise price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Stock Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Stock Option is intended to be an ISO. If a Stock Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Stock Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Stock Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of a Stock Option to qualify for any reason as an ISO.

                             (iii)          Attestation.    Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Stock Option exercise price of a Stock Option or taxes relating to the exercise of a Stock Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of Beneficial Ownership of such Shares, in which case the Company shall treat the Stock Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Stock Option, subject to actual receipt of such Shares (whether of the actual Share certificate or electronic delivery of such Shares).

              (b)         Stock Appreciation Rights.    The Committee may grant "Stock Appreciation Rights" (as hereinafter defined) independent of, or in connection with, the grant of a Stock Option or a portion thereof. Each Stock Appreciation Right shall be subject to such other terms as the Committee may determine. The exercise price per Share of a Stock Appreciation Right shall in no event be less than the Fair Market Value on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with a Stock Option, or a portion thereof, the Stock Option exercise price of the related Stock Option. Each "Stock Appreciation Right" granted independent of a Stock Option shall be defined as a right of a Participant, upon exercise of such Stock Appreciation Right, to receive an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share of such Stock Appreciation Right, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right. Payment of the Stock Appreciation Right shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at the Fair Market Value on the date of the payment), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Committee shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

              (c)          Other Stock-Based Awards.

                             (i)          Generally.    The Committee may grant or sell awards of Shares, awards of restricted Shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value or number of, or are in any way payable in the form of, Shares (including, without limitation, restricted stock units and bonus stock). Such "Other Stock-Based Awards" shall be in such form, and dependent on such conditions, as the Committee may determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

                             (ii)          Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 6(c) may be granted in a manner which is intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee within the time period prescribed by Section 162(m) of the Code. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (a) net earnings or net income (before or after taxes); (b) earnings per share; (c) net sales or revenue growth; (d) gross or net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) gross or operating margins; (i) productivity ratios; (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense targets; (l) margins; (m) operating efficiency; (n) customer satisfaction; (o) working capital targets; (p) economic value added; (q) volume; (r) capital expenditures; (s) market share; (t) costs; (u) regulatory ratings; (v) asset quality; (w) net worth; and (x) safety. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary or non-recurring items, as the Committee may determine in its sole discretion. The maximum amount of a Performance-Based Award granted during a calendar year to any Participant shall be, with respect to Performance-Based Awards that are denominated in Shares, 24 million. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

              (d)         Dividend Equivalent Rights.    The Committee may grant Dividend Equivalent Rights either alone or in connection with the grant of an Award. A "Dividend Equivalent Right" shall be the right to receive a payment in respect of one Share (whether or not subject to a Stock Option) equal to the amount of any dividend paid in respect of one Share held by a shareholder in the Company; provided, however, that the Company shall not grant any Dividend Equivalent Right in respect of any unearned performance Shares. Each Dividend Equivalent Right shall be subject to such terms as the Committee may determine.

7.
Limitations and Conditions

              (a)         No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

              (b)         Nothing contained herein shall affect the right of the Company or any other Service Recipient to terminate any Participant's employment or other service relationship at any time or for any reason.

              (c)          Unless otherwise permitted by the Committee at or after the time of grant of any Award, and except as shall be otherwise transferable or assignable by the Participant by will or the laws of descent and distribution, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant. No election as to benefits or exercise of any Award may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant or, after a Participant's death, by the legatees, personal representatives of the Participant or distributees of the Participant.

              (d)         Participants shall not be, and shall not have any of the rights or privileges of, shareholders of the Company in respect of any Shares purchasable or deliverable in connection with any Award unless and until certificates representing any such Shares have been issued by the Company to such Participants (or book entry representing such Shares has been made and such Shares have been deposited with the appropriate registered book-entry custodian).

              (e)         Absent express provisions to the contrary, any Award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement or severance plan of the Company or other Service Recipient and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

              (f)          Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any other Service Recipient, nor shall any assets of the Company or any other Service Recipient be designated as attributable or allocated to the satisfaction of the Company's obligations under the Plan.

              (g)         The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

              (h)         Notwithstanding any provision herein to the contrary, other than as permitted under Section 8 or 9 below, the repricing of any Stock Option or Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company's shareholders. For this purpose, a "repricing" means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of any Stock Option or Stock Appreciation Right to lower the exercise price thereof; (ii) any other action that is treated as a "repricing" under generally accepted accounting principles; and (iii) repurchasing for cash or canceling any Stock Option or Stock Appreciation Right in exchange for another Award at a time when the exercise price per Share is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with an event described in Section 8 or 9 below.

8.
Adjustments upon Certain Events.

              In the event of any Share dividend, Share split, spin-off, share combination, reclassification, recapitalization, liquidation, dissolution, reorganization, merger, Change in Control, payment of a dividend (other than a cash dividend paid as part of a regular dividend program), exchange of Shares or other corporate exchange, any equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), or other similar transaction or occurrence which affects the equity securities of the Company or the value thereof, the Committee shall (i) adjust the number and kind of shares subject to the Plan and available for or covered by Awards, (ii) adjust the share and/or exercise prices related to outstanding Awards, and/or (iii) take such other action

(including, without limitation providing for payment of a cash amount to holders of outstanding Awards), in each case as it deems reasonably necessary to address, on an equitable basis, the effect of the applicable corporate event on the Plan and any outstanding Awards, and to the extent applicable, without adverse tax consequences under Section 409A of the Code. Any such adjustment made or action taken by the Committee in accordance with the preceding sentence shall be final and binding upon holders of Awards and upon the Company.

9.
Change in Control.

              Notwithstanding Section 8 above, in the event of a Change in Control: (a) if determined by the Committee in the applicable Award Agreement or otherwise determined by the Committee in its sole discretion, any outstanding Awards then held by Participants which are unexercisable or otherwise unvested or subject to lapse restrictions may automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such Change in Control and (b) the Committee may, to the extent determined by the Committee to be permitted under Section 409A of the Code, but shall not be obligated to: (i) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Stock Options and Stock Appreciation Rights, may equal the excess, if any, of the value of the consideration (as determined in the sole discretion of the Committee) to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Stock Options or Stock Appreciation Rights over the aggregate exercise price of such Stock Options or the aggregate exercise price of such Stock Appreciation Rights, as the case may be; (ii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms and value of any affected Awards previously granted hereunder, as determined by the Committee in its sole discretion; or (iii) provide that for a period of at least ten business days prior to the Change in Control, any Stock Options or Stock Appreciation Rights shall be exercisable, to the extent applicable, as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect. For the avoidance of doubt, the Committee may apply any of the foregoing to any given outstanding Award or group or type of Awards, and shall not be required to apply any of the foregoing uniformly to all outstanding Awards.

10.
Amendment and Termination

              (a)         The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan, provided that no such action shall modify any Award in a manner that adversely impacts, other than in a de minimis manner, a Participant with respect to any outstanding Awards, other than pursuant to Sections 8, 9 or 10(c) hereof, without the Participant's consent, except as such modification is provided for or contemplated in the terms of the Award or this Plan (including Section 4(a) above).

              (b)         The Board may amend, suspend or terminate the Plan, except that no such action, other than an action under Sections 8, 9 or 10(c) hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Awards under the Plan, decrease the exercise price of outstanding Stock Options or Stock Appreciation Rights, change the requirements relating to the Committee, or extend the term of the Plan. However, no such Board action shall adversely impact, other than in a de minimis manner, a Participant with respect to any outstanding Awards, other than pursuant to Sections 8, 9 or 10(c) hereof, without the Participant's consent, except as otherwise contemplated in the terms of the Award or the Plan (including Section 4(a) above).

              (c)          This Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, (i) if, at the time of the Participant's termination of service with any Service Recipient, the Participant is a "specified employee" as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant's termination of service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of service and (ii) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, reasonably determined by the Board in consultation with the Participant, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant). Each payment made under the Plan shall be designated as a "separate payment" within the meaning of Section 409A of the Code and all references to "termination of employment" or "termination of service" shall be deemed to refer to a "separation from service" within the meaning of Section 409A of the Code.

              (d)         The Committee shall specify in, or in respect of, any Award granted hereunder on or subsequent to the Effective Date, that as a condition of receiving payment of such Award, the Participant's rights, payments, and benefits with respect to such Award shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by the Securities and Exchange Commission or any applicable national exchange, law, rule or regulation.

11.
Governing Law; International Participants

              (a)         This Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable therein.

              (b)         With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or any other Service Recipient.

12.
Transfers and Leaves of Absence

              For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among the Company and any other Service Recipient shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence or who is entitled to a statutory leave of absence shall be deemed to have remained in the employ of the Company (and other Service Recipient) during such leave of absence.

13.
Withholding Taxes

              The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise of a Stock Option that the Participant pays to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes.

14.
Effectiveness of the Plan

              This Plan as amended and restated shall be effective on the date on which the Company's shareholders approve the Plan (the "Effective Date").

Appendix B

AMENDED AND RESTATED
DOLLAR GENERAL CORPORATION
ANNUAL INCENTIVE PLAN

              This Amended and Restated Dollar General Corporation Annual Incentive Plan (the "Plan"), initially approved by the Board of Directors of Dollar General Corporation (the "Company") on March 16, 2005 and adopted by the shareholders of the Company on May 24, 2005, as further amended and approved by the shareholders of the Company on October 23, 2009, is hereby amended and restated in its entirety, effective as of the date set forth in Section 9 of the Plan below, as follows:

SECTION 1
PURPOSE

              The purpose of the Dollar General Corporation Annual Incentive Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.

SECTION 2
DEFINITIONS

              "Award" shall mean the amount granted to a Participant by the Committee for a Performance Period.

              "Board" shall mean the Board of Directors of the Company or the successor thereto.

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

              "Committee" shall mean the Compensation Committee of the Board or any subcommittee thereof which meets the requirements of Section 162(m)(4)(C) of the Code.

              "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              "Executive" shall mean any "covered employee" (as defined in Section 162(m) of the Code), any executive officer of the Company or its Subsidiaries and, in the discretion of the Committee, any other employee of the Company or its Subsidiaries.

              "Participant" shall mean, for each Performance Period, each Executive who has been selected by the Committee to participate in the Plan.

              "Performance Period" shall mean the Company's fiscal year or any shorter or longer period designated by the Committee (not to exceed five years) with respect to which an Award may be granted.

              "Plan" shall mean this Amended and Restated Dollar General Corporation Annual Incentive Plan, as amended from time to time.

              "Qualified Performance-Based Award" means an Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures.

              "Qualified Performance Measures" means one or more of the performance measures listed below upon which performance goals for certain Qualified Performance-Based Awards may be established from time to time by the Committee within the time period prescribed by Section 162(m) of the Code:

    (a)
    Net earnings or net income (before or after taxes);

    (b)
    Earnings per share;

    (c)
    Net sales or revenue growth;

    (d)
    Gross or net operating profit;

    (e)
    Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

    (f)
    Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

    (g)
    Earnings before or after taxes, interest, depreciation, and/or amortization;

    (h)
    Gross or operating margins;

    (i)
    Productivity ratios;

    (j)
    Share price (including, but not limited to, growth measures and total shareholder return);

    (k)
    Expense targets;

    (l)
    Margins;

    (m)
    Operating efficiency;

    (n)
    Customer satisfaction;

    (o)
    Working capital targets;

    (p)
    Economic Value Added;

    (q)
    Volume;

    (r)
    Capital expenditures;

    (s)
    Market share;

    (t)
    Costs;

    (u)
    Regulatory ratings;

    (v)
    Asset quality;

    (w)
    Net worth; and

    (x)
    Safety.

              "Section 162(m) Cash Maximum" means $10,000,000.

              "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

              "Service Recipient" means the Company, any subsidiary of the Company, or any affiliate of the Company that satisfies the definition of "service recipient" within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a "service provider" (within the meaning of Treasury Regulation Section 1.409A-1(or any successor regulation)).

 SECTION 3
ADMINISTRATION

              The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the maximum Awards and the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its shareholders and Participants, Executives, former Executives and their respective successors and assigns. No member of the Committee shall be eligible to participate in the Plan.

SECTION 4
DETERMINATION OF AWARDS

              (a)         Prior to the beginning of each Performance Period, or at such later time as may be permitted by applicable provisions of the Code (which, in the case of any Qualified Performance-Based Award, currently is not later than the earlier of (i) 90 days after the beginning of the period of service to which the performance goal(s) relate or (ii) the first 25% of the period of service), the Committee shall establish: (1) the Executives or class of Executives who will be Participants in the Plan; (2) for each Participant a maximum Award, which shall not exceed the Section 162(m) Cash Maximum; and (3) the performance goal(s) and Qualified Performance Measure(s) applicable to, and the method for computing the amount payable upon achievement of such performance goal(s) in connection with, any Qualified Performance-Based Award. The Qualified Performance Measures may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) (or any successor section thereto), the performance goals may be calculated without regard to extraordinary or non-recurring items, as the Committee may determine in its sole discretion.

              (b)         Following the end of each Performance Period, and before any payments are made under the Plan, the Committee shall certify in writing the satisfaction of the performance goal(s) for any Qualified Performance Measure(s) applicable to any Qualified Performance-Based Award in a manner intended to satisfy the requirements of Section 162(m).

              (c)          The Committee may reduce or eliminate the Award granted to any Participant based on factors determined by the Committee, including but not limited to, performance against budgeted financial goals and the Participant's personal performance, provided, however, that any such reduction or elimination shall not operate to increase a Qualified Performance-Based Award, or amount payable thereunder, to any Participant who is an Executive. The Committee may not increase a Qualified Performance-Based Award, or amount payable thereunder, granted to a Participant who is an Executive.

SECTION 5
PAYMENT OF AWARDS

              Each Participant shall be eligible to receive payment of the Award in cash, as soon as practicable after the amount of such Participant's Award for a Performance Period has been determined, but in no event later than the 15th day of the third calendar month following the end of the fiscal year in respect of which such Awards were earned. Subject to the provisions of Section 8(g) hereof, payment of the award may be deferred in accordance with a written election by the Participant in accordance with the terms of the Company's CDP/SERP Plan, as such Plan may be amended and/or restated from time to time.

SECTION 6
AMENDMENTS

              The Committee may amend the Plan at any time and from time to time, provided that no such amendment that would require the consent of the shareholders of the Company pursuant to Section 162(m) of the Code, NYSE listing rules or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent. No amendment which adversely affects a Participant's rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing.

SECTION 7
TERMINATION

              The Committee may terminate this Plan at any time but in no event shall the termination of the Plan adversely affect the rights of any Participant to a previously granted Award without such Participant's written consent.

SECTION 8
OTHER PROVISIONS

              (a)         No Executive or other person shall have any claim or right to be granted an Award under this Plan until such Award is actually granted. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive any right to be retained in the employ of the Company. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Executives under any other plan, agreement or arrangement.

              (b)         The rights and benefits of a Participant hereunder are personal to the Participant and, except for payments made following a Participant's death, shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

              (c)          Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

              (d)         The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

              (e)         All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Tennessee without regard to principles of conflict of laws.

              (f)          No member of the Committee or the Board, and no officer, employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

              (g)         The Plan is intended to comply with Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code ("Section 409A"). Notwithstanding anything herein to the contrary, if at the time of the Participant's termination of employment with any Service Recipient the Participant is a "specified employee" as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A until the date that is six months and one day following the Participant's termination of employment with all Service Recipients (or the earliest date as is permitted under Section 409A), if such payment or benefit is payable upon a termination of employment. Each payment made under the Plan shall be designated as a "separate payment" within the meaning of Section 409A.

              (h)         The Committee shall specify in, or in respect of, any Award granted hereunder on or after the Effective Date, that as a condition of receiving payment of the Award, the Participant's rights, payments, and benefits with respect to such Award shall be subject to any reduction, cancellation, forfeiture or recoupment, in whole or in part, upon the occurrence of certain specified events, as may be required by the Securities and Exchange Commission or any applicable national exchange, law, rule or regulation.

SECTION 9
EFFECTIVE DATE

              The Plan shall be effective upon the date the Plan is approved by the shareholders of the Company (the "Effective Date").

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000138012_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Raj Agrawal 02 Warren F. Bryant 03 Michael M. Calbert 04 Richard W. Dreiling 05 Adrian Jones 06 William C. Rhodes, III 07 David B. Rickard DOLLAR GENERAL CORP ATTN:INVESTOR RELATIONS 100 MISSION RIDGE GOODLETTSVILLE, TN 37072 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 31, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 31, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 To approve Dollar General Corporation's Amended and Restated 2007 Stock Incentive Plan. 3 To approve Dollar General Corporation's Amended and Restated Annual Incentive Plan. 4 To ratify Ernst & Young LLP as the independent registered public accounting firm for fiscal 2012. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000138012_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is are available at www.proxyvote.com . DOLLAR GENERAL CORPORATION Proxy solicited by and on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on June 1, 2012 The undersigned shareholder of Dollar General Corporation, a Tennessee corporation ( the "Company"), hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement dated April 5, 2012, and hereby appoints Susan S. Lanigan and Christine L. Connolly, or either of them, proxies each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all shares of common stock of the Company that the shareholder is entitled to vote at the annual meeting of shareholders of the Company to be held June 1, 2012 at 9:00 A.M., Central Time, in the Goodlettsville City Hall Auditorium, located at 105 South Main Street, Goodlettsville, Tennessee, and at any adjournment(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees for director in Proposal 1, FOR Proposals 2, 3, and 4, and in the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment(s) thereof. Continued and to be signed on reverse side